UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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AMARIN CORPORATION PLC

(Name of Registrant as Specified In Its Charter)

N/A

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2 Pembroke House

Upper Pembroke Street 28-32, Dublin 2, Ireland

(Registered in England & Wales under Company No. 2353920)

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of Amarin Corporation plc, a company registered in England and Wales (the “Company”), will be held at The Shelbourne Hotel, 27 St. Stephen’s Green, Dublin 2, Ireland on July 9, 2013 at 8:00 a.m. local time for the purpose of considering and, if thought fit, passing the following resolutions, of which Resolutions 1 to 6 will be proposed as ordinary resolutions and Resolution 7 will be proposed as a special resolution:

As Ordinary Business

1.	To re-elect Mr. Joseph S. Zakrzewski as a director;

2.	To re-elect Ms. Kristine Peterson as a director;

3.	To elect Mr. David Stack as a director;

4.	To hold an advisory (non-binding) vote to approve the compensation of the Company’s “named executive officers” as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in the enclosed Proxy Statement;

5.	To hold an advisory (non-binding) vote to approve the directors’ remuneration report for the fiscal year ended December 31, 2012; and

6.	To appoint Deloitte & Touche LLP as auditors of the Company to hold office until the conclusion of the next general meeting at which accounts are laid before the Company and to authorize the audit committee of the board of directors of the Company to fix the auditors’ remuneration.

As Special Business

7.	To amend the Company’s Articles of Association to remove a borrowing limitation on the Company by deleting Articles 143(b) to (e) (inclusive).

Additional Business

As a public limited company organized under the laws of England and Wales, it is a statutory requirement that the Board lay before the Annual General Meeting the Company’s statutory accounts, which are the annual report and the accounts for the financial year ended December 31, 2012 prepared in accordance with International Financial Reporting Standards (the “Statutory Accounts”). The Company does not expect that other items of business will be considered at the Annual General Meeting.

Only shareholders who held shares at the close of business on the record date, April 22, 2013, may vote at the Annual General Meeting, including any adjournment or postponement thereof. The accompanying Proxy Statement more fully describes the details of the business to be conducted at the Annual General Meeting. After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote FOR each director nominee and FOR each other proposal described in the Proxy Statement.

The Company’s principal executive offices are located at 2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland. The registered office of Amarin Corporation plc is One New Change, London EC4M 9AF, England. A copy of the Company’s Annual Report for the year ended December 31, 2012, which contains audited consolidated financial statements, prepared in accordance with U.S. generally accepted accounting principles, and other information, accompanies this Notice and the enclosed Proxy Statement.

We look forward to seeing you at the Annual General Meeting.

Sincerely,

/s/ Joseph S. Zakrzewski

Joseph S. Zakrzewski

Chairman and Chief Executive Officer

April —, 2013

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL GENERAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD USING THE ENCLOSED RETURN ENVELOPE, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE REPRESENTED BY AMERICAN DEPOSITARY SHARES AND HELD ON DEPOSIT BY CITIBANK, N.A., AS DEPOSITARY, OR IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO HAVE YOUR VOTES CAST AT THE MEETING, YOU MUST OBTAIN, COMPLETE AND TIMELY RETURN A PROXY CARD ISSUED IN YOUR NAME FROM THAT INTERMEDIARY IN ACCORDANCE WITH ANY INSTRUCTIONS PROVIDED THEREWITH.

PROXY STATEMENT FOR

2013 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 9, 2013

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Amarin Corporation plc, a public limited company registered in England & Wales (“Amarin” or the “Company”) for use at the Company’s 2013 Annual General Meeting of shareholders to be held at The Shelbourne Hotel, 27 St. Stephen’s Green, Dublin 2, Ireland, on July 9, 2013, at 8:00 a.m. local time for the purpose of considering and, if thought fit, passing the resolutions specified in the Notice of Annual General Meeting. This proxy statement is being mailed to shareholders on or about May —, 2013.

For a proxy to be effective, it must be properly executed and dated and lodged (together with a duly signed and dated power of attorney or other authority (if any) under which it is executed (or a notarially certified copy of such power of attorney or other authority)) at the offices of the Company’s registrars, Equiniti of Aspect House, Spencer Road, Lancing, West Sussex, UK BN99 6DA (the “Registrars”) so as to be received by 8:00 a.m. local time on July 7, 2013. Each proxy properly tendered will, unless otherwise directed by the shareholder, be voted FOR the proposals subject to a binding vote, FOR the nominees described in this Proxy Statement and at the discretion of the proxy holder(s) with regard to all other matters that may properly come before the meeting.

The Company will pay all of the costs of soliciting proxies. We will provide copies of our proxy materials to the depositary for our American Depositary Shares (Citibank, N.A.), brokerage firms, fiduciaries and custodians for forwarding to beneficial owners and will reimburse these persons for their costs of forwarding these materials. We have engaged Georgeson Shareholder Communications Inc. to assist us in the distribution and solicitation of proxies for a fee of $9,000 plus expenses. Our directors, officers and employees may also solicit proxies; however, we will not pay them additional compensation for any of these services. Proxies may be solicited by telephone, facsimile, or personal solicitation.

Shares Outstanding and Voting Rights

Amarin is registered in England & Wales and therefore subject to the Companies Act 2006 (the “Companies Act”), which, together with the Articles of Association of the Company (the “Articles “), governs the processes for voting at Annual General Meetings. There are a number of differences between English and U.S. law in relation to voting. At the Annual General Meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is demanded by (a) the chairman, (b) at least two shareholders entitled to vote at the meeting, (c) a shareholder or shareholders representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting (excluding any voting rights attached to shares that are held as treasury shares) or (d) a shareholder or shareholders holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right (excluding any shares in the Company conferring a right to vote at the meeting that are held as treasury shares).

Only holders of record of our ordinary shares of £0.50 each (“Ordinary Shares”) at the close of business on April 22, 2013 (the “Record Date”), are entitled to notice of and to vote at the Annual General Meeting. On the Record Date, approximately — Ordinary Shares were issued and — were outstanding, of which approximately — were held in the name of Citibank, N.A. (the “Depositary”), which issues Company-sponsored American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) which, in turn, each represent one Ordinary Share. With respect to all matters to be voted on at the Annual General Meeting, each shareholder present has only one vote unless demand is made for a vote on a poll (in which case each shareholder gets one vote per ordinary share held). The presence, in person or by proxy, of at least two shareholders who hold shares as of the Record Date will constitute a quorum for the transaction of business at the Annual General Meeting. At any adjournment of the Annual General Meeting, if a quorum is not present within fifteen minutes from the time appointed for such meeting, one person entitled to be counted in a quorum present at the adjournment shall be a quorum.

Persons who hold Ordinary Shares directly on the Record Date (“record holders”) must return a proxy card or attend the Annual General Meeting in person in order to vote on the proposals. Persons who own Ordinary Shares indirectly on the Record Date through a brokerage firm, bank or other financial institution, including persons who own Ordinary Shares in the form of ADSs through the Depositary (“beneficial owners”), must return a voting instruction form to have their shares or the shares underlying their ADSs, as the case may be, voted on their behalf. Brokerage firms, banks or other financial institutions that do not receive voting instructions from beneficial owners may either vote these shares on behalf of the beneficial owners or return a proxy leaving these shares un-voted (a “broker non-vote”). ADR holders are not entitled to vote directly at the Annual General Meeting, but an Amended and Restated Deposit Agreement dated as of November 4, 2011, or Deposit Agreement, exists between the Depositary and the holders of ADRs pursuant to which registered holders of ADRs as of the record date are entitled to instruct the Depositary as to the exercise of voting rights pertaining to the Ordinary Shares so represented. The Depositary has agreed that it will endeavor, insofar as practicable, to vote (in person or by delivery to the Company of a proxy) the Ordinary Shares registered in the name of Citibank, N.A., in accordance with the instructions of the ADR holders. In the event that the instruction card is executed but does not specify the manner in which the Ordinary Shares represented are to be voted (i.e., by marking a vote “FOR”, “AGAINST” or any other option), the Depositary will vote in respect of each proposal as recommended by the Board which is described in the Notice of Annual General Meeting. Instructions from the ADR holders must be sent to the Depositary so that the instructions are received by no later than 10:00 a.m. New York time on July 2, 2013 (the “Instruction Date”).

The Company has retained Equiniti of Aspect House to hold and maintain its register of members. Equiniti of Aspect House will be engaged by the Company to send proxy forms to all registered members appearing on that register and to take delivery of completed proxy forms posted to it in accordance with the details above.

Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. The required vote for each of the proposals expected to be acted upon at the Annual General Meeting is described below:

Ordinary Resolutions

Proposals No. 1 to No. 3—Election of directors. Each director nominated for election is elected if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of such director or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of such director. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Proposal No. 4—Advisory (non-binding) vote to approve the Company’s executive compensation. This advisory proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Proposal No. 5—Advisory (non-binding vote) on to approve the Directors’ Remuneration Report for the Fiscal Year Ended December 31, 2012. This advisory proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Proposal No. 6—Approval of independent registered public accounting firm. This proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Special Resolution

Proposal No. 7—Approval of an amendment to the Company’s Articles of Association to remove borrowing limitation. Approval of this proposal requires (i) on a show of hands, the affirmative vote of at least 75% of the holders of shares present at the meeting in person or by proxy and voting on the proposal or (ii) on a poll, the affirmative vote of at least 75% of the shares present at the meeting in person or by proxy and voting on the proposal. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

We encourage you to vote by proxy by mailing an executed proxy card. By voting in advance of the meeting, this ensures that your shares will be voted and reduces the likelihood that the Company will be forced to incur additional expenses soliciting proxies for the Annual General Meeting. Any record holder of our Ordinary Shares may attend the Annual General Meeting in person and may revoke the enclosed form of proxy at any time by:

•	executing and delivering to the corporate secretary a later-dated proxy; or

•	voting in person at the Annual General Meeting.

Beneficial owners of our Ordinary Shares and holders of ADSs representing our Ordinary Shares who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution or the Depositary, as applicable, for information on how to do so. Generally, however, beneficial owners of our Ordinary Shares and holders of ADSs representing our Ordinary Shares who wish to change or revoke their voting instructions may do so up until 10:00 a.m. New York Time on the Instruction Date. Beneficial owners who wish to attend the Annual General Meeting and vote in person should contact their brokerage firm, bank or other financial institution holding Ordinary Shares of Amarin on their behalf in order to obtain a “legal proxy,” which will allow them to both attend the meeting and vote in person. Without a legal proxy, beneficial owners cannot vote at the Annual General Meeting because their brokerage firm, bank or other financial institution may have already voted or returned a broker non-vote on their behalf. Record holders of ADSs representing our Ordinary Shares who wish to attend the Annual General Meeting and vote in person should contact the Depositary (and beneficial owners wishing to do the same should contact their brokerage firm, bank or other financial institution holding their ADSs) to cause their ADSs to be cancelled and the underlying shares to be withdrawn in accordance with the terms and conditions of the Deposit Agreement so as to be recognized by us as a record holder of our Ordinary Shares.

PROPOSALS NO. 1 TO NO. 3

ELECTION OF DIRECTORS

The Articles provide that, at every annual general meeting, at least one-third of the directors at the time shall retire from office (or, if the number of directors at the time is not a multiple of three, then the number nearest to but not exceeding one-third shall retire from office). The directors elected at the Annual General Meeting will hold office until their successors are elected and qualified, unless they resign or their seats become vacant due to death, removal, or other cause in accordance with the Articles.

As described below, the Board has nominated Mr. Zakrzewski and Ms. Peterson for re-election at the Annual General Meeting. Each of the nominees have indicated his or her willingness to serve if elected. Should any of the nominees become unavailable for election at the Annual General Meeting, the persons named on the enclosed proxy as proxy holders may vote all proxies given in response to this solicitation for the election of a substitute nominee chosen by the Board.

The Articles also provide that any director appointed to the Board since the 2012 Annual General Meeting shall only hold office until the 2013 Annual General Meeting and shall then be eligible for re-election (but shall not be taken into account in determining the directors who are to retire by rotation at the 2013 Annual General Meeting).

As described below, Mr. Stack was appointed to the Board in December 2012 and will stand for election at the Annual General Meeting. Mr. Stack has indicated his willingness to serve if elected. Should Mr. Stack become unavailable for election at the Annual General Meeting, the persons named on the enclosed proxy as proxy holders may vote all proxies given in response to this solicitation for the election of a substitute nominee chosen by the Board.

Each of Dr. Joseph Anderson and Dr. Carl Gordon have informed the Company that they will retire from the Board and all committees of the Board at the Annual General Meeting. Doctors Anderson and Gordon are each expected to continue to serve until, and will retire immediately following, the close of the Annual General Meeting.

Nomination of Directors

The Nominating and Corporate Governance Committee, which acts as the Company’s nominating committee, reviews and recommends to the Board potential nominees for election to the Board. In reviewing potential nominees, the Nominating and Corporate Governance Committee considers the qualifications of each potential nominee in light of the Board’s existing and desired mix of experience and expertise. Specifically, the Nominating and Corporate Governance Committee considers the following minimum criteria: whether the nominee has experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing; whether the nominee is highly accomplished in his or her field, with superior credentials and recognition; whether the nominee is well regarded in the community and has a long-term reputation for the highest ethical and moral standards; whether the nominee has sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; whether the nominee has a demonstrated history of actively contributing at board meetings (to the extent that the nominee serves or has previously served on other boards). These criteria are set forth in our Nominating and Corporate Governance Committee Charter. In addition to these minimum qualifications, the Nominating and Corporate Governance Committee recommends that the Board select persons for nomination to help ensure that: a majority of the Board shall be independent in accordance with NASDAQ rules; each of the Company’s Audit, Remuneration and Nominating and Corporate Governance Committees shall be comprised entirely of independent directors; and at least one member of the Audit Committee shall qualify as an audit committee financial expert as defined by SEC rules. In addition, the Nominating and Corporate Governance Committee may consider whether the nominee has direct experience in the pharmaceutical, biotechnology or healthcare industries or in the markets in which the Company operates and whether the nominee, if elected, would assist in achieving a mix of Board members that represents a diversity of background and experience. Although the Nominating and Corporate Governance Committee may consider whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, which is not only limited to race, gender or national origin, we have no formal policy regarding board diversity.

After reviewing the qualifications of potential Board candidates, the Nominating and Corporate Governance Committee presents its recommendations to the Board, which selects the final director nominees. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board nominated Mr. Zakrzewski and Ms. Peterson for re-election as directors and Mr. Stack for election as a director.

The Nominating and Corporate Governance Committee considers shareholder nominees using the same criteria set forth above. Shareholders who wish to present a potential nominee to the Nominating and Corporate Governance Committee for consideration for election at a future annual general meeting of shareholders must provide the Nominating and Corporate Governance Committee with notice of the nomination and certain information regarding the candidate within the time periods set forth below under the caption “Shareholder Proposals.”

Nominees and Incumbent Directors

The Nominating and Corporate Governance Committee has recommended, and the Board has nominated, Mr. Zakrzewski and Ms. Peterson to be re-elected and Mr. Stack to be elected directors at the Annual General Meeting. The following table sets forth the following information for these nominees and the Company’s continuing directors: the year each was first elected a director of the Company, their respective ages and the positions currently held with the Company:

Nominee / Director Name and Year First Became a Director	Age	Position(s) with the Company
Nominees for Director:
Joseph S. Zakrzewski (2010)	50	Chief Executive Officer, Chairman of the Board of Directors
Kristine Peterson (2010)	53	Director
David Stack (2012)	62	Director

Continuing Directors:
Lars G. Ekman, M.D., Ph.D. (2008)	63	Director
James I. Healy, M.D., Ph.D. (2008)	48	Director
Jan van Heek (2010)	63	Director
Patrick J. O’Sullivan (2011)	71	Director

Directors Nominated for Election

The following persons have been nominated by the Board to be elected as directors at the 2013 Annual General Meeting.

Joseph S. Zakrzewski was appointed as Executive Chairman of our Board of Directors effective January 2010, was appointed as our Chief Executive Officer effective November 10, 2010, and became Chairman of our Board of Directors effective October 20, 2011 in connection with his joining Amarin on a full-time basis. From May 2007 to May 2010, Mr. Zakrzewski served as President and Chief Executive Officer of Xcellerex, a privately held company focusing on commercializing its proprietary next generation manufacturing technology for biotherapeutics and from January 2005 to May 2007, Mr. Zakrzewski served as the Chief Operating Officer of Reliant Pharmaceuticals. From 1988 to 2004, Mr. Zakrzewski served in a variety of positions at Eli Lilly and

Company including as Vice President, Corporate Business Development from 2003 through 2004. In addition, Mr. Zakrzewski served as a Venture Partner with Orbimed, the world’s largest healthcare-dedicated investment firm, in 2010 and 2011. Mr. Zakrzewski also serves on the Board of Directors of Acceleron Pharma and Insulet Corporation. Mr. Zakrzewski earned a BS in Chemical Engineering and an MS in Biochemical Engineering from Drexel University as well as an MBA in Finance from Indiana University. The Board has concluded that Mr. Zakrzewski should serve on our Board based on his knowledge of our Company gained from his position as Chief Executive Officer and his substantial experience serving as an executive officer of other pharmaceutical companies, as well as Mr. Zakrzewski’s service as a member of boards of directors of other pharmaceutical companies.

Kristine Peterson joined Amarin as a non-executive director in November 2010. Ms. Peterson has more than 27 years of pharmaceutical industry experience, including 20 years at Bristol-Myers Squibb, where she was responsible for sales, marketing and general management in a variety of therapeutic areas, including leading the cardiovascular and metabolic disease business unit. She is currently, and has been since June 2009, Chief Executive Officer at Valeritas, Inc., a medical technology company committed to the development and commercialization of innovative drug delivery solutions, with its lead product for the treatment of diabetes. Prior to joining Valeritas, Ms. Peterson was Company Group Chair for the biotech business at Johnson & Johnson from May 2006 through June 2009, was an Executive Vice President at Johnson & Johnson from August 2004 through May 2006 and was Senior Vice President of commercial operations at Biovail Corporation from May 2003 to August 2004. Ms. Peterson is currently a director of Valeritas, Inc., ImmunoGen, Inc. the Biotechnology Industry Organization and the Greater Philadelphia Life Sciences Congress. Ms. Peterson has an MBA degree in Marketing from the University of Illinois. Based on Ms. Peterson’s experience within the pharmaceutical industry and her executive experience, specifically her experience as an executive officer at other companies in the biotechnology industry, as well as her service on other boards of directors in the biotechnology industry, the Board believes Ms. Peterson has the appropriate set of skills to serve as a member of our Board.

David Stack joined Amarin as a non-executive director in December 2012. Mr. Stack is currently the President and Chief Executive Officer of Pacira Pharmaceuticals, Inc. Mr. Stack has been a managing director of MPM Capital since 2005 and a managing partner of Stack Pharmaceuticals, Inc. since 1998. From 2001 to 2004, he was President and Chief Executive Officer of The Medicines Company. Previously, Mr. Stack was President and General Manager at Innovex, Inc. He was Vice President, Business Development/Marketing at Immunomedics from 1993 until 1995. Prior to that, he was with Roche Laboratories from 1981 until 1993, in various positions including therapeutic world leader in infectious disease and director, business development and planning, infectious disease, oncology, and virology. He currently serves as a member of the board of directors of Pacira Pharmaceuticals, Inc., PepTx, Inc. and Medivo, Inc. He was a member of the boards of directors of Molecular Insight Pharmaceuticals, Inc. from 2006 to 2010 and BioClinica, Inc. from 1999 to 2010. Mr. Stack holds a B.S. in pharmacy from Albany College of Pharmacy and a B.S. in Biology from Siena College. We believe Mr. Stack's qualifications to sit on our board of directors include his extensive experience with pharmaceutical companies, his financial expertise and his years of experience providing strategic and financial advisory services to pharmaceutical and biotechnology organizations.

Directors Continuing in Office

Lars G. Ekman, M.D., Ph.D. joined Amarin as a non-executive director in November 2008, and was named Amarin’s lead independent director in October 2011. With more than 28 years of experience in the pharmaceutical industry, Dr. Ekman is currently an executive partner at Sofinnova Ventures and serves as Executive Chairman of Sophiris Bio Inc. (formerly Protox Therapeutics) as well as Chairman of Prothena Biosciences. From October 2008 to 2011 he served as Co-Founder and Chief Executive Officer of Cebix Inc. He was Executive Vice President and President of Global Research and Development at Elan Corporation plc, from January 2001 to December 2007. Prior to joining Elan, he was Executive Vice President, Research and Development at Schwarz Pharma AG from February 1997 to December 2000, and prior to that was employed in a variety of senior scientific and clinical functions at Pharmacia, now Pfizer. Dr. Ekman also sits on the Board of

Directors of InterMune Inc. and Ocera Therapeutics. Dr. Ekman is a board-certified surgeon with a Ph.D. in experimental biology and has held several clinical and academic positions in both the United States and Europe. He obtained his Ph.D. and M.D. from the University of Gothenburg, Sweden. Based on Dr. Ekman’s experience within the pharmaceutical industry and his executive experience, specifically his experience as Chief Executive Officer and other executive positions in the biotechnology industry, as well as his service on boards of directors in the biotechnology industry, the Board believes Dr. Ekman has the appropriate set of skills to serve as a member of our Board.

James I. Healy, M.D., Ph.D. joined Amarin as a non-executive director in May 2008 pursuant to a Management Rights Agreement entered into in connection with Sofinnova Ventures’ investment in the Company. Dr. Healy joined Sofinnova Ventures as a General Partner in 2000. Dr. Healy was a founding investor and board member of Cellective Therapeutics, Inc. (acquired by MedImmune, Inc.), CoTherix, Inc. (acquired by Actelion Ltd.), Novacea, Inc. and Intermune, Inc. He also serves on the boards of directors of several private companies. In the pharmaceutical industry, Dr. Healy held positions at Bayer Pharmaceuticals (Miles) and ISTA Pharmaceuticals prior to its initial public offering. He began his private equity career at Sanderling Ventures. Dr. Healy earned B.A. degrees in Molecular Biology and Scandinavian Studies from the University of California at Berkeley, where he graduated with Distinction in General Scholarship, Honors, and received a Departmental Citation. He received his M.D. from Stanford University’s School of Medicine through the Medical Scientist Training Program, and earned his Ph.D. in Immunology from Stanford University, where he was a Beckman Scholar and received a bursary award from the Novartis Foundation. Dr. Healy is an active member of the BIO-NVCA Working Group. Dr. Healy serves on the Board of Directors of Anthera Pharmaceuticals, Inc., Hyperion Therapeutics, Inc., Durata Therapeutics Inc. and InterMune, Inc., as well as the following private companies: InteKrin Therapeutics, Inc.; KaloBios Pharmaceuticals, Inc.; and Sorbent Therapeutics. Based on Dr. Healy’s extensive experience as a director of numerous biopharmaceutical companies, his prior positions with pharmaceutical companies and his medical training, the Board has determined that Dr. Healy possesses the necessary attributes to serve on our Board.

Jan van Heek joined Amarin as a non-executive director effective February 2, 2010. He is currently a Principal and Partner at BioPoint Group, where he advises biotechnology and other healthcare companies in commercial strategy development, financing and business development. Prior to establishing BioPoint, Mr. van Heek spent more than 18 years at Genzyme Corporation, most recently as an Executive Vice President and Senior Advisor to the CEO and senior management team. Mr. van Heek is currently a board member of PanGenetics BV in the Netherlands and was a board member and Chairman of the Audit Committee of ViaCell Corporation, a U.S. public company, from 2002 until it was sold to Perkin Elmer Corporation in 2007. He received an MBA degree from St. Gallen University in Switzerland and an executive degree from Stanford Business School. Based on Mr. van Heek’s experience within the biotechnology industry and his executive experience, specifically his experience in executive officer positions at other companies in the biotechnology industry, as well as his service on other boards of directors, the Board believes Mr. van Heek has the appropriate set of skills to serve as a member of our Board.

Patrick J. O’Sullivan joined Amarin as a non-executive director in December 2011. Mr. O’Sullivan has more than 40 years of pharmaceutical industry experience, including more than 30 years as Chief Executive Officer and member of the Board of Directors of the LEO Pharma companies in Ireland and more than 10 years as a member of the Board of Directors of the parent company of the LEO Pharma Group in Denmark. Since 2007 Mr. O’Sullivan has been a business consultant to the pharmaceutical industry, and he currently serves as a member of the Board of Directors of Warner Chilcott Plc. Mr. O’Sullivan is a registered pharmacist who earned Bachelor of Commerce and Masters of Business Administration degrees from University College in Dublin. Mr. Sullivan’s experience from serving as an officer director of various companies within the pharmaceutical industry, as well as his educational training in business administration, make him a valuable member of our Board.

Vote Required

Each director nominated for election will be elected if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of such director or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of such director. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then FOR the election of all the nominees named in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES IDENTIFIED ABOVE.

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

As recommended by our shareholders at our 2011 Annual General Meeting and subsequently approved by our Board of Directors, we give our shareholders the opportunity to cast an advisory (non-binding) vote on executive compensation each year (a so-called “say-on-pay” vote). At the 2012 Annual General Meeting, the Company’s shareholders supported the say-on-pay vote with nearly 98% of the votes cast on the proposal.

The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s “named executive officers,” as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. The advisory vote on executive compensation is not a vote on the Company’s general compensation policies, compensation of the Company’s Board of Directors, or the Company’s compensation policies as they relate to risk management. Our philosophy in setting compensation policies for executive officers has two fundamental objectives: (1) to attract and retain a highly skilled team of executives and (2) to align our executives’ interests with those of our shareholders by rewarding short-term and long-term performance and tying compensation to increases in shareholder value. The Remuneration Committee believes that executive compensation should be directly linked both to continuous improvements in corporate performance (so-called “pay for performance”) and accomplishments that are expected to increase shareholder value. The Compensation Discussion and Analysis section herein provides a more detailed discussion of the executive compensation program and compensation philosophy.

The vote under this Proposal No. 4 is advisory, and therefore not binding on the Company, the Board or our Remuneration Committee. However, our Board, including our Remuneration Committee, values the opinions of our shareholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Shareholders will be asked at the Annual General Meeting to approve the following resolution pursuant to this Proposal No. 4:

“RESOLVED, that the shareholders of the Company vote in favor of a non-binding, advisory vote approving the compensation of the Company’s ‘named executive officers.’”

Vote Required

This advisory proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4.

PROPOSAL NO. 5

ADVISORY VOTE ON THE DIRECTORS’ REMUNERATION REPORT FOR

THE YEAR ENDED DECEMBER 31, 2012

The Board wishes to obtain from the shareholders their approval of the Directors’ Remuneration Report for the year ended December 31, 2012, which is attached to this Proxy Statement as Annex A. The Directors’ Remuneration Report has been approved by the Board and, in accordance with U.K. legal requirements, a resolution to approve the Directors' Remuneration Report is required to be put to shareholders (although such resolution is advisory only). The report will be delivered to Companies House in the United Kingdom.

Because your vote is advisory, it will not be binding upon the Company, the Board or the Remuneration Committee. The Board and the Remuneration Committee value the opinions of the shareholders. To the extent that there is any significant vote against the compensation of our executive officers, we will consider shareholders’ concerns, and the Remuneration Committee will evaluate whether any actions are necessary to address those concerns.

Shareholders will be asked at the Annual General Meeting to approve the following resolution pursuant to this Proposal No. 5:

“RESOLVED, to approve the Directors’ Remuneration Report for the financial year ended December 31, 2012.”

Vote Required

This advisory proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 5

PROPOSAL NO. 6

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm for the fiscal year ending December 31, 2013, and has further directed that we submit the selection of D&T for approval by our shareholders at the Annual General Meeting.

The Audit Committee reviews and pre-approves all audit and non-audit services performed by its independent registered public accounting firm, as well as the fees charged for such services. All fees incurred in fiscal 2012 for services rendered by D&T were approved in accordance with these policies. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible impact of the performance of such services on the auditor’s independence. The Audit Committee has determined that the non-audit services performed by D&T in the fiscal year ended December 31, 2012 were compatible with maintaining the auditor’s independence. Additional information concerning the Audit Committee and its activities can be found in the following sections of this Proxy Statement: “Board Committees” and “Report of the Audit Committee.”

D&T commenced auditing our annual financial statements with the fiscal year ended December 31, 2010. Representatives of D&T are expected to be available telephonically at the Annual General Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

Fees for Independent Registered Public Accounting Firm

The following is a summary of the fees billed to the Company by D&T for professional services rendered for the fiscal years ended December 31, 2012 and 2011. These fees are for work invoiced in the fiscal years indicated.

	2012	2011
Audit Fees (1):	$608,119	$729,900
Audit-Related Fees (2):	$43,862	$118,154
Tax Fees (3):	$50,000	$67,419
All Other Fees (4):	$101,750	$133,270
Total All Fees:	$803,731	$1,048,743

(1)	Audit fees for 2012 include fees incurred in connection with the audit of financial statements as of December 31, 2012 and December 31, 2011 as prepared in accordance with U.S. generally accepted accounting principles.
(2)	Audit-related fees consist of costs incurred in connection with the audit of statutory financial statements as of December 31, 2012 and December 31, 2011 as prepared in accordance with International Financial Reporting Standards.
(3)	Tax fees consist primarily of costs incurred for strategic foreign tax advice, the preparation of our tax returns and other related statutory filings.
(4)	All other fees consist primarily of costs incurred in connection with registration statement filings and comfort letters issued in connection with financing opportunities.

Shareholders will be asked at the Annual General Meeting to approve the following resolution pursuant to this Proposal No. 6:

“RESOLVED, to reappoint Deloitte & Touche LLP as the Company’s auditors to hold office from the conclusion of this meeting until the conclusion of the next meeting at which the annual accounts are laid before the Company and to authorize the directors to agree upon the remuneration of the auditors.”

In the event that shareholders do not approve the foregoing resolution, we will need to engage a third-party auditor who will act as our independent registered public accounting firm under U.S. law and as our statutory auditor under UK law for the fiscal year ending December 31, 2013. We may proceed to engage such firm as our Board and Audit Committee deem advisable, which firm may include Deloitte & Touche LLP.

Vote Required

This proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 6

PROPOSAL NO. 7

APPROVAL OF AMENDMENT TO ARTICLES OF ASSOCIATION

TO REMOVE COMPANY BORROWING LIMITATION

The current Articles of Association of the Company include a limit on the amount the Company may borrow. This limitation provides that the borrowings of the Company shall not exceed the greater of (i) three times the adjusted capital and reserves and (ii) US$100,000,000.

This limitation on borrowings could materially adversely affect our ability to raise additional capital on terms our Board of Directors determines to be necessary or advisable and in the best interests of shareholders. In light of this limitation, as a result of past and potential future operating losses and their effect on lowering the borrowing limit, and as a result of financing transactions previously undertaken by the Company, our ability to incur additional borrowings is currently limited. As of December 31, 2012, this limitation restricted us from incurring most forms of additional debt, including borrowing for working capital purposes. Moreover, this limitation on borrowings is not customary for any of the Company’s peers in the industry. Because our peers and competitors are not subject to a similar limitation, this limitation on borrowings could materially adversely affect the ability of the Company to compete effectively with such companies. We recently launched our first commercial product, Vascepa® (icosapent ethyl) with our newly established sales force and commercial team. We may need additional capital to support this launch. The Board of Directors believes it is advisable and in the best interests of the Company to retain the flexibility to raise capital on terms the Board of Directors determines to be necessary or advisable and in the best interests of shareholders, which may include additional borrowings, without incurring the cost and delay associated with calling a special meeting and preparing and circulating proxy materials to approve the transaction.

Given the considerable expansion of our operations, we believe it would be prudent to remove this restriction outlined above from our Articles of Association. In accordance with U.K. legal requirements, this change requires shareholder approval. It is therefore proposed that new Articles of Association be adopted in the form enclosed in Annex C. The proposed new Articles of Association amend the current Articles of Association by (i) deleting Articles 143(b) to (e) (inclusive), (ii) by renumbering Article 143(a) as Article 143, and (iii) deleting the defined term “Group” from Article 2 of the Articles of Association as this term is no longer used in the Articles of Association, as amended.

An excerpt of the current Articles of Association showing the effect of the proposed amendment on Article 143, with the text to be deleted shown as struck through, is attached as Annex B to this proxy statement and is incorporated herein by reference. In addition, a copy of the proposed new Articles of Association, as amended, is attached as Annex C to this proxy statement and is incorporated herein by reference.

Shareholders will be asked at the Annual General Meeting to approve the following resolution pursuant to this Proposal No. 7:

"RESOLVED, that the Company’s Articles of Association produced to the meeting and initialed by the chairman of the meeting for the purposes of identification, which amend the existing Article of Association by deleting Articles 143(b) to (e) (inclusive), by renumbering Article 143(a) as Article 143, and by deleting the definition of the term “Group” in Article 2, be adopted as the Articles of Association of the Company in substitution for, and to the exclusion of, the existing Articles of Association."

Vote Required

Approval of this proposal requires (i) on a show of hands, the affirmative vote of at least 75% of the holders of shares present at the meeting in person or by proxy and voting on the proposal or (ii) on a poll, the affirmative vote of at least 75% of the shares present at the meeting in person or by proxy and voting on the proposal. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 7

ADDITIONAL BUSINESS

As a public limited company organized under the laws of England and Wales, it is a statutory requirement that the Board lay before the Annual General Meeting the Company’s statutory accounts, which are the annual report and the accounts for the financial year ended December 31, 2012 prepared in accordance with International Financial Reporting Standards (the “Statutory Accounts”). Shareholders of the Company will not be asked to take any action in respect of the Statutory Accounts at the Annual General Meeting but shareholders in attendance will have opportunity to ask questions relating to the Statutory Accounts.

We know of no other matters to be submitted to a vote of shareholders at the Annual General Meeting. If any other matter is properly brought before the Annual General Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment. In order for any shareholder to nominate a candidate at a given annual general meeting, he or she must provide timely written notice to our corporate secretary pursuant to the terms of our Articles of Association, as described below.

CORPORATE GOVERNANCE

Director Independence

We believe that the Company benefits from having a strong and independent Board. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company that would affect his or her exercise of independent judgment. On an annual basis, the Board reviews the independence of all directors under guidelines established by NASDAQ and in light of each director’s affiliations with the Company and members of management, as well as significant holdings of Company securities. This review considers all known relevant facts and circumstances in making an independence determination. Based on this review, the Board has made an affirmative determination that all directors, other than Mr. Zakrzewski, are independent. It was determined that Mr. Zakrzewski lacks independence because of his status as the Company’s Chairman and Chief Executive Officer.

Code of Business Conduct and Ethics

We believe that our Board and its committees, led by a group of strong and independent directors, provide the necessary leadership, wisdom and experience that the Company needs in making sound business decisions. Our Code of Business Conduct and Ethics helps clarify the operating standards and ethics that we expect of all of our officers, directors and employees in making and implementing those decisions. Waivers of our Code of Business Conduct and Ethics for the benefit of a director or an executive officer may only be granted by the Board or, if permitted, a committee of the Board, and will be publicly announced promptly in our SEC filings. Waivers of our Code of Business Conduct and Ethics for the benefit of other employees may be made by our Compliance Officer, the Board or, if permitted, a committee of the Board. In furthering our commitment to these principles, we invite you to review our Code of Business Conduct and Ethics and other corporate governance materials located on our website at www.amarincorp.com.

Shareholder Communications

Generally, shareholders who have questions or concerns regarding the Company should contact our Investor Relations department at (908) 719-1315. However, any shareholders who wish to address questions regarding the business or affairs of the Company directly with the Board, or any individual director, should direct his or her questions in writing to the Lead Independent Director of the Board, Amarin Corporation plc, 2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2 Ireland or c/o Amarin Pharma, Inc., 1430 Route 206, Bedminster, NJ 07921. Upon receipt of any such communications, the correspondence will be directed to the appropriate person, including individual directors.

BOARD OF DIRECTORS AND COMMITTEES

During our 2012 fiscal year, our Board met in person five times, by teleconference three times and acted by written consent one time. Each director attended at least 75% of the aggregate of the meetings of the Board and meetings of the committees of which he or she was a member in our last fiscal year. During fiscal 2012, our Board had an Audit Committee, a Remuneration Committee and a Nominating and Corporate Governance Committee. All members of the Audit, Remuneration and Nominating and Corporate Governance Committees are non-employee directors who are deemed independent.

All members of our Board who were directors at the time attended the 2012 Annual General Meeting of Shareholders, either in person or via telephone. Although the Company has no formal policies regarding director attendance at annual general meetings, it encourages directors to attend annual general meetings and expects that all members of the Board will attend the 2013 Annual General Meeting.

Board Leadership Structure and Risk Oversight

The Board currently combines the role of Chairman of the Board with the role of Chief Executive Officer. The Board believes this leadership model, together with all Board members (other than the Chairman) being independent, all key committees of the Board being comprised solely of, and chaired by, independent directors, and the Company’s established governance guidelines, provides an effective leadership structure for the Company. Combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and aligns corporate strategy with the Company’s day-to-day operations. In addition, to ensure effective independent oversight of the Company, the Board holds meetings of the independent directors of the Board at every meeting.

Dr. Lars Ekman has been designated by the Board to serve as Lead Independent Director until his earlier resignation, replacement or removal. The duties of the Lead Independent Director include serving as chairman of regular Board meetings when the Chairman of the Board is absent, establishing an agenda for meetings of the independent directors of the Board and leading such meetings and performing such other duties as the Board may establish or delegate. The Lead Independent Director works with the Chairman and Chief Executive Officer and other Board members to provide strong, independent oversight of the Company’s management and affairs. The Chairman and the Lead Independent Director work together to ensure an appropriate balance and focus among key board responsibilities such as strategic development, review of operations, risk oversight and management succession planning.

The Board has overall responsibility for the oversight of the Company’s risk management process, which is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. Risk management includes not only understanding company-specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. The Board periodically reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company. The Board also delegates oversight to Board committees to oversee selected elements of risk as set forth below.

Board Committees

Audit Committee. The Audit Committee is currently comprised of Mr. van Heek (Chairman), Mr. O’Sullivan and Ms. Peterson. The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee also assists the Board in overseeing the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the external auditors’ qualifications and independence, the performance of the Company’s internal audit function and external auditors and performs other duties, as set forth in the Audit Committee charter. The Audit Committee charter is available on our website at www.amarincorp.com. The Audit Committee met in person one time and by teleconference five times and acted by written consent one time during our 2012 fiscal year. All members of the Audit Committee satisfy the current independence standards promulgated by NASDAQ and the SEC and the Board has determined that Mr. van Heek is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K.

Nominating and Corporate Governance Committee. Currently, the Nominating and Corporate Governance Committee is comprised of Doctors Gordon (Chairman), Ekman and Anderson. Immediately after the close of the Annual Meeting with the service to the Company of both Doctors Anderson and Gordon scheduled to end, the Nominating and Corporate Governance Committee will be comprised of Dr. Ekman (Chairman) and Mr. O’Sullivan. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board. The Nominating and Corporate Governance Committee also develops and implements policies and processes regarding corporate governance matters, assesses Board membership needs and acts as the Company’s nominating committee by reviewing potential director nominees and recommending nominees to the Board. The Nominating and Corporate Governance Committee charter is available on our website at www.amarincorp.com. The Nominating and Corporate Governance Committee met by teleconference three times during our 2012 fiscal year. All members of the Nominating and Corporate Governance Committee satisfy the current NASDAQ independence standards.

Remuneration Committee. The Remuneration Committee is currently comprised of Dr. Anderson (Chairman), Dr. Healy and Mr. van Heek. Immediately after the close of the Annual Meeting with Dr. Anderson’s service to the Company scheduled to end, the Remuneration Committee will be comprised of Dr. Healy (Chairman) and Messrs. van Heek and Stack. The Remuneration Committee, together with the Board, determines the framework for the compensation of the Company’s chief executive officer and chairman and such other members of executive management as it is designated to consider. The Remuneration Committee also determines the corporate and individual performance goals under the Company’s management incentive plan and achievement of these goals, as well as determines the policy for and scope of pension arrangements, service agreements for the executive management team and termination payments. Further, the Remuneration Committee oversees any major changes in employee benefit structures throughout the Company, reviews and authorizes the reimbursement of any claims for expenses from the chief executive officer and chairman in excess of £10,000 and performs other duties, as set forth in the Remuneration Committee charter. Additionally, the Remuneration Committee may delegate its authority to a subcommittee composed of one or more of its members. The Remuneration Committee charter is available on our website at www.amarincorp.com. The Remuneration Committee met by teleconference eight times and acted by written consent four times during our 2012 fiscal year. All members of the Remuneration Committee satisfy the current NASDAQ and SEC independence standards and qualify as “outside directors” pursuant to the Code.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, no member of the Remuneration Committee was a current or former officer or employee of Amarin. None of our executive officers served as a member of the compensation committee (or board of directors serving the compensation function) of another entity where such entity’s executive officers served on our Remuneration Committee. Moreover, none of our executive officers served as a member of the compensation committee (or board of directors serving the compensation function) of another entity where such entity’s executive officers served on our Board.

EXECUTIVE OFFICERS

Our current executive officers and their respective positions are set forth in the following table. Biographical information regarding each executive officer is set forth following the table.

Name	Age	Position
Joseph S. Zakrzewski	50	Chief Executive Officer & Chairman
John F. Thero	52	President, Assistant Secretary and principal financial officer
Joseph T. Kennedy	45	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer
Stephen B. Ketchum, Ph.D.	47	President of Research and Development, Senior Vice President

Joseph S. Zakrzewski was appointed as Executive Chairman of our Board of Directors effective January, 2010, was appointed as our Chief Executive Officer effective November 10, 2010, and became Chairman of our Board of Directors effective October 20, 2011 in connection with his joining Amarin on a full-time basis. Our agreement with Mr. Zakrzewski requires that his service to the Company as Chief Executive Officer be his primary business commitment. From May 2007 to May 2010, Mr. Zakrzewski served as President and Chief Executive Officer of Xcellerex, a privately held company focusing on commercializing its proprietary next generation manufacturing technology for biotherapeutics and. From January 2005 to May 2007, Mr. Zakrzewski served as the Chief Operating Officer of Reliant Pharmaceuticals. From 1988 to 2004, Mr. Zakrzewski served in a variety of positions at Eli Lilly and Company including as Vice President, Corporate Business Development from 2003 through 2004. In addition, Mr. Zakrzewski served as a Venture Partner with Orbimed, the world’s largest healthcare-dedicated investment firm, in 2010 and 2011. Mr. Zakrzewski also serves on the Board of Directors of Acceleron Pharma and Insulet Corporation. Mr. Zakrzewski earned a BS in Chemical Engineering and an MS in Biochemical Engineering from Drexel University as well as an MBA in Finance from Indiana University.

John F. Thero joined Amarin in November 2009 as Chief Financial Officer and was promoted to President in November 2010. Mr. Thero has more than 20 years of senior financial and operational management experience, including supporting the growth of life science companies for over 15 years. Mr. Thero has helped manage both the successful commercial growth and the successful sale of companies. In 2007, Mr. Thero was Chief Financial Officer at ViaCell, Inc., where he helped guide the company to its successful sale. From 2003 to 2007, Mr. Thero was Senior Vice President at Acusphere, Inc., where he oversaw the successful build-out and qualification of manufacturing operations. From 1994 to 2003, in a number of senior positions at Abiomed, Inc., including Senior Vice President Business Operations and Chief Financial Officer, he helped manage the transition from a development-stage company into a commercial entity. Mr. Thero began his professional career at Arthur Andersen LLP, during which time he became a Certified Public Accountant.

Joseph T. Kennedy joined Amarin in December 2011 as General Counsel and was named Amarin’s Secretary and Chief Compliance Officer in February 2012. From March 2009 to December 2011, he was Vice President, General Counsel and Secretary of Transcept Pharmaceuticals, Inc., where he played a lead role negotiating the company’s strategic collaboration with Purdue Pharma, helped secure key U.S. patents, helped obtain FDA approval for the company’s lead product and had responsibility for all legal and compliance matters affecting the company. Mr. Kennedy represented large pharmaceutical companies, developing life science companies and venture capital firms in private law practice from January 2006 to March 2009. Prior to that, Mr. Kennedy served as Chief Corporate Counsel, then Vice President, Acting Chief Legal Officer with Eyetech Pharmaceuticals, Inc. His work at Eyetech included transitioning the company from private to public, legal matters related to the company’s development and commercialization collaboration with Pfizer Inc., public company and pharmaceutical industry compliance, and the sale of the company to OSI Pharmaceuticals Inc. Previously, Mr. Kennedy served as Vice President and U.S. Counsel, Corporate Business Development, with Élan Corporation, plc where he helped acquire technologies, managed legal issues related to multiple collaborations and participated in the company’s sale of assets that raised over $2.0 billion in a restructuring.

Steven B. Ketchum, Ph.D., joined Amarin in February 2012 as President of Research and Development, Senior Vice President. Dr. Ketchum has 20 years of experience in late-stage product development and clinical regulatory strategy. From 2008 to 2012, Dr. Ketchum served as Senior Vice President of Research and Development for Sunesis Pharmaceuticals where he provided strategic direction for all facets of research and development, including clinical strategy and operations, regulatory affairs, and pharmaceutical development. From 2005 to 2008, Dr. Ketchum served as Senior Vice President of Research and Development and Medical Affairs for Reliant Pharmaceuticals where he led development and support activities for Lovaza and other commercialized cardiovascular products. Prior to 2005, Dr. Ketchum was SVP of Operations and Regulatory Affairs at IntraBiotics Pharmaceuticals, and also held positions of increasing responsibility in regulatory affairs during his nearly eight-year tenure at ALZA Corporation, where he supported the development and commercialization of a number of products, including Concerta. Dr. Ketchum earned a Ph.D. in pharmacology from University College London and a B.S. in biological sciences from Stanford University.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Transactions with Related Parties

Other than compensation arrangements described below under the captions “Executive Compensation” and “Director Compensation,” we are not a party to any transactions between us and certain “related parties,” which are generally considered to be our directors and executive officers, nominees for director, holders of 5% or more of our outstanding Shares and members of their immediate families.

Related-Party Transaction Review and Approval

Our Board has adopted policies and procedures for the review and approval of related-party transactions and has delegated to our Compliance Officer the authority to review and approve the material terms of any proposed related-party transactions.

Pursuant to our Code of Business Conduct and Ethics, any transaction or relationship that reasonably could be expected to give rise to a conflict of interest should be promptly reported to the Compliance Officer. Our Compliance Officer may notify the Board or a committee thereof as deemed appropriate. Conflicts of interest may arise in the following situations: if an individual is simultaneously employed or engaged by Amarin and another business (particularly a client or business partner of Amarin); if an individual participates in any activity that enhances or supports a competitor’s position; if an individual or member of such person’s immediate family accepts a gift with the intent to improperly influence the normal business relationship between Amarin and its clients or business partners or gives to or accepts gifts from a competitor; if an individual or a member of such person’s immediate family holds a financial interest in another business (particularly a client or business partner of Amarin); and if an individual conducts business on behalf of Amarin with a business in which a family member of such individual is associated in any significant role.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of December 31, 2012, regarding stock options previously issued by the Company as compensation for services pursuant to the Amarin Corporation plc 2011 Stock Incentive Plan and the Amarin Corporation plc 2002 Stock Option Plan:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	9.692,100	$7.26	7,863,781
Equity compensation plans not approved by security holders(1)	1,200,000	$7.56	—
Total	10,892,100	$7.29	7,863,781

(1)	Consists of 600,000 Ordinary Shares which are issuable upon exercise of stock options outside of the Amarin Corporation plc 2011 Stock Incentive Plan granted to each of Joseph T. Kennedy and Stephen B. Ketchum as an employment inducement award in connection with the commencement of Mr. Kennedy’s and Dr. Ketchum’s employment with Amarin as Senior Vice President, General Counsel and President of Research and Development, Senior Vice President, respectively. These grants were made in reliance on NASDAQ Listing Rule 5635(c)(4). These shares were registered on a Registration Statement on Form S-8 filed with the SEC on March 16, 2012.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Executive officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all reports filed under Section 16(a). To the Company’s knowledge, based solely on the review of copies of the reports filed with the SEC, all reports required to be filed by our executive officers, directors and greater-than-10% shareholders during the fiscal year ended December 31, 2012 were timely filed except that James Healy, a director, inadvertently failed to timely file a Form 4 relating to the acquisition of options representing the right to purchase 30,000 shares, issued in one transaction on July 10, 2012, for which Mr. Healy filed the required report on July 13, 2012.

INSIDER TRADING POLICY

Amarin has an insider trading policy that applies to all officers, directors and employees and certain affiliated persons. Amarin’s insider trading policy prohibits sale of any Amarin securities that are not owned by such persons at the time of the sale, so called short sales.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on information available to us and filings with the SEC, the following table sets forth certain information regarding the beneficial ownership (as defined by Rule 13d-3 under the Securities Exchange Act of 1934) of our outstanding Shares for (i) each of our directors, (ii) each of our “named executive officers,” as defined in Executive Compensation below, (iii) all of our directors and executive officers as a group, and (iv) persons known to us to beneficially hold more than 5% of our outstanding Shares. The following information is presented as of March 15, 2013.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to our Shares. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, Shares issuable under stock options or warrants that are exercisable within 60 days of March 15, 2013 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options or warrant(s), but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over their Shares, except for those jointly owned with that person’s spouse. Unless otherwise indicated below, the address of each person listed on the table is c/o Amarin Pharma, Inc., 1430 Route 206, Bedminster, NJ 07921.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number(1)	Percent of Class(2)
Greater than 5% Holders:
Abingworth LLP(3)(6) Princes House 38 Jermyn Street London SW1Y 6DN	8,171,169	5.42
Jennison Associates LLC(4) 466 Lexington Avenue New York, NY 10017	7,960,768	5.27
Current directors and named executive officers:
Joseph S. Zakrzewski(5)	1,642,875	1.08
Joseph Anderson(3)(6)	8,200,852	5.44
Lars G. Ekman(7)	90,000	0.06
Carl L. Gordon(8)	4,190,000	2.72
James I. Healy(9)	6,441,588	4.26
Kristine Peterson(10)	60,000	0.04
Jan van Heek(11)	82,119	0.05
Patrick J. O’Sullivan(12)	21,250	0.01
David Stack(13)	0	0.0
John F. Thero(14)	712,229	0.47
Joseph T. Kennedy(15)	222,344	0.15
Steven B. Ketchum(16)	177,813	0.12
Paresh Soni(17)	167,731	0.11
All current directors and executive officers as a group (12 persons)	21,841,070	13.89

(1)	Represents Shares held as of March 15, 2013, plus Shares that may be acquired upon exercise of options and warrants exercisable within 60 days of March 15, 2013.
(2)

Based on 150,671,802 Ordinary Shares outstanding as of March 15, 2013. The percentage ownership and voting power for each person (or all directors and executive officers as a group) is calculated by assuming the exercise or conversion of all options and warrants exercisable within 60 days of March 15, 2013held by such person and the non-exercise and non-conversion of all outstanding options and warrants held by all other persons.
(3)	Based on a Schedule 13D/A filed on July 30, 2012 on behalf of Abingworth LLP. Abingworth Bioventures V LP (“ABV V”) is the owner of record of 3,578,174 Shares. ABV V may also be deemed to beneficially own options to purchase an aggregate of 36,000 Shares. Abingworth Bioventures V Co-Invest Growth Equity Fund (“AGE”) is the owner of record of 3,578,173 Shares. AGE may also be deemed to beneficially own options to purchase an aggregate of 36,000 Shares. Abingworth Bioequities Master Fund Limited (“ABE”) is the owner of record of 942,822 Shares. Abingworth LLP is not the owner of record of any Shares or any warrants or options to purchase Shares. Abingworth LLP may be deemed to beneficially own, in the aggregate, 8,099,169 Shares and options to purchase an aggregate of 72,000 Shares. Joseph Anderson, one of our directors, is a partner of Abingworth LLP and disclaims beneficial ownership of the Shares except to the extent of his pecuniary interest therein.
(4)	Based on a Schedule 13G filed on February 13, 2013 on behalf of Jennison Associates LLC. Includes 7,532,968 Shares and 427,800 shares issuable upon the exercise of options exercisable within 60 days of March 15, 2013.
(5)	Based on a Form 4 filed on January 2, 2013, a Form 4 filed on October 3, 2012, a Form 4 filed July 30, 2012, a Form 4 filed on February 1, 2012, a Form 4 filed on October 20, 2011, and a Form 4 filed on April 19, 2011. Includes 111,937 Shares and 1,530,938 Shares issuable upon the exercise of options exercisable within 60 days of March 15, 2013.
(6)	Based on a Form 4 filed July 12, 2012, a Form 4 filed December 22, 2011 and a Form 3 filed on December 30, 2010. Includes 11,683 Shares and 90,000 Shares issuable upon the exercise of options exercisable within 60 days of March 15, 2013. Dr. Anderson, as a partner of Abingworth, is deemed to hold 131,400 shares underlying his option to purchase 150,000 shares for the benefit of ABV V and AGE (63,600 shares are held for the benefit of each of ABV V and AGE and 4,200 shares are held for the benefit of Abingworth LLP) and must exercise such portion of the options solely upon the direction of Abingworth. Dr. Anderson accordingly disclaims beneficial ownership of such options except to the extent of his pecuniary interest therein.
(7)	Based on a Form 4 filed July 12, 2012 and a Form 3 filed on December 30, 2010. Includes 90,000 Shares issuable upon the exercise of options exercisable within 60 days of March 15, 2013.
(8)	Based on a Form 4 filed on September 5, 2012, a Form 4 filed on July 12, 2012, and a Form 3 filed December 30, 2010, all filed on behalf of Carl Gordon. OrbiMed Capital GP III LLC is the sole general partner of OrbiMed Private Investments III, L.P. (“OPI III”), pursuant to the terms of the limited partnership agreement of OPI III, and OrbiMed Advisors LLC is the sole managing member of OrbiMed Capital GP III LLC, pursuant to the terms of the limited liability company agreement of OrbiMed Capital GP III LLC. OrbiMed Advisors LLC is also the sole general partner of OrbiMed Associates III L.P. (“Associates”), pursuant to the terms of the limited partnership agreement of Associates. Pursuant to these agreements and relationships, OrbiMed Advisors LLC has discretionary investment management authority with respect to the assets of OPI III and Associates. Such authority includes the power to vote and otherwise dispose of securities purchased by OPI III and Associates. The number of outstanding Shares of the Company attributable to OPI III is 594,300 Shares and warrants to purchase 3,466,981 Shares and to Associates is 5,700 Shares and warrants to purchase 33,019 Shares. OrbiMed Advisors LLC, pursuant to its authority as the managing member of OrbiMed Capital GP III LLC and the general partner of Associates, may be considered to hold indirectly 600,000 Shares and warrants to purchase 3,500,000 Shares. Dr. Gordon is a member of OrbiMed Advisors, LLC and disclaims beneficial ownership of the Shares except to the extent of his pecuniary interest therein. Includes 90,000 Shares issuable to Dr. Gordon upon the exercise of options exercisable within 60 days of March 15, 2013.
(9)

Based on a Form 4 filed on September 5, 2012, a Form 4 filed on August 15, 2012, a Form 4 filed on July 13, 2012, a Form 4 filed on April 6, 2012, a Form 4 filed on April 4, 2012, a Form 4 filed on January 31, 2012 and a Schedule 13D/A on behalf of Sofinnova Venture Partners VII L.P. Includes 6,321,588 Shares owned directly by Sofinnova Venture Partners VII L.P. and 90,000 Shares directly owned by Dr. Healy. Dr. Healy may be deemed to have shared voting and dispositive power over the Shares owned by Sofinnova

Venture Partners VII L.P. via Sofinnova Management VII, LLC (the general partner of Sofinnova Venture Partners), of which he is a managing general partner, but Dr. Healy disclaims beneficial ownership of the Shares except to the extent of his pecuniary interest in Sofinnova Management VII, LLC.
(10)	Based on a Form 4 filed July 12, 2012 and a Form 3 filed on December 30, 2010. Includes 60,000 Shares issuable upon the exercise of options exercisable within 60 days of March 15, 2013.
(11)	Based on a Form 4 filed January 14, 2013, a Form 4 filed July 12, 2012 and a Form 4 filed April 12, 2012. Includes 22,119 Shares and 60,000 Shares issuable upon the exercise of options exercisable within 60 days of March 15, 2013.
(12)	Based on a Form 4 filed July 12, 2012, a Form 4 filed on December 14, 2011 and a Form 3 filed December 15, 2011. Includes 21,250 Shares issuable upon the exercise of options exercisable within 60 days of March 15, 2013.
(13)	Based on a Form 3 filed on December 12, 2012 and Form 4 filed on December 12, 2012.
(14)	Based on a Form 4 filed January 30, 2013, a Form 4 filed January 2, 2012, a Form 4 filed September 24, 2012, a Form 4 filed July 30, 2012, Form 4 filed April 10, 2012, a Form 4 filed February 1, 2012 and a From 3 filed December 30, 2011. Includes 39,450 Shares and 672,779 Shares issuable upon the exercise of options exercisable within 60 days of March 15, 2013.
(15)	Based on a Form 4 filed on January 2, 2013, a Form 4 filed on July 30, 2012, a Form 4 filed on February 3, 2012, a Form 4 filed on February December 20, 2011 and a Form 3 filed on December 20, 2011. Includes 222,344 Shares issuable upon the exercise of options exercisable within 60 days of March 15, 2013.
(16)	Based on a Form 4 filed on January 2, 2013, a Form 4 filed on March 5, 2012, 2012 and a Form 3 filed on February 21, 2012. Includes 177,813 Shares issuable upon the exercise of options exercisable within 60 days of March 15, 2013.
(17)	Based on a Form 4 filed February 2, 2012, a Form 4 filed April 20, 2011 and a Form 3 filed December 30, 2010. Includes 6,950 Shares and 160,781 Shares issuable upon the exercise of options exercisable within 60 days of March 15, 2013.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following compensation discussion and analysis describes the material elements of compensation earned in fiscal 2012 by each of the executive officers identified below in the Summary Compensation Table, who are referred to collectively as our “named executive officers.” Our named executive officers include our (i) principal executive officer; (ii) principal financial officer; (iii) the only other executive officers other than the principal executive officer and the principal financial officer who were serving as executive officers as of December 31, 2012; and (iv) one individual who would have been among the three most highly compensated executive officers but for the fact that the individual was not serving as an executive officer as of December 31, 2012. For the fiscal year ended December 31, 2012, our named executive officers were:

Joseph S. Zakrzewski	Chairman & Chief Executive Officer
John F. Thero	President, Assistant Secretary and principal financial officer
Joseph T. Kennedy	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer
Steven B. Ketchum, Ph.D.	President of Research and Development, Senior Vice President
Paresh Soni, M.D., Ph.D.	Senior Vice President, Head of Development

2012 Operating Highlights

During 2012, we achieved significant regulatory, clinical, intellectual property, supply and other milestones. As discussed more fully below, achievement of these objectives was considered by our Remuneration Committee in determining executive compensation, in particular cash incentive awards, for 2012. Important 2012 achievements include:

Regulatory Affairs:

•

NDA approval of Vascepa by FDA for the MARINE indication on PDUFA date, July 26, 2012, with a label that includes the beneficial effects of Vascepa on triglycerides, LDL-C, non-HDL-C, apo B, total cholesterol, Lp-PLA2, VLDL-C

Clinical:

•	ANCHOR results published in The American Journal of Cardiology and presented at the American Diabetes Association’s Annual Scientific Session

•	ANCHOR sNDA prepared to be submitted (submitted in late February 2013)

•	Additional MARINE results published in the Journal of Clinical Lipidology

•	Completed dosing in Vascepa – statin combination study

•	REDUCE-IT enrollment tracking for ANCHOR indication sNDA in February 2013

•	REDUCE-IT cardiovascular outcomes study recruiting at sites in 11 countries supporting a February 2013 sNDA submission

•	Vascepa and statin combination PK study dosing completed

Intellectual Property:

•

Eleven patents through 2012 issued or allowed by U.S. Patent and Trademark Office related to Vascepa with numerous additional patent applications being prosecuted in the United States and other countries

•	Notification received of Notice of Grant Letter for primary MARINE method of use patent in Europe

Supply:

•	One drug substance supplier (Nisshin) and two encapsulators (Banner and Catalent) approved by the FDA for supplying Vascepa

•	sNDAs submitted for two additional exclusive drug substance suppliers (BASF and Chemport)

•	Fourth drug substance supplier added to exclusive supply agreement (Slanmhor)

Commercial:

•

Positioned to launch Vascepa early Q1 2013 (actual launch date January 28, 2013) including hiring and training sales team, defining and preparing marketing materials, expanding medical affairs education activities, advancing payor discussions such that Vascepa was on formulary with most large payors when launched

Management:

•	Expanded management team with key hires, including Steven Ketchum, President of Research and Development, Senior Vice President; Rick Shalaby, VP Sales, and Aaron Berg, VP Marketing and Managed Care

Compensation Philosophy and Objectives

Our philosophy in setting compensation policies for executive officers has two fundamental objectives: (1) to attract and retain a highly skilled team of executives and (2) to align our executives’ interests with those of our shareholders by rewarding short-term and long-term performance and tying compensation to increases in shareholder value. The Remuneration Committee believes that executive compensation should be directly linked both to continuous improvements in corporate performance (“pay for performance”) and accomplishments that are expected to increase shareholder value. In furtherance of this goal, the Remuneration Committee has adhered to the following guidelines as a foundation for decisions that affect the levels of compensation:

•

provide a competitive total compensation package that enables the Company to attract and retain highly qualified executives with the skills and experience required for the achievement of business goals;

•	align compensation elements with the Company’s annual goals and long-term business strategies and objectives;

•

promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	align executives’ incentives with the creation of shareholder value.

The Remuneration Committee has historically compensated executive officers with three compensation components: base salary, annual incentive bonus and equity-based compensation. The Remuneration Committee believes that cash compensation in the form of base salary and an annual incentive bonus provides our executives with short-term rewards for success in operations, and that long-term compensation through the award of equity awards aligns the objectives of management with those of our shareholders with respect to long-term performance and success.

Roles in Determining Compensation

Remuneration Committee

The Remuneration Committee, together with the Board, determines the framework for the compensation of the Company’s executive officers. The Remuneration Committee also determines the corporate and individual performance goals under the Company’s management incentive plan and achievement of these goals, as well as determines the policy for and scope of service agreements for the executive officers and termination payments. While the Remuneration Committee draws on a number of resources, including input from the Chief Executive Officer and independent compensation consultants, to make decisions regarding the Company’s executive compensation program, ultimate decision-making authority rests with the Remuneration Committee, subject in key cases to ratification by the Board of Directors. The Remuneration Committee relies upon the judgment of its members in making compensation decisions, after reviewing the performance of the Company and evaluating an executive’s performance during the year against established goals, operational performance and business responsibilities. In addition, the Remuneration Committee incorporates judgment in the assessment process to respond to and adjust for the evolving business environment.

Compensation Consultant

The Remuneration Committee retains the services of Radford, a division of AON, as external compensation consultants. The mandate of the consultants include assisting the Remuneration Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design and benchmarking with the Company’s peers in the industry. The Remuneration Committee regularly evaluates the performance of its compensation consultants, considers alternative compensation consultants and has the final authority to engage and terminate such services.

The Remuneration Committee has assessed the independence of Radford pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Radford from serving as an independent consultant to the Remuneration Committee.

Chief Executive Officer

Our Chief Executive Officer attends Remuneration Committee meetings and works with the Remuneration Committee Chairman and its compensation consultants to develop compensation recommendations for the executive officers (excluding the Chief Executive Officer), based upon individual experience and breadth of knowledge, internal considerations, individual performance during the fiscal year and other factors deemed relevant by the Remuneration Committee. The recommendations are then submitted to the Remuneration Committee for review and consideration. The Remuneration Committee works directly with its compensation consultants to determine compensation actions for the Chief Executive Officer. In accordance with NASDAQ listing rules, our Chief Executive Officer is not present during voting or deliberations concerning his own compensation.

Competitive Market Benchmarking

The Remuneration Committee draws on a number of resources to assist in the evaluation of the various components of the Company’s executive compensation program. While we do not establish compensation levels based solely on benchmarking, pay practices at other companies are a factor that the Remuneration Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace.

Our peer companies used in determining compensation actions in the 2012 fiscal year were selected by the Remuneration Committee with the support of Radford, a division of AON, which in 2011 was retained to conduct a comprehensive review of the Company’s executive compensation practices. In June 2011, our Remuneration Committee updated the list of peer companies to consist of the following 25 publicly-traded companies in the pharmaceutical and biotechnology industries on the basis of their similarity to us in terms of competition for talent, phase of products in development, financial attributes, research and development expenditures, and stock price:

Acorda Therapeutics, Inc.	InterMune, Inc.	Questcor Pharmaceuticals, Inc.
ARIAD Pharmaceuticals, Inc.	Isis Pharmaceuticals, Inc.	Savient Pharmaceuticals, Inc.
Anthera Pharmaceuticals, Inc.	Jazz Pharmaceuticals, Inc.	Seattle Genetics, Inc.
AVEO Pharmaceuticals, Inc.	Medivation, Inc.	Spectrum Pharmaceuticals, Inc.
Cadence Pharmaceuticals, Inc.	Micromet, Inc.	Targacept, Inc.
Exelixis Inc.	Momenta Pharmaceuticals, Inc.	Theravance Inc.
Halozyme Therautics, Inc.	NPS Pharmaceuticals, Inc.	VIVUS, Inc.
ImmunoGen, Inc.	Optimer Pharmaceuticals, Inc.
Incyte Corporation	Pharmasset, Inc.

In addition to the peer group above, the Remuneration Committee also reviews competitive compensation data from the Radford Global Life Sciences Compensation Surveys, which in 2011 included 23 of the companies in the peer group, as well as a broader survey of publicly traded biotechnology and pharmaceutical companies with between 50 and 200 employees.

The Remuneration Committee reviews the Company’s list of peer companies periodically to reflect changes in market capitalization, developments at the Company relative to its peer companies and other factors.

Implementation of Objectives

In fiscal 2012, our executive compensation program consisted of the following forms of compensation, each of which are described below in greater detail:

•	Base Salary

•	Annual Bonus Incentive

•	Equity Compensation

•	Employee Benefit Program

Base Salary

Overview

Our Remuneration Committee aims to set executives’ base salaries, in the aggregate, at levels near the 50th percentile of salaries of executives with similar roles at the Company’s peer group. The Remuneration Committee believes it is important to provide adequate fixed compensation to our executive officers working in a highly volatile and competitive industry. Our Remuneration Committee believes that the 50th percentile for base salaries is the minimum cash compensation level that will allow us to attract and retain highly skilled executives. The Remuneration Committee’s choice of this target percentile reflects consideration of our shareholders’ interests in paying what is necessary to achieve our corporate goals, while conserving cash and equity as much as practicable. We believe that, given the industry in which we operate and our compensation philosophy and objectives, base salaries at the 50th percentile are generally sufficient to retain our current executives and to hire new executives when and as required. In determining appropriate base salary levels for a given executive officer, the Remuneration Committee also considers the following factors:

•	individual performance of the executive, as well as overall performance of the Company, during the prior year;

•	level of responsibility, including breadth, scope and complexity of the position;

•	level of experience and expertise of the executive;

•	internal review of the executive’s compensation relative to other executives to ensure internal equity; and

•	executive officer compensation levels at other similar companies to ensure competitiveness.

Salaries for executive officers are determined on an individual basis at the time of hire and are set to be competitive with peer companies in our industry. Adjustments to base salary are considered annually in light of each executive officer’s individual performance, the Company’s performance and compensation levels at peer companies in our industry, as well as changes in job responsibilities or promotion. The Chief Executive Officer assists the Remuneration Committee in its annual review of the base salaries of other executive officers based on the foregoing criteria.

Changes in Base Salaries for Fiscal 2012

In December 2011, the Remuneration Committee approved for 2012 a 3% salary increase for all employees, excluding Mr. Zakrzewski, Mr. Thero and each of the Company’s Senior Vice Presidents. This increase was determined to approximate the rate of inflation and to approximate the estimated rate of compensation increase in the Company’s peer group.

Also in December 2011, the Remuneration Committee reviewed an executive compensation competitive assessment prepared by Radford for Mr. Thero and each of the Company’s Senior Vice Presidents. Based upon this review, the base salaries of Mr. Thero and the Senior Vice Presidents were increased for 2012 to levels with approximated the 50th percentile of salaries of executives with similar roles at the Company’s peer group. For Mr. Thero and Dr. Soni, their respective base salaries both were increased by 3% as a result of this review. The base salary of Mr. Zakrzewski, our Chief Executive Officer, was not adjusted in 2012. In October 2011, the Remuneration Committee, after review of analysis provided by Radford, adjusted Mr. Zakrzewski’s base salary to a level which approximated the 50th percentile of salaries of executives with similar roles at the Company’s peer group.

Separately in December 2011, we entered into an employment agreement with Mr. Kennedy, our General Counsel and Senior Vice President. Under the agreement, Mr. Kennedy’s base salary was targeted at approximately the 50th percentile of salaries of officers in similar positions in the Company’s peer group based on analysis provided by Radford.

In February 2012, we entered into an employment agreement with Dr. Ketchum our President of Research and Development, Senior Vice President. Under the agreement, Dr. Ketchum’s base salary was targeted at approximately the 50th percentile of salaries of officers in similar positions in the Company’s peer group based on analysis provided by Radford.

Cash Incentive Awards

The Company also provides executive officers with annual performance-based cash bonuses, which are specifically designed to reward executives for overall corporate performance as well as individual performance in a given year.

In 2011, the Board of Directors adopted a Management Incentive Compensation Plan (MICP), under which it is expected that the Remuneration Committee each year will determine corporate and individual performance goals and achievement of these goals for purposes of determining annual performance-based cash bonuses. The MCIP is intended to provide structure and predictability regarding the determination of performance-based cash bonuses. Specifically, the MICP is intended to:

(i)	increase management focus on realistic goals intended to create value for shareholders;

(ii)	encourage management to work as a team to achieve the Company’s goals;

(iii)	encourage individuals to realize goals that are meaningful to the Company;

(iv)	provide incentives for participants to strive for achievement above and beyond the Company goals; and

(v)	help attract and retain high quality senior management personnel.

The MICP provides that the bonus potential for our executive officers will be established on an annual basis by the Remuneration Committee. Under the MICP, the actual amount of the bonus paid is calculated using a goals-based formula, subject to the ultimate discretion of the Remuneration Committee to award a smaller or larger amount in its discretion. In order to be eligible to receive a bonus, the Company must have achieved at least a specified percentage of the corporate goals for that year. The corporate goals and the relative weighting of the corporate and individual performance goals, as well as the relative weighting for each individual of individual performance goals are established by the Remuneration Committee on an annual basis, shortly after our Board of Directors has approved our annual operating plan. The Remuneration Committee has determined it appropriate to have our Chief Executive Officer and President’s goals match our corporate goals. For all other executive officers, individual goals are determined on annual basis by the Remuneration Committee. Under the MICP, the Remuneration Committee reserves the right to make subjective assessments of executive performance and to separately award performance beyond established individual or corporate goals.

For fiscal 2012, the bonus potential for our executive officers as a percentage of base salary ranged from 55% for our CEO, 40% for our President, and 35% for our Senior Vice Presidents and the minimum percentage of the corporate goals to be achieved in order to receive a bonus was 70%.

Fiscal 2012 Annual Bonus Incentive

Upon completion of fiscal 2012, the Remuneration Committee assessed the Company’s overall performance against the achievement of corporate and individual performance goals established in 2012.

Set forth below are the corporate goals that were considered by the Remuneration Committee in assessing overall performance for the 2012 fiscal year, as well as the relative weighting of these goals and the Remuneration Committee’s assessment of achievement for each goal.

2012 Corporate Goals

Clinical/Regulatory Affairs (30%): These goals established target performance for the Company in Phase 3 clinical development progress. The specific goals were as follows:

•	NDA approval for indication studied in MARINE clinical trial

•	NCE status determination

•	Outcomes study substantially underway

•	sNDA prepared and submitted to support 2013 PDUFA date for the indication studied in the ANCHOR clinical trial

•	ANCHOR indication: sNDA submitted

•	Commence and complete patient enrollment in PK study of Vascepa in combination with a statin

Supply (20%): These goals established target performance for the Company in connection with securing supply of the active ingredient for the Company’s lead product candidate, AMR101, now approved and known as Vascepa. The specific goals were as follows:

•	Purchase sufficient inventory quantities of qualified material to support commercial launch

•	Submit sNDAs for two suppliers in addition to the supplier included in the NDA

•	Reach agreement to source supply from an additional source beyond the above

Commercial Preparation (15%): These goals established target performance for the Company in connection with our discussions with potential strategic collaborators. The specific goals were as follows:

•	Implement systems, licenses, programs and policies necessary for early 2013 commercial launch of Vascepa

•	Build a sales force alone, or in collaboration with other companies, as necessary to support the Q1 2013 launch of Vascepa for the indication studied in the MARINE clinical trial

Intellectual Property (25%): These goals established target performance for the Company regarding intellectual property matters. The specific goals were as follows:

•	Get at least one new Orange Book listable patent granted for Vascepa

•	Get a second new Orange Book listable patent granted for Vascepa

Public Relations/Investor Relations (10%): These goals established target performance for the Company regarding investor relations matters. The specific goals were as follows:

•	Achieve high standard of quality performance in interactions with investors

•	Achieve stock price performance that exceeds peer group as defined for SEC purposes

In addition to the above stated goals, the Remuneration Committee also established further stretch goals relating to gaining additional patent protection for Vascepa and timing of gaining approval for the indication studied in the ANCHOR trials. These goals, if achieved in full, were given an incremental 50% weighting.

In reviewing the above-described corporate goals, the Remuneration Committee determined that the Clinical/ Regulatory Affairs goals were partially achieved (60%), that the Supply goals were partially achieved (75%), that the Commercial Preparation goals were fully achieved, that the Intellectual Property goals were fully achieved and that the Public Relations/Investor Relations were partially achieved (80%). In addition, the Remuneration Committee determined that the stretch goal relating to securing additional patent protection for Vascepa was fully achieved. Overall, the Remuneration Committee determined that the corporate goals were achieved at the 101% level.

Individual Performance-Based Cash Bonus Awards

Joseph S. Zakrzewski, Chairman and Chief Executive Officer, and John F. Thero, President

The cash bonus awards for Joseph S. Zakrzewski, our Chairman and Chief Executive Officer, and John F. Thero, our President, were based entirely on the Company’s achievement of the corporate goals at the 101% level. Thus, each was paid an incentive cash bonus equal to 101% of his target bonus amount.

Joseph T. Kennedy, General Counsel, Senior Vice President and Chief Compliance Officer

For Mr. Kennedy, individual performance goals for fiscal 2012 were as follows:

SEC Matters, Investor Relations and Compliance: 20%

•	Ensure compliance of SEC filings and other public disclosures

•	Advise Chief Executive Officer on investor relations issues and disclosures

Legal Function Management: 15%

•	Effectively manage legal department and corporate secretarial functions

•	Provide legal advice to support effective execution of Amarin’s operations, including matters pertaining to manufacturing, regulatory affairs, contracts and human resources

•	Oversee the Company’s risk management

Pharmaceutical Industry Compliance: 15%

•	Establish comprehensive corporate compliance program to support Q1 2013 U.S. launch for Vascepa

•	Obtain required state licenses for pharmaceutical company in compliance with applicable state laws and regulations

•	Advise company on pharmaceutical industry compliance matters

Intellectual Property and NCE status: 40%

•	Obtain at least one patent that can be listed in the Orange Book

•	Obtain a second Orange Book patent grant

•	Mine data to identify and file at least 2 new patent applications supporting AMR101 exclusivity

•	Prepare plan to support Hatch Waxman NCE exclusivity

•	Obtain NCE status determination for Vascepa

Finance and Business Development Support: 10%

•	Support CEO and Corporate Development on interactions with potential strategic partners

•	Support CEO and Finance on capital raising transaction

In reviewing the above-described individual performance goals, the Remuneration Committee first concluded that Mr. Kennedy had substantially achieved all of his individual goals with the exception of achieving an NCE determination for Vascepa. With respect to NCE determination, the Remuneration Committee determined that Mr. Kennedy did everything possible to achieve this goal and that the timing and outcome of this decision is outside of the control of Amarin. Overall, the Remuneration Committee concluded that a cumulative total of 90% of Mr. Kennedy’s goals were achieved. Next, the Remuneration Committee multiplied Mr. Kennedy’s target bonus amount by 90% (that portion of the individual performance goals achieved) and that amount by 101% (that portion of the corporate goals achieved), for cumulative total of 98% or Mr. Kennedy’s target bonus amount.

Steven B. Ketchum, Ph.D., President of Research and Development, Senior Vice President

For Dr. Ketchum, individual performance goals for fiscal 2012 were as follows:

Clinical/Regulatory Affairs: 55%

•	Obtaining FDA approval for indication studied in MARINE clinical trial

•	Obtain NCE status determination for Vascepa

•	Achieve outcome study enrollment substantially underway

•	Submit sNDA for indication studied in ANCHOR clinical trial

•	Commence and complete patient enrollment in PK study of Vascepa in combination with a statin

•	Gather and assimilate scientific advice leading to strategies for advancing Vascepa in Europe

•	Obtain written request from U.S. regulatory authorities for a pediatric study of Vascepa

Medical Affairs: 20%

•	Create medical sales liaison team to support Vascepa launch

•	Establish and implement all necessary procedures prior to launch to ensure compliance with applicable laws and regulations

•

Establish and maintain relationships with broad-based group of key opinion leaders who are educated on messages from the Vascepa clinical data and who are able to give educational talks and respond to scientific questions/feedback in a high quality manner

•	Arrange and conduct meetings of advisory boards to understand physicians’ responses to Vascepa data and messaging

•	Support corporate development in evaluating potential strategic relationships with other companies for the commercialization of Vascepa

Publications: 5%

•	Secure at least four scientific publications in peer-reviewed journals based on clinical study results

•	Secure acceptance of at least four clinical abstracts at key scientific meetings

Strategic Matters: 10%

•	Define R&D team culture and organizational structure for product development and support following successful MARINE and ANCHOR clinical trial results

•	Define combination product strategy, line extension opportunities and criteria for portfolio expansion and diversification

Business Support: 10%

•	Provide high quality R&D support to the senior management and all functional areas of the Company

In reviewing the above-described individual performance goals, the Remuneration Committee first concluded that Dr. Ketchum had substantially achieved each of the goals with respect to Medical Affairs, Publications, Strategic Matters and Business Support and partially achieved the Clinical/Regulatory performance goals for a cumulative total of 80%. Next, the Remuneration Committee multiplied Dr. Ketchum’s target bonus amount by 80% (that portion of the individual performance goals achieved) and that amount by 101% (that portion of the corporate goals achieved), for cumulative total of 96% of Dr. Ketchum’s target bonus amount.

Paresh Soni, M.D., Ph.D., Senior Vice President, Head of Development

For Dr. Soni, individual performance goals for fiscal 2012 were substantially similar to the 2012 goals described above for Dr. Ketchum. In February 2012, Dr. Ketchum joined Amarin and he together with Dr. Soni and other members of the Amarin development team worked to complete the goals outlined above for Dr. Ketchum. In reviewing the above-described individual performance goals, the Remuneration Committee, in recognition of the fact that Dr. Soni’s individual responsibilities were reduced following the addition of Dr. Ketchum in 2012, elected to award Dr. Soni a cash bonus equal to 65% of Dr. Soni’s target bonus amount. This determination was made in recognition of the Remuneration Committee’s subjective assessment that the bonus determination under the original formula for Dr. Soni would not have been fairly reflective of Dr. Soni’s relative contributions to the achievement of the 2012 development goals in light of the fact that his individual responsibilities were reduced following the addition of Dr. Ketchum in 2012.

Equity Compensation

Overview

Stock Options and Restricted Stock Units. As an additional component of our compensation program, executive officers are eligible to receive equity compensation in the form of stock options and restricted stock units. The Remuneration Committee grants stock options and restricted stock units to executive officers to aid in their retention, to motivate them to assist with the achievement of both near-term and long-term corporate objectives and to align their interests with those of our shareholders by creating a return tied to the performance of our stock price. In determining the form, date of issuance and value of a grant, the Remuneration Committee considers the contributions and responsibilities of each executive officer, appropriate incentives for the achievement of our long-term growth, the size and value of grants made to other executives at peer companies holding comparable positions, individual achievement of designated performance goals, and the Company’s overall performance relative to corporate objectives.

We believe that equity awards, through stock options and restricted stock units, align the objectives of management with those of our shareholders with respect to long-term performance and success. We believe that equity awards serve as useful performance-recognition mechanisms with respect to key employees, as most awards are subject to time-based vesting provisions. Stock options are typically awarded to executive officers upon their hiring. We believe that such equity awards encourage executive officers to remain with the Company and also focus on our long-term performance as well as the achievement of specific performance goals.

Equity Award Grant Policy. We have an equity award grant policy that formalizes our process for granting equity-based awards to officers and employees. Under our equity award grant policy, all grants to executive officers must be approved by our Board of Directors or Remuneration Committee and all grants to other employees much be granted within guidelines approved by our Board of Directors or Remuneration Committee. All stock options will be awarded at fair market value and calculated based on our closing market price on the grant date. Under our equity award grant policy, equity awards will generally be granted as follows:

•

grants made in conjunction with the hiring of a new employee or the promotion of an existing employee will generally be made at meetings of the Remuneration Committee, and effective on the first trading day of the month following the later of (1) the hire date or the promotion date or (2) the date on which such grant is approved; and

•

grants made to existing employees other than in connection with a promotion will be made, if at all, on an annual basis and generally shall be made effective on the first trading day of the month following the date on which such grant is approved.

Equity Grants Awarded in Fiscal 2012

During fiscal 2012 our Remuneration Committee approved equity awards in connection with the initial hiring and promotion of certain of our named executive officers as follows:

•

in connection with the commencement of Dr. Stephen B. Ketchum’s employment with Amarin as President of Research and Development, Senior Vice President, Dr. Ketchum was awarded 600,000 Ordinary Shares issuable upon exercise of a stock options outside of the Amarin Corporation plc 2011 Stock Incentive Plan as an employment inducement award.

The Remuneration Committee determined the amount of award based on its assessment of what similarly situated executives typically received at similarly-situated companies, after review of equity compensation levels at peer companies as provided by Radford.

The values of the equity award granted to executive officers for the 2012 fiscal year, as well as all compensation actions taken with respect to the named executive officers in fiscal 2012, are reflected in the Summary Compensation Table below.

Employee Benefit Programs

Executive officers are eligible to participate in all of our employee benefit plans, including medical, dental, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers, all of which we believe to be comparable to those provided at peer companies. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Health, welfare and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Our retirement savings plan (401(k) Plan) is a tax-qualified retirement savings plan, pursuant to which all employees, including the named executive officers, are able to contribute certain amounts of their annual compensation, subject to limits prescribed by the Internal Revenue Service. In 2012 we did not match or supplement contributions to the plan.

We have made lodging available to our employees to support the travel of our employees to our offices in Connecticut and New Jersey. The purpose of such lodging is to reduce travel costs. Certain of our executives have utilized such company provided lodging from time to time.

Tax and Accounting Considerations

Deductibility of Executive Compensation. In making compensation decisions affecting our executive officers, the Remuneration Committee considers our ability to deduct under applicable federal corporate income tax law compensation payments made to executives. Specifically, the Remuneration Committee considers the requirements and impact of Section 162(m) of the Code, which limits the tax deductibility to us of compensation in excess of $1.0 million in any year for certain executive officers, except for qualified “performance-based compensation” under the Section 162(m) rules. The Remuneration Committee considers the Section 162(m) rules as a factor in determining compensation, but will not necessarily limit compensation to amounts deductible under Section 162(m).

Allocation of Compensation

There is no pre-established policy or target for the allocation of compensation. The factors described above, as well as the overall compensation philosophy, are reviewed to determine the appropriate level and mix of compensation.

Timing of Compensation Actions

Compensation, including base salary adjustments, for our named executive officers is reviewed annually, usually in the first quarter of the fiscal year and upon promotion or other change in job responsibilities.

Stock Ownership Guidelines

The Board of Directors believes it is important to align the interests of our executive officers with those of its shareholders. To this end, in March 2013, the Board of Directors established Stock Ownership Guidelines for its executive officers, including the named executive officers. The guidelines require that each executive officer maintain an equity interest in the Company at least equal to a multiple of the executive officer’s base salary, as follows:

Position	Target
Chief Executive Officer	3x annual base salary
Other Executive Officers	1x annual base salary

Equity interests that count toward the satisfaction of the ownership guidelines include the value of Ordinary Shares owned beneficially owned, the settlement of restricted stock or restricted stock units, and unvested deferred stock units. The calculation of an individual’s equity interest, however, does not include the value of stock options (whether or not vested), unvested restricted stock, and unvested restricted stock units, except unvested deferred stock units. Executive officers have five years from the date of the commencement of their appointment as an executive officer to attain these ownership levels. If an executive officer does not meet the applicable guideline by the end of the five-year period, the officer is required to hold a minimum of 50% to 100% of the shares resulting from any future equity awards until the applicable guideline is met, net of shares sold or withheld to exercise stock options and pay withholding taxes. The Remuneration Committee, however, may make exceptions for any officer on whom this requirement could impose a financial hardship.

Additionally, we have instituted stock ownership guidelines for our non-employee directors. For information regarding these guidelines, see the section entitled “Director Compensation – Non-Employee Director Compensation.”

Conclusion

Our compensation policies are designed and are continually being developed to retain and motivate our executive officers and to reward them for outstanding individual and corporate performance.

REMUNERATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except to the extent that the Company specifically incorporates it by reference into such filing.

The Remuneration Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the fiscal year ending December 31, 2012.

THE REMUNERATION COMMITTEE

Joseph Anderson (Chairman)

James I. Healy

Jan van Heek

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the fiscal years ended December 31, 2012, 2011 and 2010.

Name and Principal Position	Fiscal Year	Salary(1)		Bonus(2)	Stock Awards(3)	Option Awards(4)		Non-Equity Incentive Plan Compensation(5)		All Other Compensation(6)		Total
Joseph S. Zakrzewski Chief Executive Officer & Chairman	2012 2011 2010	$ $ $	550,000 309,391 35,326	— — —	$590,667 — —	$ $ $	2,233,188 4,727,966 4,882,500	$ $ $	305,525 159,588 100,000	$	— — 128,804	$ $ $	3,679,380 5,196,945 5,146,630

John F. Thero President, Assistant Secretary, Principal Accounting and Financial Officer	2012 2011 2010	$ $ $	386,300 375,000 283,986	— — —	$167,454 — —	$ $	632,737 — 3,348,000	$ $ $	156,065 140,400 140,000		— — —	$ $ $	1,342,556 515,400 3,771,986

Joseph Kennedy General Counsel, Senior Vice President, Secretary and Chief Compliance Officer	2012 2011 2010	$ $	350,000 14,583 —	— — —	$123,154 — —	$ $	465,247 3,200,233 —		$120,632 — —		$77,212 — —	$ $	1,136,244 3,214,816 —

Steven B. Ketchum, Ph.D President of Research and Development, Senior Vice President	2012 2011 2010		$325,500 — —	$31,900 — —	— — —		$4,430,074 — —		$114,516 — —		— — —		$4,901,990 — —

Paresh Soni, M.D., Ph.D. Senior Vice President, Head of Development	2012 2011 2010	$ $ $	360,500 350,000 350,000	— — —	$123,154 — —		$465,247 — —	$ $ $	82,579 100,328 140,000		— — —	$ $ $	1,031,480 450,328 490,000

(1)	Mr. Zakrzewski’s annualized salary for fiscal year 2010 was $250,000. He was appointed as our Chief Executive Officer effective November 10, 2010, initially serving on a part-time basis. He became our full-time Chief Executive Officer effective October 20, 2011.
(2)	“Bonus” summarized in the table consists entirely of discretionary cash bonuses. The bonus paid to Dr. Ketchum was as an incentive for him to join Amarin in February 2012.
(3)	This column reflects the aggregate grant date fair value of restricted stock unit awards granted in 2012 calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. Assumptions used in the calculations for these amounts are set forth in note 12 to our consolidated financial statements included our Annual Report on Form 10-K filed with the SEC on February 28, 2013. The maximum value of these restricted stock unit awards for each named executive officer, assuming achievement of all vesting conditions, is as follows: Mr. Zakrzewski: $1,772,001; Mr. Thero: $502,362; Mr. Kennedy: $369,462; Dr. Ketchum: $0; and Dr. Soni:$ 369,462.
(4)	This column reflects the aggregate grant date fair value of equity awards granted in 2012, 2011 or 2010 and calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. Assumptions used in the calculations for these amounts are set forth in note 12 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 28, 2013.
(5)	This column reflects payments under the Management Incentive Compensation Plan in respect of the year earned. See the discussion regarding annual incentive compensation in “Compensation Discussion and Analysis” beginning on page 25 for further information regarding the performance measures.
(6)	Excludes medical, group life insurance and certain other benefits received by the named executive officers that are available generally to all of our salaried employees and certain prerequisites and other personal benefits received by the named executive officers which do not exceed $10,000 in the aggregate. The amount included for Mr. Kennedy for fiscal 2012 consists entirely of amounts reimbursed to him in connection with relocation-related activities which Amarin agreed to pay Mr. Kennedy in connection with his joining Amarin. The amount included for Mr. Zakrzewski for fiscal 2010 consists entirely of fees paid to him due to his service as Chairman of the Board.

Narrative to the Summary Compensation Table

The amounts reported in the Summary Compensation Table, including base salary, stock awards, option awards, and payments made under the Management Incentive Compensation Plan, are described more fully under "Compensation Discussion and Analysis."

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based option awards to the named executive officers during fiscal 2012:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards(1)
Joseph S. Zakrzewski	2/1/12	272,250	300,000	(2)	8.86	$2,233,188
John F. Thero	2/1/12	139,068	85,000	(2)	8.86	$632,737
Joseph T. Kennedy	2/1/12	110,250	62,500	(2)	8.86	$465,248
Steven B. Ketchum, Ph.D.	3/1/12	97,650	600,000	(3)	8.77	$4,430,074
Paresh Soni, M.D., Ph.D.	2/1/12	113,558	62,500	(2)	8.86	$465,248

(1)	This column reflects the aggregate fair value of equity awards granted in 2011 as of the grant date for each such award, and is calculated in accordance with FASB ASC 718, using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. Assumptions used in the calculations for these amounts are set forth in note 12 to our financial statements included in our Annual Report on Form 10-K filed with the SEC on February 28, 2013.
(2)	The options vest monthly beginning on February 28, 2012.
(3)	The options were granted in connection with Dr. Ketchum’s initial employment and vest in four equal annual installments beginning on March 1, 2013.

The following table sets forth certain information regarding grants of plan-based restricted stock unit awards to the named executive officers during fiscal 2012:

Name	Grant Date	Number of Securities Underlying RSUs (#)	Grant Date Fair Value of RSU Awards(1)(2)
Joseph S. Zakrzewski	2/1/12	200,000	$590,667
John F. Thero	2/1/12	56,700	$167,454
Joseph T. Kennedy	2/1/12	41,700	$123,154
Steven B. Ketchum, Ph.D.	—	—	—
Paresh Soni, M.D., Ph.D.	2/1/12	41,700	$123,154

(1)	This column reflects the aggregate grant date fair value of restricted stock unit awards granted in 2012 calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. Assumptions used in the calculations for these amounts are set forth in note 12 to our consolidated financial statements included our Annual Report on Form 10-K filed with the SEC on February 28, 2013. The maximum value of these restricted stock unit awards for each named executive officer, assuming achievement of all vesting conditions, is as follows: Mr. Zakrzewski: $1,772,001; Mr. Thero: $502,362; Mr. Kennedy: $369,462; Dr. Ketchum: $0; and Dr. Soni:$ 369,462.
(2)	One-sixth of each restricted stock unit award vested upon approval of our New Drug Application with the FDA on July 27, 2012. One-sixth will vest on July 27, 2013. An additional one-sixth will vest upon approval of the Supplemental New Drug Application for the ANCHOR indication for Vascepa, one-sixth will vest upon the one-year anniversary of that date, one-sixth will vest if Vascepa achieves “New Chemical Entity” status from the FDA, and the final one-sixth would vest upon the one-year anniversary of that date, provided that, in each case, such vesting occurs prior to May 1, 2016 and subject to the participant’s continued service to the Company on the vesting date.

Option Exercises and Stock Vested

The following table sets forth information about the exercise of stock options by named executive officers in fiscal 2012 to purchase Ordinary Shares. Includes restricted stock units vested during fiscal 2012.

	Option Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Joseph S. Zakrzewski	643,333	7,039,565
John F. Thero (1)	481,302	5,080,268
Joseph T. Kennedy	6,950	34,681
Steven B. Ketchum, Ph.D.	—	—
Paresh Soni, M.D., Ph.D.	300,284	3,663,472

(1)	As a result of a 2012 domestic relations order, Mr. Thero transferred to his former spouse 451,307 options. The table above does not include the transfer of these awards. In addition, the table above does not include any option exercises by Mr. Thero’s former spouse.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding outstanding equity awards at December 31, 2012 for our named executive officers.

	Option Awards
	Number of Securities Underlying Unexercised Options			Option Exercise Price ($)	Option Expiration Date
Name	# Exercisable	# Unexercisable
Joseph S. Zakrzewski	65,000	—		1.35	12/21/2019
	1,112,500	437,500	(1)	3.40	11/11/2020
	338,542	286,458	(2)	9.00	10/20/2021
	68,750	231,250	(3)	8.86	2/1/2022

John F. Thero	203,611	225,000	(4)	1.35	12/21/2019
	450,000	300,000	(5)	3.40	11/11/2020
	19,479	65,521	(3)	8.86	2/1/2022

Joseph T. Kennedy.	150,000	450,000	(6)	6.35	12/16/2021
	14,323	48,177	(3)	8.86	2/1/2022

Steven B. Ketchum, Ph.D	—	600,000	(7)	8.77	3/1/2022
Paresh Soni, M.D., Ph.D.	140,000	200,000	(4)	1.35	12/21/2019
	14,323	48,177	(3)	8.86	2/1/2022

(1)	These stock options vested 25% on November 11, 2010 and vest in three equal annual installments beginning on November 11, 2011.
(2)	These stock options vested 25% on October 20, 2011, then monthly in 36 equal installments beginning on November 20, 2011.
(3)	These stock options vest over 48 months beginning February 29, 2012.
(4)	These stock options vest in four equal annual installments beginning on June 21, 2010.
(5)	These stock options vest in four equal annual installments beginning on November 10, 2010.
(6)	These stock options vest in four equal annual installments beginning on December 16, 2012.
(7)	These stock options vest in four equal annual installments beginning on March 1, 2013.

The following table shows information regarding outstanding restricted stock unit awards at December 31, 2012 for our named executive officers.

	Stock Awards
	Number of Securities Underlying RSUs		RSU Exercise Price ($)	RSU Expiration Date
Name	# Exercisable	# Unexercisable (1)
Joseph S. Zakrzewski	—	166,667	8.86	05/01/2016
John F. Thero	—	47,250	8.86	05/01/2016
Joseph T. Kennedy.	—	34,750	8.86	05/01/2016
Steven B. Ketchum, Ph.D.	—	—	—	—
Paresh Soni, M.D., Ph.D.	—	34,750	8.86	05/01/2016

(1)	One-sixth of each restricted stock unit award vested upon approval of our New Drug Application with the FDA on July 27, 2012. One-sixth will vest on July 27, 2013. An additional one-sixth will vest upon approval of the Supplemental New Drug Application for the ANCHOR indication for Vascepa, one-sixth will vest upon the one-year anniversary of that date, one-sixth will vest if Vascepa achieves “New Chemical Entity” status from the FDA, and the final one-sixth would vest upon the one-year anniversary of that date, provided that, in each case, such vesting occurs prior to May 1, 2016 and subject to the participant’s continued service to the Company on the vesting date.

Pension Benefits

We do not have a defined benefit plan. Our named executive officers did not participate in, or otherwise receive any special benefits under, any pension or defined benefit retirement plan sponsored by us during fiscal 2012.

Nonqualified Deferred Compensation

During fiscal 2012, our named executive officers did not contribute to, or earn any amount with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

Employment, Change of Control and Severance Arrangements

We have entered into employment agreements with each of our current named executive officers. These agreements set forth the individual’s base salary, bonus compensation, equity compensation and other employee benefits, which are described above in the Compensation Discussion and Analysis.

Joseph S. Zakrzewski

In the event Mr. Zakrzewski’s employment is terminated without cause or for good reason (as such terms are defined in the employment agreement) other than in connection with a change of control transaction (as defined in the employment agreement), Mr. Zakrzewski shall be entitled to receive 12 months’ salary and benefits continuation, a lump sum cash payment equal to his target annual bonus for the fiscal year in which such termination occurs, and 12 months vesting acceleration for all unvested time-based options granted to Mr. Zakrzewski prior to such termination, and in the event Mr. Zakrzewski’s employment is terminated without cause or for good reason within 24 months of a change of control transaction (i.e., a so-called “double-trigger” severance provision), Mr. Zakrzewski shall be entitled to receive 24 months’ salary and benefits continuation, a lump sum cash payment equal to two times his target annual bonus amount for the applicable fiscal year in which such termination occurs, and all unvested options granted to Mr. Zakrzewski prior to such termination shall immediately become exercisable.

John F. Thero

In the event that Mr. Thero is terminated without cause, he will be entitled to severance as follows: continuation of base salary for nine months; continuation of group health plan benefits for up to nine months to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq. (commonly known as “COBRA”); and six months of accelerated vesting on all outstanding equity incentive awards to the extent subject to time-based vesting. If Mr. Thero is terminated without cause or he quits for good reason, in either case, within twenty-four months following a change in control, then he will be entitled to severance as follows: continuation of base salary for twelve months; continuation of group health plan benefits for up to twelve months to the extent authorized by and consistent with COBRA; a lump sum cash payment equal to the full target annual performance bonus for the year during which the termination occurred; and 100% acceleration of vesting on all outstanding equity inventive awards.

Joseph T. Kennedy

In the event that Mr. Kennedy is terminated without cause, he will be entitled to severance as follows: continuation of base salary for six months; continuation of group health plan benefits for up to six months to the extent authorized by and consistent with COBRA; and six months of accelerated vesting on all outstanding equity incentive awards to the extent subject to time-based vesting. If Mr. Kennedy is terminated without cause or he quits for good reason, in either case, within twenty-four months following a change in control, then he will be entitled to severance as follows: continuation of base salary for twelve months; continuation of group health plan benefits for up to twelve months to the extent authorized by and consistent with COBRA; a lump sum cash payment equal to the full target annual performance bonus for the year during which the termination occurred; and 100% acceleration of vesting on all outstanding equity inventive awards.

Stephen B. Ketchum, Ph.D

In the event that Dr. Ketchum is terminated without cause, he will be entitled to severance as follows: continuation of base salary for six months; continuation of group health plan benefits for up to six months to the extent authorized by and consistent with COBRA; and six months of accelerated vesting on all outstanding equity incentive awards to the extent subject to time-based vesting. If Dr. Ketchum is terminated without cause or he quits for good reason, in either case, within twenty-four months following a change in control, then he will be entitled to severance as follows: continuation of base salary for twelve months; continuation of group health plan benefits for up to twelve months to the extent authorized by and consistent with COBRA; a lump sum cash payment equal to the full target annual performance bonus for the year during which the termination occurred; and 100% acceleration of vesting on all outstanding equity inventive awards.

Paresh Soni M.D., Ph.D

In the event that Dr. Soni is terminated without cause, he will be entitled to severance as follows: continuation of base salary for six months; continuation of group health plan benefits for up to six months to the extent authorized by and consistent with COBRA; and six months of accelerated vesting on all outstanding equity incentive awards to the extent subject to time-based vesting. If Dr. Soni is terminated without cause or he quits for good reason, in either case, within twenty-four months following a change in control, then he will be entitled to severance as follows: continuation of base salary for twelve months; continuation of group health plan benefits for up to twelve months to the extent authorized by and consistent with COBRA; a lump sum cash payment equal to the full target annual performance bonus for the year during which the termination occurred; and 100% acceleration of vesting on all outstanding equity inventive awards.

Change of Control Provisions in 2002 Stock Option Plan. Under the Company’s 2002 Stock Option Plan, in any change of control transaction (e.g., the acquisition of the Company by way of merger), except as otherwise provided by the Remuneration Committee in the award agreement, (i) all awards held by directors (other than the Chief Executive Officer of the Company) will automatically vest in full and (ii) all awards held by other participants (i.e., the Chief Executive Officer and participants who are not directors) shall continue to vest following a change of control and, if any such participant’s employment is terminated by the Company for any reason other than cause within two years of the change of control, shall become fully exercisable. Any unexercised outstanding awards will then lapse one year following the change of control. The Remuneration Committee may also elect to accelerate the vesting of any or all outstanding awards at such times and in such amounts as it determines in its sole discretion.

Change of Control Provisions in 2011 Stock Option Plan. Under the Company’s 2011 Stock Incentive Plan, in any change of control transaction (e.g., the acquisition of the Company by way of merger), except as otherwise provided by the Remuneration Committee in the award agreement, (i) all awards held by directors (other than the Chief Executive Officer of the Company) will automatically vest in full and (ii) all awards held by other participants (i.e., the Chief Executive Officer and participants who are not directors) shall continue to vest following a change of control and, if any such participant’s employment is terminated by the Company for any reason other than cause within two years of the change of control, shall become fully exercisable. Any unexercised outstanding awards will then lapse one year following the change of control. The Remuneration Committee may also elect to accelerate the vesting of any or all outstanding awards at such times and in such amounts as it determines in its sole discretion.

Potential Payments upon Termination or Change of Control

The table below shows the benefits potentially payable to each of our named executive officers if a change of control termination occurred on December 31, 2012, the last business day of fiscal 2012. The closing price per share of our ADSs on The NASDAQ Capital Market on December 31, 2012 was $8.09.

Name	Base Salary ($)	Bonus Payment ($)	Accelerated Vesting of Options ($)(1)	Continuation of Health Benefits ($)	Total ($)
Joseph S. Zakrzewski	1,110,000	666,000	7,707,600	30,000	9,513,600
John F. Thero	386,300	173,835	6,406,338	15,000	6,981,473
Joseph T. Kennedy	350,000	140,000	1,044,000	15,000	1,549,000
Steven B. Ketchum, Ph.D	372,000	148,800	—	15,000	535,800
Paresh Soni, M.D., Ph.D.	360,500	126,175	2,291,600	15,000	2,793,275

(1)	The value of the accelerated vesting equals the difference (if positive) between the option exercise price and the last reported stock price for fiscal 2012 ($8.09), multiplied by the number of options that would have been accelerated upon a change of control occurring on December 31, 2012.

The table below shows the benefits potentially payable to each of our named executive officers if a termination without cause in the absence of a change of control occurred on December 31, 2012. The closing price per share of our ADSs on The NASDAQ Global Market on December 31, 2012 was $8.09.

Name	Base Salary ($)	Bonus Payment ($)	Accelerated Vesting of Options ($)	Continuation of Health Benefits ($)	Total ($)
Joseph S. Zakrzewski	550,000	330,000	7,707,600	15,000	8,602,600
John F. Thero	289,725	—	4,999,338	11,250	5,300,313
Joseph T. Kennedy	175,000	—	261,000	7,500	443,500
Steven B. Ketchum, Ph.D.	186,000	—	—	7,500	193,500
Paresh Soni, M.D., Ph.D.	180,250	—	2,291,600	7,500	2,479,350

401(k) Plan

We have established and maintain a retirement savings plan under Section 401(k) of the Code. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a tax deferred basis through contributions to a 401(k) plan. No contributions were made by the Company for the years ended December 31, 2011 or 2012. Contributions made by the Company for the year ended December 31, 2010 amounted to $21,000.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

Upon recommendation of the Remuneration Committee, the Board of Directors approved an amended non-employee director compensation program effective January 1, 2012. The amended non-employee director compensation program was intended to approximate the 50th percentile of non-employee director compensation within the Company’s peer group. A summary of the non-employee director compensation arrangements for fiscal 2012 is set forth below.

Retainer and Meeting Fees
Annual Board Retainer Fee:
Lead Independent Director	$60,000
All non-employee directors	$40,000

Annual Chairman Retainer Fees:*
Audit Committee Chairman	$17,500
Remuneration Committee Chairman	$12,000
Nominating and Corporate Governance Committee Chairman	$10,000

Annual Committee Member Retainer Fees:*
Audit Committee	$10,000
Remuneration Committee	$6,000
Nominating and Corporate Governance Committee	$5,000

*	These fees are in addition to the Annual Board Retainer Fee, as applicable.

The annual retainers are paid in equal installments made in arrears within thirty days of the end of each calendar quarter, or upon the earlier resignation or removal of the non-employee director. Amounts owing to non-employee directors as annual retainers shall be annualized, meaning that for non-employee directors who join the board during the calendar year, such amounts shall be prorated based on the number of calendar days served by such director.

Non-employee directors shall be given an annual election option, which option is to be exercised within ten calendar days of the end of each quarter, of receiving their annual retainers in the form of either (i) cash or (ii) unregistered non-ADR ordinary shares, with any such issuances to be priced at the greater of (i) the closing price of the Company’s ADSs on The NASDAQ Stock Market on the date which is ten calendar days after the end of each quarter or (ii) £0.50 per share (i.e., par value per Ordinary Share).

In addition, non-employee directors will be eligible to receive an option award for 45,000 ordinary shares upon their appointment or re-election to the Board of Directors, such option award to vest one-third (1/3) on each one-year anniversary of the date of such appointment or re-election to the Board of Directors. The exercise price of any such option award shall be equal to the closing market price on the NASDAQ Stock Market of the Company’s ordinary shares (and represented by American Depository Shares) on the date of such appointment or re-election to the Board of Directors.

In addition, for so long as the non-employee director remains on the Board of Directors, the non-employee director will be eligible to receive an option to purchase an additional 30,000 ordinary shares in each year in which the director is not appointed or re-elected but continues to serve on the Board of Directors after the annual meeting. Such award will be made immediately after the Company’s annual general meeting of shareholders and will vest in full upon the one-year anniversary of such meeting. The exercise price of any such option award shall be equal to the closing market price on the NASDAQ Stock Market of the Company’s ordinary shares (and represented by American Depository Shares) on the date of such meeting.

In addition, the non-employee directors are also eligible to participate in the Company’s stock option plans on a case-by-case basis.

Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings.

On July 10, 2012, we awarded options representing the right to purchase 45,000 Ordinary Shares to Lars Ekman, Carl Gordon and Jan van Heek in connection with their re-election to the Board. The total grant-date value of each of these awards was $539,680, based on a closing price of $14.40 on The NASDAQ Global Market on the date of grant. This award vests in three equal annual installments on each anniversary of the grant date. Also on July 10, 2012, the Company awarded options representing the right to purchase 30,000 Ordinary Shares to Joseph Anderson, James Healy, Kristine Peterson and Patrick O’Sullivan in connection with their service on the Board. The total grant-date value of each of these awards was $359,787 based on a closing price of $14.40 on The NASDAQ Global Market on the date of grant. This awards vest on the one year anniversary of the grant date.

On December 10, 2012, we awarded options representing the right to purchase 45,000 Ordinary Shares to David Stack in connection with his appointment to the Board of Directors. This award vests in three equal annual installments on each anniversary of the grant date. The total grant-date value of this award was $351,123, based on a closing price of $9.34 on The NASDAQ Global Market on the date of grant.

The following table shows the compensation paid in fiscal 2012 to the Company’s non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
Joseph Anderson	57,000	359,787	416,787
Lars G. Ekman	65,000	539,680	604,680
Carl L. Gordon	50,000	539,680	589,680
James I. Healy	46,000	359,787	405,787
Patrick J. O’Sullivan	50,000	359,787	409,787
Kristine Peterson	50,000	359,787	409,787
David Stack(2)	2,300	351,123	353,423
Jan van Heek(3)	63,500	539,680	603,180
Joseph S. Zakrzewski(4)	—	—	—

(1)	The value of the awards has been computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. Assumptions used in the calculations for these amounts are set forth in note 12 to our financial statements included in our Annual Report on Form 10-K filed with the SEC on February 28, 2013.
(2)	Mr. Stack became a member of the Board on December 10, 2012.
(3)	Mr. van Heek received $31,728 of his fees in the form of 3,055 Ordinary Shares.
(4)	Amounts paid to Mr. Zakrzewski in his capacity as Chief Executive Officer and Director are set forth in the Summary Compensation Table above.

In March 2013, our Board of Directors established Stock Ownership Guidelines for its non-employee directors. The guidelines require that each non-employee director maintain an equity interest in the Company at least equal to three times the amount of such director’s annual cash retainer. Equity interests that count toward the satisfaction of the ownership guidelines include the value of Ordinary Shares owned beneficially, the settlement of restricted stock or restricted stock units, and unvested deferred stock units. The calculation of an individual’s equity interest, however, does not include the value of stock options (whether or not vested), unvested restricted stock, and unvested restricted stock units, except unvested deferred stock units. Non-employee directors have five years from the date of the commencement of their appointment as a director to attain these ownership levels. If a non-employee director does not meet the applicable guideline by the end of the five-year period, the director is required to hold a minimum of 50% to 100% of the shares resulting from any future equity awards until the applicable guideline is met, net of shares sold or withheld to exercise stock options and pay withholding taxes. The Remuneration Committee, however, may make exceptions for any director on whom this requirement could impose a financial hardship.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee charter that has been adopted by the Board. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by NASDAQ and the SEC, and the Board has determined that Audit Committee Member Jan van Heek is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K.

The Audit Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of the testing of the design and effectiveness of its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee by Public Company Accounting Oversight Board (“PCAOB”) AU380, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board. The Audit Committee discussed with the independent registered public accounting firm their independence from management and the Company, including the matters required by the applicable rules of the Public Company Accounting Oversight Board.

In addition to the matters specified above, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The Committee met with the independent registered public accounting firm periodically, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting and the independent registered public accounting firm’s reviews of the quarterly financial statements, and drafts of the quarterly and annual reports.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Submitted by the Audit Committee of the Board of Directors

Jan van Heek (Chairman)

Kristine Peterson

Patrick J. O’Sullivan

SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, shareholder proposals intended to be included in the 2014 Annual General Meeting proxy materials must be received by the Secretary of the Company no later than January —, 2014, or otherwise as permitted by applicable law (the “Proxy Deadline”); provided, however, that if the 2014 Annual General Meeting date is advanced or delayed by more than 30 days from the anniversary date of the 2013 Annual General Meeting, then shareholders must submit proposals within a reasonable time before the Company begins to print and send its proxy materials. Proposals received after this timeframe will not be included in the Company’s proxy materials for the 2014 Annual General Meeting. The form and substance of these proposals must satisfy the requirements established by the Company’s Articles, the Nominating and Corporate Governance Committee charter and the SEC, and the timing for the submission of any such proposals may be subject to change as a result of changes in SEC rules and regulations.

Under the 2006 Act, in order for a shareholder proposal to be presented at an Annual General Meeting, such proposal must have been requisitioned either by shareholders representing 5% of the voting rights of all members having a right to vote on such proposal at the Annual General Meeting or by at least 100 shareholders who have a right to vote on such proposal at the relevant Annual General Meeting and who hold shares in the Company on which there has been paid up an average sum, per member, of at least £100. Such proposal must have been signed or otherwise authenticated by all requisitionists and submitted to the Company not later than (1) six weeks before the Annual General Meeting to which the requests relate, or (2) if later, the time at which notice of that meeting is given by the Company.

Additionally, shareholders who intend to nominate a director to be elected at the 2014 Annual General Meeting must provide the Secretary of the Company with written notice of such nomination between 7 and 42 days prior to the date of such meeting, together with written notice signed by the director nominee regarding his or her willingness to be elected. Any shareholder seeking to recommend a director candidate or any director candidate who wishes to be considered by the Nominating and Corporate Governance Committee, the committee that recommends a slate of nominees to the Board for election at each annual general meeting, must also provide the Secretary of the Company with: the name and address of the shareholder seeking to recommend a director candidate; a representation that the shareholder is a record holder of the Company’s securities (or, if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act); the name, age, business and residential address, educational background, current principal occupation or employment for the preceding five full fiscal years of the proposed director candidate; a description of the qualifications and background of the proposed director candidate, which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time; a description of all arrangements or understandings between the shareholder and the proposed director candidate; the consent of the proposed director candidate to be named in the Proxy Statement relating to the Company’s annual general meeting and to serve as a director if elected at such annual general meeting; and any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to SEC rules, if then required. The Nominating and Corporate Governance Committee will consider all director candidates who comply with these requirements and will evaluate these candidates using the criteria described above under the caption, “Nomination of Directors.” Director candidates who are then approved by the Board will be included in the Company’s proxy statement for that annual general meeting.

DELIVERY OF PROXY MATERIALS

Our Annual Report to shareholders for the fiscal year ended December 31, 2012, including audited financial statements, accompanies this Proxy Statement. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and the exhibits thereto are available from the Company without charge upon written request of a shareholder. Copies of these materials are also available online through the Securities and Exchange Commission at www.sec.gov. The Company may satisfy SEC rules regarding delivery of proxy materials, including the Proxy Statement and Annual Report, by delivering a single set of proxy materials to an address shared by two or more Company shareholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder at a shared address to which a single copy of the proxy materials was delivered. If you hold Ordinary Shares as a record shareholder and prefer to receive separate copies of proxy materials either now or in the future, please contact the Company’s investor relations department at Amarin Corporation plc, c/o Amarin Pharma, Inc., 1430 Route 206, Bedminster, NJ 07921 or by telephone at (908) 719-1315. If you hold Ordinary Shares in the form of American Depositary Shares through Citibank or hold Ordinary Shares through a brokerage firm or bank and you prefer to receive separate copies of proxy materials either now or in the future, please contact Citibank, your brokerage firm or bank, as applicable.

EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY.

ANNEX A

Remuneration Report for the year ended 31 December 2012

Information Not Subject to Audit

Remuneration policy

The Company’s policy on remuneration is to attract, retain and incentivise the best staff, recognising that they are key to the success of the business, and to align our staff’s interests with those of our shareholders by rewarding short-term and long-term performance and tying compensation to increases in shareholder value.

Consistent with this policy, the Company’s benefit packages awarded to directors and senior management are intended to be competitive and comprise a mix of remuneration (historically consisting of base salary, annual cash incentive bonus and equity-based compensation) with the goals listed below, while not detracting from the goals of good corporate governance:

•

provide a competitive total compensation package that enables the Company to attract and retain highly qualified directors and senior management with the skills and experience required for the achievement of business goals;

•	align compensation elements with the Company’s annual goals and long-term business strategies and objectives;

•

promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	align the incentives of directors and senior management with the creation of shareholder value.

The Company’s American Depositary Shares are listed on the NASDAQ Global Market and the Company is therefore subject to NASDAQ corporate governance rules.

The Company’s natural competitor group with respect to staffing lies within the pharmaceutical and biotechnology industries. Subject to changes in the industry and to competitive and other pressures, the Company will generally align its rates of remuneration with this sector, both in terms of overall packages and the division between basic and performance-related elements. However, it is recognised that such competition is only one of a number of factors to be taken into account.

Long-term incentives are provided to directors and senior management in the form of executive share options and, additionally, in the case of executive directors and senior management, by the granting of end of year cash bonuses that are specifically designed to reward executives for overall corporate performance as well as individual performance in a given year. Share options are granted to directors and senior management to aid in their retention, to motivate them to assist with the achievement of corporate objectives and to align their interests with those of our shareholders by creating a return tied to the performance of our stock price. It is the intention of the board of directors (the “Board”) to grant share options to executive directors and senior management in the furtherance of these objectives and to reward performance. Additionally, the Board may award options from time to time to non-executive directors as is relatively standard practice in the U.S.

Share options are currently granted to directors and senior management pursuant to the Amarin Corporation Plc 2011 Stock Incentive Plan approved by the shareholders in general meeting on 12 July 2011, as amended on 10 July 2012 (“the option plan”). The maximum number of the Company’s Ordinary Shares of £0.50 each or any American Depositary Shares, as the case may be (the “Shares”), to be issued under the 2011 Plan shall not exceed the sum of (i) 11.5 million Shares, (ii) 3,074,680 Shares (being Shares that remained available for grants under the Company’s existing 2002 Stock Option Plan (the “2002 Plan”) as of July 12, 2011) and (iii) the number of Shares underlying awards under the 2002 Plan that are outstanding as of July 12, 2011 that are subsequently forfeited, cancelled, expire or are otherwise terminated. As of March 15, 2013, excluding stock options previously exercised, 6,785,521 Ordinary Shares are available for grant under the option plan in connection with stock options that were outstanding or available for grant. The Remuneration Committee may grant options to eligible persons. In determining which eligible persons may receive an award of options and become participants in the option plan, as well as the terms of any option award, the Remuneration Committee may take into account the nature of the services rendered to us by the eligible persons, their present and potential contributions to our success or such other factors as the Remuneration Committee, at its discretion, shall deem relevant.

In the event that a director resigns, then under the option plan, the unvested options lapse, and vested but unexercised options will lapse twelve months following the date of such resignation. Share options granted to new non-executive directors pursuant to the option plan typically vest in three equal tranches during the three-year period from the grant date to the third anniversary of the grant date. In addition, for so long as the non-executive director remains on the Board of Directors, on an annual basis the non-executive director will be eligible to receive an additional option, such award to be made each year immediately after the Company’s annual general meeting of shareholders, such option award to vest in full upon the one-year anniversary of such meeting. Share options granted to new employees typically vest 25% at the one-year anniversary of the date of hire and then vest ratably over the subsequent 36-month period.

The Remuneration Committee has the delegated authority of the Board to vary the remuneration of executive directors and senior management to include the award of end of year bonuses and grant of options. The Remuneration Committee awards performance-based cash bonuses based in part on the Company’s achievement of corporate goals. In addition, the Remuneration Committee considers the individual performance of the Company’s executive directors and senior management and the level of each such individual’s accountability, scope of responsibilities and impact on the Company’s performance during the course of the year as well as corporate achievement beyond established goals. The Remuneration Committee also considers its own understanding of what executives with similar functions at similarly situated companies typically receive for performance-based cash compensation so as to ensure that the Company’s executive directors and senior management are properly remunerated. In determining the remuneration arrangements for executive directors and management, the Remuneration Committee considers the pay and employment conditions elsewhere in the Company.

Performance graphs

The following performance graphs and related information shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent that we specifically incorporate it by reference into such filing.

Performance Graph—3 Year

In the opinion of the Board of Directors, the indices below are the most appropriate indices against which the total shareholder return of Amarin should be measured. The NASDAQ Bio Index has been selected because it is an index of U.S. quoted biotechnology and pharmaceutical companies.

Company/Market/Peer Company	12/31/2010	12/31/2011	12/31/2012
Amarin Corporation PLC	$573.43	$523.78	$565.73
NASDAQ Composite Index	$118.15	$117.22	$138.01
NASDAQ Biotechnology Index	$115.22	$129.13	$170.83

Source: NASDAQ—Whole Market index and Bio index. The NASDAQ Market index has been used to compare the shareholder return for all companies listed on the NASDAQ Stock Market. The NASDAQ Bio index has been used to give a comparison of the shareholder returns from biotechnology and pharmaceutical companies listed on the NASDAQ Stock Market.

Performance Graph—5 Year

The following graph compares the cumulative 5-year return provided to stockholders of Amarin’s ADSs relative to the cumulative total returns of the NASDAQ Composite Index and the NASDAQ Biotechnology Index. An investment of $100 (with reinvestment of all dividends) is assumed to have been made in our ADSs and in each of the indexes on December 31, 2007 and its relative performance is tracked through December 31, 2012.

Company/Market/Peer Company	12/31/2008	12/31/2009	12/31/2010	12/31/2011	12/31/2012
Amarin Corporation PLC	$27.31	$55.00	$315.36	$288.06	$311.13
NASDAQ Composite Index	$60.02	$87.25	$103.08	$102.27	$120.42
NASDAQ Biotechnology Index	$87.70	$101.70	$117.18	$131.33	$173.73

Directors’ service contracts

The Company is not currently a party to a service contract with any of its non-executive directors.

Current non-executive directors are paid under the Company’s non-executive director compensation policy which is summarized below.

	Retainer and Meeting Fees
Annual Board Retainer Fee:
Lead Independent Director	$60,000
All non-employee directors	$55,000	*

Annual Chairman Retainer Fees:**
Audit Committee Chairman	$17,500
Remuneration Committee Chairman	$12,000
Nominating and Corporate Governance Committee Chairman	$10,000

Annual Committee Member Retainer Fees:**
Audit Committee	$10,000
Remuneration Committee	$6,000
Nominating and Corporate Governance Committee	$5,000

*	Revised from $40,000 effective January 1, 2013.
**	These fees are in addition to the Annual Board Retainer Fee, as applicable.

The annual retainers are paid in equal installments made in arrears within thirty days of the end of each calendar quarter, or upon the earlier resignation or removal of the non-executive director. Amounts owing to non-executive directors as annual retainers shall be annualized, meaning that for non-executive directors who join the board during the calendar year, such amounts shall be pro-rated based on the number of calendar days served by such director.

Non-executive directors shall be given an annual election option, which option is to be exercised within ten calendar days of the end of each quarter, of receiving their annual retainers in the form of either (i) cash or (ii) unregistered non-ADR ordinary shares, with any such issuances to be priced at the greater of (i) the closing price of the Company’s ADSs on The NASDAQ Stock Market on the date which is ten calendar days after the end of each quarter or (ii) £0.50 per share (i.e., par value per Ordinary Share).

In addition, non-executive directors will be eligible to receive an option award for 45,000 ordinary shares upon their appointment or re-election to the Board of Directors, such option award to vest one-third (1/3) on each one-year anniversary of the date of such appointment or re-election to the Board of Directors. The exercise price of any such option award shall be equal to the closing market price on the NASDAQ Stock Market of the Company’s ordinary shares (and represented by American Depository Shares) on the date of such appointment or re-election to the Board of Directors.

In addition, for so long as the non-executive director remains on the Board of Directors, the non-executive director will be eligible to receive an option to purchase an additional 30,000 ordinary shares in each year in which the director is not appointed or re-elected but continues to serve on the Board after the annual meeting. Such award will be made immediately after the Company’s annual general meeting of shareholders and will vest in full upon the one-year anniversary of such meeting. The exercise price of any such option award shall be equal to the closing market price on the NASDAQ Stock Market of the Company’s ordinary shares (and represented by American Depository Shares) on the date of such meeting.

In addition, the non-executive directors are also eligible to participate in the Company’s stock option plans on a case-by-case basis.

Non-executive directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings.

On July 10, 2012, the Company awarded options representing the right to purchase 45,000 Ordinary Shares to Lars Ekman, Carl Gordon and Jan van Heek in connection with their re-election to the Board. The total grant-date value of each of these awards was $539,680, based on a closing price of $14.40 on The NASDAQ Global Market on the date of grant. This award vests in three equal annual installments on each anniversary of the grant date. Also on July 10, 2012, the Company awarded options representing the right to purchase 30,000 Ordinary Shares to Joseph Anderson, James Healy, Kristine Peterson and Patrick O’Sullivan in connection with their service on the Board. The total grant-date value of each of these awards was $359,787 based on a closing price of $14.40 on The NASDAQ Global Market on the date of grant. This awards vest on the one year anniversary of the grant date.

On December 10, 2012, the Company awarded options representing the right to purchase 45,000 Ordinary Shares to David Stack in connection with his appointment to the Board. This award vests in three equal annual installments on each anniversary of the grant date. The total grant-date value of this award was $351,123, based on a closing price of $9.34 on The NASDAQ Global Market on the date of grant.

The following table shows the compensation paid in fiscal 2012 to the Company’s non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)	Total ($)
Joseph Anderson	57,000	359,787	416,787
Lars G. Ekman	65,000	539,680	604,680
Carl L. Gordon	50,000	539,680	589,680
James I. Healy	46,000	359,787	405,787
Patrick J. O’Sullivan	50,000	359,787	409,787
Kristine Peterson	50,000	359,787	409,787
David Stack(2)	2,300	351,123	353,423
Jan van Heek(3)	63,500	539,680	603,180
Joseph S. Zakrzewski(4)	—	—	—

(1)	The value of the awards has been computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. Assumptions used in the calculations for these amounts are set forth in note 12 to our financial statements included in our Annual Report on Form 10-K filed with the SEC on February 28, 2013.
(2)	Mr. Stack became a member of the Board on December 10, 2012.
(3)	Mr. van Heek received $31,728 of his fees in the form of 3,055 Ordinary Shares.
(4)	Amounts paid to Mr. Zakrzewski in his capacity as Chief Executive Officer and Director are set forth in the Summary Compensation Table above.

Share schemes

Interests in share options over Amarin Corporation plc

Details of options held by directors (or those entities which they represent as disclosed in notes below) as at December 31, 2012, and those who served as directors during 2012, are set out below:

Date of grant	Earliest exercise date	Expiry date	Exercise price (US$)	No. at 1 January 2012 (£0.50 shares)	Options granted	Exercised in year	Lapsed in year	No. at 31 December 2012 (£0.50 shares)
Dr. J. Anderson(1)
02/10/2010 (options)	8/10/2010	02/10/2020	1.03	120,000	—	—	—	120,000
07/10/2012 (options)	7/10/2012	07/10/2022	14.40	—	30,000	—	—	30,000

				120,000	30,000	—	—	150,000

Dr. J. Healy(2)
02/10/2010 (options)	08/10/2010	02/10/2020	1.03	120,000	—	90,000	—	30,000
07/10/2012 (options)	7/10/2012	07/10/2022	14.40	—	30,000	—	—	30,000

				120,000	30,000	90,000	—	60,000

Dr. C. Gordon(2)
02/10/2010 (options)	08/10/2010	02/10/2020	1.03	120,000	—	—	—	120,000
07/10/2012 (options)	7/10/2012	07/10/2022	14.40	—	45,000	—	—	45,000

				120,000	45,000	—	—	165,000

Mr. J. Zakrzewski(3)
12/21/2009 (options)	12/21/2009	12/21/2019	1.35	675,000	—	610,000	—	65,000
11/11/2010 (options)	11/11/2010	11/11/2020	3.40	1,550,000	—	—	—	1,550,000
10/20/2011 (options)	10/20/2011	10/20/2021	9.00	625,000	—	—	—	625,000
02/01/2012 (options)	02/01/2012	02/01/2022	8.86	—	300,000	—	—	300,000

				2,850,000	300,000	610,000	—	2,540,000

Mr. J. van Heek(2)
02/10/2010 (options)	08/10/2010	02/10/2020	1.03	90,000	—	—	—	90,000
07/10/2012 (options)	07/10/2012	07/10/2022	14.40	—	45,000	—	—	45,000

				90,000	45,000	—	—	135,000

Dr. L. Ekman(2)
02/10/2010 (options)	08/10/2010	02/10/2020	1.03	120,000	—	—	—	120,000
07/10/2012 (options)	07/10/2012	07/10/2022	14.40	—	45,000	—	—	45,000

				120,000	45,000	—	—	165,000

Ms. K. Peterson(2)
11/17/2010 (options)	11/17/2011	11/17/2020	3.67	120,000	—	—	—	120,000
07/10/2012 (options)	07/10/2012	07/10/2022	14.40	—	30,000	—	—	30,000

				120,000	30,000	—	—	150,000

Mr. P. O’Sullivan(2)
12/13/2011 (options)	12/13/2012	12/13/2021	6.74	45,000	—	—	—	45,000
07/10/2012 (options)	07/10/2012	07/10/2022	14.40	—	30,000	—	—	30,000

				45,000	30,000	—	—	75,000

Mr. D. Stack(2)
12/10/2012 (options)	12/10/2012	12/10/2022	9.34	—	45,000	—	—	45,000

				—	45,000	—	—	45,000

(1)	These share options were issued to Dr. Joseph Anderson as a director. Under an agreement between Dr. Anderson and Abingworth LLP, of which Dr. Anderson is a Partner, Dr. Anderson is deemed to hold 131,400 shares underlying his option to purchase shares for the benefit of investment funds affiliated with Abingworth LLP and must exercise such portion of the options solely upon the direction of Abingworth LLP.
(2)	These share options were issued to the individual as a director.
(3)	The options were issued to Mr. Zakrzewski as a director in December 2009. The additional options were issued to Mr. Zakrzewski as Chief Executive Officer in 2010, 2011 and 2012.

During the year ended December 31, 2012, no other directors have been granted share options in the shares in the Company or other group entities.

The market price of the Company’s shares at the end of the financial year was US $8.09, the range of market prices during the year were US $6.13 and US $15.96.

Long-term incentive scheme

There are no long-term incentive schemes in place in respect of any of the directors.

On behalf of the board

Joseph Anderson Ph.D.

Chairman of the Remuneration Committee

— 2013

ANNEX B

Proposed Amendment to Article 143 of the Company’s Articles of Association

BORROWING POWERS

143.	~~(a)~~ The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Statutes, to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

~~(b)~~	~~Whilst any securities of the Company are admitted to a recognised stock exchange the Board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company at general meetings of its subsidiary undertakings (if any) so as to secure (so far, as regards subsidiary undertakings, as by such exercise they can secure) that the aggregate amount for the time being remaining undischarged of all monies borrowed by the Group (which expression means the Company and its subsidiary undertakings for the time being) shall not (excluding intra-Group borrowings) at any time without the previous sanction of an Ordinary Resolution exceed a sum equal to the greater of (i) three (3) times the adjusted total of capital and reserves; and (ii) US$100,000,000.~~

~~(c)~~	~~For the purpose of this Article:~~

~~(i)~~	~~The following shall (unless otherwise taken into account) be deemed to constitute monies borrowed:~~

~~(A)~~	~~the principal amount outstanding in respect of any debenture notwithstanding that the same may have been issued in whole or in part for a consideration other than cash;~~

~~(B)~~	~~principal amount outstanding in respect of any debenture of any member of the Group which is not beneficially owned within the Group;~~

~~(C)~~	~~principal amount outstanding under any bill accepted by any member of the Group and not beneficially owned within the Group or under any acceptance credit opened on behalf of or in favour of any member of the Group other than by another member of the Group (not being an amount outstanding in respect of the purchase of goods in the ordinary course of trading);~~

~~(D)~~	~~nominal amount of the issued and paid-up preference share capital of any subsidiary undertaking of the Company not beneficially owned within the Group;~~

~~(E)~~	~~nominal amount of any issued share capital and the principal amount of any monies borrowed (not being issued share capital or monies borrowed beneficially owned within the Group) the redemption or repayment whereof is guaranteed or secured by the Company or by any of its subsidiary undertakings; and~~

~~(F)~~	~~fixed or minimum premium payable on final redemption or repayment of any debentures or other monies borrowed or share capital in addition to the principal or nominal amount thereof.~~

~~(ii)~~	~~Monies borrowed for the purpose of and actually applied within six months in repaying the whole or any part of other monies borrowed by the Group and for the time being outstanding shall not pending their application for such purpose be deemed to be monies borrowed.~~

~~(iii)~~	~~Monies borrowed from bankers or others for the purpose of financing any contract up to an amount not exceeding that part of the price receivable under the contract which is guaranteed or insured by the Export Credit Guarantees Department or any other institution or body carrying on a similar business shall be deemed not to be monies borrowed.~~

B-1

~~(d)~~	~~For the purposes of this Article:~~

~~(i)~~	~~The adjusted total of capital and reserves means:~~

~~(A)~~	~~the nominal amount of the issued and paid up or credited as paid up share capital for the time being of the Company; and~~

~~(B)~~	~~the amount standing to the credit of the consolidated reserves of the Group including share premium account and capital redemption reserved fund (if any) and the amount standing to the credit of the consolidated profit and loss account; all as shown in a consolidation of the most recent audited balance sheets of the Company and its subsidiary undertakings available at the date the calculation falls to be made but after:~~

~~(A)~~	~~adjusting as may be necessary in respect of any variation in such paid up share capital and reserves since the dates of such balance sheets but so far as profit and loss account is concerned only to take account of (I) any distribution (otherwise than within the Group) paid, recommended or declared and not (A) already provided for as a liability in such balance sheets or (B) being a normal preference or interim dividend payable out of profits since earned and (II) any provision made other than out of profits since earned;~~

~~(B)~~	~~excluding any sum set aside for taxation (other than deferred taxation);~~

~~(C)~~	~~excluding a sum equal to the book value of goodwill other than goodwill arising upon such consolidation (the amount of which so far as previously written off to be written back); and~~

~~(D)~~	~~deducting if not already deducted any debit balance on profit and loss account.~~

~~(ii)~~	~~Share capital allotted shall be treated as issued and any share capital already called up or payable at any future date within the following twelve months shall be treated as already paid up and if the Company proposes to issue any shares for cash and the issue of such shares has been underwritten then such shares shall be deemed to have been issued and the subscription monies (including any premium) payable in respect thereof within the following twelve months shall be deemed to have been paid up.~~

~~(iii)~~	~~In calculating the adjusted total of capital and reserves any adjustments may be made that the Auditors may certify in their opinion to be appropriate, including in particular adjustments to provide for the carrying into effect of any transaction for the purposes of or in connection with which it requires to be calculated.~~

~~(iv)~~	~~The certificate of the Auditors as to the amount of the adjusted total of capital and reserves at any time shall be conclusive and binding upon all concerned.~~

~~(e)~~	~~No person dealing with the Company or any of its subsidiaries shall by reason of the foregoing provisions of this Article be concerned to see or inquire whether this limit is observed, and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had at the time when the debt was incurred or security given express notice that the limit hereby imposed had been or would thereby be exceeded.~~

B-2

ANNEX C

THE COMPANIES ACTS 1985 to 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

(Adopted by Special Resolution passed on [                        ])

-of-

AMARIN CORPORATION PLC

(Incorporated 1st March 1989)

THE COMPANIES ACTS 1985 to 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

-of-

AMARIN CORPORATION PLC

(Adopted by a Special Resolution passed on [                        ])

PRELIMINARY

1.	This document comprises the articles of association of the Company and no regulations set out in any statute or in any statutory instrument or other subordinate legislation concerning companies shall apply as regulations or articles of the Company.

INTERPRETATION

2.	In these Articles, unless the context otherwise requires, the words standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column.

MEANINGS

“2006 Act”	The Companies Act 2006

“address”	wherever used in relation to any communication in electronic form includes any number or address used for the purposes of such communications.

“Alternate Director”	a person appointed by a Director to act in his place if he is absent from a meeting.

“these Articles”	these Articles of Association in their present form or as from time to time altered.

“Auditors”	the auditors of the Company from time to time.

“Board”	the board of directors of the Company or the Directors present at a Board Meeting at which a quorum is present.

“Board Meeting”	a meeting of the Directors held in accordance with these Articles.

“Change of Control”	with respect to the Company, the occurrence of any of the following:—

	(a	)	any transaction or series of related transactions which results in any Person, whether directly or indirectly, holding in aggregate over 50% of total voting rights conferred by all shares in the capital of the Company for the time being in issue and which confer the right to vote at all general meetings of the Company; or

	(b	)	any consolidation, merger, demerger, joint venture, recapitalisation of the Company with or into any other Person or any other corporate reorganisation after which the Members of the Company immediately prior to such consolidation, merger, demerger, joint venture, recapitalisation or other reorganisation own directly or indirectly less than 50% of the surviving corporation or entity’s voting power immediately after such transaction; or

	(c	)	a winding up of the Company; or

	(d	)	if during any period of two consecutive years the Continuing Directors cease for any reason to constitute a majority of the Board.

“Change of Control Notice”	a written notice given, within 30 days following a Change of Control, to holders of such series of Preference Shares entitled to redeem their Preference
Shares on a Change of Control in accordance with Article 16, stating:

	(a	)	that a Change of Control has occurred;

	(b	)	the date of redemption which will be no earlier than 10 days nor later than 60 days from the date the Change of Control Notice is sent (the “Change of Control Redemption Date”); and

	(c	)	the instructions determined by the Company, consistent with these Articles, that a holder must follow in order to have its Preference Shares redeemed.

“clear days”	in relation to the period of a notice that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“the Company”	Amarin Corporation plc.

“Continuing Directors”	as of any date of determination and with respect to any series of Preference
Shares, any member of the Board who was (a) a member of such Board on the date of issuance of such series of Preference Shares; or (b) nominated for election or elected to such Board with the approval of a majority of the
Continuing Directors who were members of such Board at the time of such nomination or election.

“debenture”	shall include debenture stock and “debenture holder” debenture stockholder respectively.

“Directors”	directors of the Company.

“electronic copy” “electronic form” and “electronic”	have the meanings given in section 1168 of the 2006 Act.

“Executive Director”	a Managing Director, Joint Managing Director, or Assistant Managing Director of the Company or a Director who is the holder of any other employment or executive office with the Company.

“Existing Preference Shares”	Preference Shares in the capital of the Company which are in issue at the relevant time.

“Existing Shares”	shares in the capital of the Company which are in issue at the relevant time.

“hard copy” and “hard copy form”	have the meanings set out in section 1168 of the 2006 Act.

“Member”	a member of the Company.

“Office”	the registered office for the time being and from time to time of the Company.

“Operator”	a Person approved under the Regulations as operator of a relevant system (that is, a computer system which allows shares without share certificates to be transferred without using transfer forms).

“Ordinary Resolution”	a decision reached by a simple majority of votes; that is by more than 50% of the votes cast.

“Ordinary Shares”	ordinary shares of 50 pence each in the capital of the Company.

“paid up”	paid up or credited as paid up.

“Person”	any individual, body corporate (wherever incorporated), unincorporated association, trust or partnership (whether or not having separate legal personality) government, state or agency of a state.

“Preference Shares”	The preference shares of 5 pence each in the capital of the Company (or such other nominal value as such shares or any series thereof may be consolidated and/or subdivided into from time to time in accordance with these Articles).

“Redemption Date”	in respect of a particular series of Preference Shares to which Articles 16 to 20 apply, 31st March, 30th June, 30th September and 31st December in each year (up to and including 31st December in the year in which the 20th anniversary of the date of issue of such series of Preference Shares falls) provided that in respect of each such date, the Directors determine at the time of issue of such series of Preference Shares that it is to be a Redemption Date.

“Redemption Notice”	has the meaning set out in Article 13.

“Register”	The Register of Members of the Company.

“Regulations”	The Uncertificated Securities Regulations 2001 (SI 2001 No 2001/3755) (as amended by The Companies Act 2006 (Consequential Amendments) (Uncertified Securities) Order 2009) including any modification thereof or any regulations in substitution therefor for the time being in force.

“Seal”	the common seal (if any) of the Company or any official seal that the Company may be permitted to have under the Statutes.

“Secretary”	includes a temporary or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary.

“Share Warrants”	has the meaning set out in Article 40.

“Shareholder Redemption Notice”	has the meaning set out in Article 16.

“Special Resolution”	a decision reached by a majority of at least 75 per cent of votes cast.

“Statutes”	The 2006 Act and every other English statute or enactment for the time being in force applicable to the Company.

“Stock Exchange”	London Stock Exchange Limited.

“Treasury Shares”	has the meaning set out in section 724(5) of the 2006 Act.

References in these Articles to writing shall mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and “written” shall be construed accordingly.

References to a document being “sent”, “supplied” or “given” to or by a person means such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and “sending”, “supplying” and “giving” shall be construed accordingly.

Reference in these Articles to a share (or a holding of shares) being in uncertificated form or in certificated form shall be references respectively to that share being an uncertificated unit of a security or a certificated unit of security.

A dematerialised instruction shall be properly authenticated if it complies with the specifications referred to in paragraph 5(b) of Schedule 1 to the Regulations.

Words denoting the singular number shall include the plural number and vice versa; words denoting the masculine gender shall include the feminine gender; words denoting persons shall include corporations.

References to any statute or statutory provision shall be interpreted as relating to any statutory modification or re-enactment thereof for the time being in force.

Save as aforesaid words and expressions defined in the Statutes or the Regulations will bear the same meaning in these Articles if not inconsistent with the subject in the context, save that the word “company” shall include any body corporate.

Where, for any purpose, an Ordinary Resolution of the Company is required a Special Resolution shall also be effective.

BUSINESS

3.	Any branch or kind of business which by these Articles is either expressly or by implication authorised to be undertaken by the Company may be undertaken by the Company at such a time as the Board shall consider appropriate, and, further, may be suffered by them to be in abeyance, whether such branch or kind of business may have been actually commenced or not, so long as the Board may deem it expedient not to commence or proceed with such branch or kind of business.

LIMITED LIABILITY

3.1	The liability of the Members is limited to the amount, if any, unpaid on the shares in the capital of the Company held by them.

SHARE CAPITAL

4.	The rights of the holders of Ordinary Shares to income and capital are as follows:

(i)	Rights to income

Any profits which the Company (subject to Article 163) decides to distribute to the holders of Ordinary Shares shall be subject to the rights of any other class of shares which then exist.

(ii)	Rights to capital

If there is a return of capital because the Company is wound up, the Company’s assets which are left after paying its liabilities will be distributed to the holders of the Ordinary Shares in proportion to the amounts paid up on their Ordinary Shares. This is subject to the rights of any other class of shares which then exist.

PREFERENCE SHARES

Creation of rights

5.	Notwithstanding the provisions of Article 34 and subject as provided in Articles 6 to 30 inclusive, the Preference Shares may be issued with such rights and subject to such restrictions and limitations as the Directors shall determine in the resolution of the Directors approving the issue of such shares and changes to these Articles shall not be required to do this and in particular (but without prejudice to the generality of the foregoing) the Directors may (without prejudice to the authority conferred by Article 27) pursuant to the authority given by the passing of the resolution to adopt this paragraph consolidate and divide and/or sub-divide the Preference Shares into shares of a larger or smaller amount (and so that the provisions of Article 31 shall, where relevant, apply to any such consolidation and division or sub-division).

6.	The Preference Shares can be issued in one or more separate series and each series will constitute a separate class of shares.

7.	The Directors must determine the particular rights attaching to a series of Preference Shares before the Preference Shares of that series are allotted and where the Directors determine on the particular rights to be attached to any series of Preference Shares these do not have to be the same as the particular rights which are attached to any existing series of Preference Shares. Without prejudice to Articles 8 and 9, the rights and restrictions attached to any series of Preference Shares determined by the Directors can give such series priority over some or all of the rights of Existing Shares.

Income

8.	Without prejudice to Article 7, the Preference Shares shall (save where the rights attached to a particular series of Preference Shares determined by the Directors prior to issue provide otherwise) rank as regards the payment of dividends, in priority to the payment of any dividend to the holders of any class of shares not being Preference Shares. Whilst there remains any arrears or deficiency of the dividend payable on any Preference Share or whilst any redemption moneys payable on any Preference Share remain unpaid after the date of payment thereof, no dividends or other distributions may be declared paid or made on any class of shares not being Preference Shares and the Directors shall not exercise the powers contained in Articles 172, 173 or 175.

Capital

9.	On a return of capital on winding up or otherwise (other than on a purchase of shares by the Company) the Preference Shares shall (save where the rights attached to a particular series of Preference Shares determined by the Directors prior to issue provide otherwise) rank in priority to any payment to the holders of any other class of shares not being Preference Shares provided that no purchases of shares by the Company may be effected whilst there remain any arrears or deficiency of the dividend payable on any Preference Share or whilst any redemption moneys payable on any Preference Share remain unpaid after the date for payment thereof.

Currency

10.	Unless the rights attached to any Preference Share or the Articles provide otherwise a dividend or any other money payable in respect of a Preference Share can be paid to a shareholder in whatever currency the Directors determine, using an appropriate exchange rate selected by the Directors.

Redemption

11.

Subject to the Statutes, the Directors shall determine, before the Preference Shares of a series have been first allotted, whether such series can be redeemed, and if so whether (i) at the option of the Company in accordance with Articles 12 to 15; and/or (ii) at the option of the holders of the series of Preference Shares in accordance with Articles 16 to 20. Articles 21 to 27 shall apply to all series of Preference Shares which the Directors have determined can be redeemed. A particular series of Preference Shares cannot, however, be redeemed if the Articles so provide or the Directors have determined, before the Preference Shares of that series have been first allotted that the Preference Shares of that series cannot be redeemed.

Redemption by the Company

12.	When a Preference Share is redeemed at the option of the Company, the following will be paid for each Preference Share:

(a)	the amount of the nominal value paid on the Preference Share, or the amount of the nominal value treated as paid up on it;

(b)	any dividend which has accrued on the Redemption Date but only if the Directors have determined before any Preference Shares of that series were first allotted that such dividend should be paid when that share is redeemed or the Articles so provide; and

(c)	any premium paid when the Preference Share was issued.

Notwithstanding Article 10, the payment will be in the currency in which the Preference Share is denominated unless the Directors determine otherwise.

13.	In order to redeem some or all of the Preference Shares of a particular series on a Redemption Date applicable to that series, the Company will give the holders of that particular series of Preference Shares notice in writing containing the information required by Article 15 (a “Redemption Notice”).

The Redemption Notice must be given at least 10 days before the applicable Redemption Date, but not more than 60 days before the applicable Redemption Date.

For any series of Preference Shares which is first allotted as redeemable Preference Shares, the Directors may, before that series is first allotted, in addition to, or instead of, the dates referred to earlier in this Article 13:

(a)	fix a date when the shares will be, or may be, redeemed;

(b)	fix a date by which the shares will be, or may be, redeemed; and/or

(c)	fix dates between which the shares will be, or may be, redeemed.

14.	If the Company is only going to redeem some of a series of Preference Shares, it shall determine which Preference Shares to redeem by lot or pro-rata to the number of Preference Shares held by the holders of that series or on such basis as the Directors consider appropriate at the time. This will be drawn at the Office or at any other place determined by the Directors.

15.	A Redemption Notice must state:

(a)	the Redemption Date on which the Preference Shares shall be redeemed;

(b)	the number of Preference Shares which are to be redeemed;

(c)	the redemption payment (specifying details of the amount of any dividend which may have accrued but is unpaid, which will be included in the redemption payment if the Directors have decided before any Preference Shares of that series were first allotted that such dividend should be paid when the shares are redeemed);

(d)	in the case of holders of Preference Shares who hold their Preference Shares in certificated form, the place or places where documents of title for the Preference Shares must be presented and surrendered, and where the redemption payment will be made; and

(e)	in the case of Preference Shares held in uncertificated form, details of the issuer-instruction to be sent to the relevant system by the Company requesting the deletion of the entries in the relevant system relating to the relevant Preference Shares.

On the relevant Redemption Date, the Company shall redeem the relevant Preference Shares. This is subject to the other provisions of these Articles and also to the Statutes.

Redemption by holders of Preference Shares

16.	The Directors shall determine before the Preference Shares of a series have been first allotted whether such series can be redeemed at the option of the holders of a series of Preference Shares on a Redemption Date and/or on a Change of Control and, if the Directors do so determine, the holders shall be entitled but not obliged:

(a)	in the case of Preference Shares redeemable on a Redemption Date, by giving written notice to the Company of at least 30 days but not more than 60 days prior to the applicable Redemption Date; and

(b)	in the case of Preference Shares redeemable on a Change of Control, by giving written notice to the Company in accordance with the instructions determined by the Company, consistent with these Articles, in the Change of Control Notice,

(the written notice given to the Company in (a) and (b) above, being, in each case, the “Shareholder Redemption Notice”) to require the Company to redeem such number of Preference Shares as is specified in the Shareholder Redemption Notice.

17.	Where a Shareholder Redemption Notice has been duly given, the Company shall be obliged (subject to having sufficient distributable profits or other means in accordance with the Statutes with which to redeem the same) to redeem the Preference Shares specified in the Shareholder Redemption Notice on the applicable Redemption Date or the Change of Control Redemption Date, as the case may be.

18.	If the Company is unable (because of having insufficient distributable profits or other means in accordance with the Statutes) to redeem in full the relevant number of Preference Shares on the applicable Redemption Date or the Change of Control Redemption Date, as the case may be, the Company shall redeem as many of such Preference Shares as can lawfully and properly be redeemed and the Company shall redeem the balance as soon as it is lawfully and properly able to do so.

19.	If the Company is able to redeem some only of a series of Preference Shares, it shall determine which Preference Shares to redeem by lot or pro-rata the number of Preference Shares held by the holders of that series or on such basis as the Directors consider appropriate at the time. This will be drawn at the Office or at any other place determined by the Directors.

20.	When a Preference Share is redeemed at the option of the holders of the Preference Shares, the following will be paid for each Preference Share:

(a)	the amount of the nominal value paid on the Preference Share, or the amount of the nominal value treated as paid up on it;

(b)	any dividend which has accrued on the applicable Redemption Date or the Change of Control Redemption Date, as the case may be but only if the Directors have determined before any Preference Share of that series were first allotted that such dividend should be paid when that share is redeemed or the Articles so provide; and

(c)	any premium paid when the Preference Share was issued.

Notwithstanding Article 10, the payment will be in the currency in which the Preference Share is denominated unless the Directors determine otherwise.

General Redemption Provisions

21.	Unless the terms of issue provide otherwise, the redemption payment will be made by:

(a)	a cheque drawn on any reputable bank; or

(b)	a transfer to an account held by the person to be paid at any bank, if the holder or joint holders has or have requested this in writing in reasonable time (as determined by the Directors) before the applicable Redemption Date or Change of Control Redemption Date, as the case may be; or

(c)	any other method which the Directors may determine and which is specified in the Redemption Notice the Change of Control Notice, or otherwise.

22.	In the case of Preference Shares held in certificated form, payment will be made when the relevant share certificate is presented and surrendered at the Office or (in the case of redemption at the option of the Company) at the place, or any of the places, stated in the Redemption Notice. If a certificate is for more Preference Shares than are to be redeemed, the Company shall send a certificate for the balance. This certificate shall be sent within 14 days of redemption to the registered holder, or to the first-named joint holder, free of charge, but at the holder’s risk. In the case of Preference Shares held in uncertificated form, payment will be made when the Company has received confirmation from the relevant system of the deletions of the relevant entries on the relevant system.

23.	All redemption payments will be made after complying with any tax laws, and any other laws, which apply.

24.	The dividend on any Preference Shares which are to be redeemed will stop accruing from the date on which the redemption payment is due. But if the redemption payment is wrongly withheld or refused after it has become due, the dividend will be treated as continuing to accrue. This will be at the rate or rates which would have applied without the redemption, and will apply from that date until the day the redemption payment is made. The Preference Shares will not be treated as having been redeemed until the redemption payment has been made.

25.	If the date on which the redemption payment is due is not a working day, then the payment will be made on the next working day. There will be no interest or other payment for the delay.

26.	If the holder of any Preference Share which is being redeemed gives the Company a receipt for the redemption payment, or if the law treats him or her as giving a receipt, this will establish conclusively that the Company has carried out its obligation in respect of such redemption payment completely. If a Preference Share is held jointly, this will apply to any receipt, or anything the law treats as a receipt, from the first-named joint holder.

27.	Subject to any restrictions in the Statutes, if the Company redeems or buys back any Preference Shares, the Directors can (pursuant to the authority given by the passing of the resolution to adopt this Article 27 and without prejudice to the authority conferred by Article 31) do either or both of the following things relating to the share capital representing the Preference Shares:

(a)	change the nominal amount of Preference Shares into preference shares of a larger or smaller nominal amount; or

(b)	convert this capital into shares of any other class of share capital in the same currency which exists at the time, or into unclassified shares in the same currency, with as near as possible the same total nominal amount.

Article 31 will apply to any change to the amount of Preference Shares which is carried out under Article 27.

Converting Preference Shares into other shares

28.

If any Preference Shares are issued which are expressed to be convertible into Ordinary Shares, into any other class of shares which rank equally with, or behind, Existing Preference Shares in sharing in the profits and assets of the Company, or into any other security, these are called “Convertible Preference Shares”. If the Convertible Preference Shares become due to be converted, the Directors can determine that they will be converted by way of redemption as set out in Article 29. In addition, Preference Shares may be issued which are expressed to be convertible in such manner as the Statutes allow.

29.	The Directors can decide to convert any Convertible Preference Shares by redeeming such shares at their nominal value. The redemption must be made out of the proceeds of a fresh issue of Ordinary Shares or any other shares or security into which they can be converted and the following will apply:

(a)	the holders of the Convertible Preference Shares shall have the right and obligation to use the proceeds of redemption to subscribe for the number of Ordinary Shares or other shares or security (the “Conversion Securities”), set by the terms of the Convertible Preference Shares;

(b)	the Conversion Securities will be subscribed for at the premium (if any) which is equal to the proceeds of redemption, less the nominal amount of the Conversion Securities. If the Convertible Preference Shares are not in sterling, the Directors will decide on the equivalent amount of sterling to work out the premium;

(c)	each holder of Convertible Preference Shares will be deemed to have irrevocably authorised and instructed the Secretary, or anybody else the Directors determine, to subscribe for the Conversion Securities in this way; and

(d)	if a holder of Convertible Preference Shares converts them, or if someone does this for him or her, he or she will be treated as authorising and instructing the Directors to pay his or her redemption proceeds to the Secretary, or anybody else the Directors determine, and to subscribe for the Conversion Securities. If the redemption proceeds are not in sterling, the Directors can determine how this is to be converted into sterling before being paid.

30.	In respect of any conversion of Preference Shares, the following provisions shall have effect generally:

(a)	conversion of the Preference Shares may be effected in such manner as the Directors shall from time to time determine (subject to the provisions of the Statutes), including (without limitation) by conversion of the Preference Shares into Conversion Securities and, if applicable, the allotment by way of capitalisation of reserves or share premium account of such number of additional Conversion Securities as may be required or by redemption as set out in Article 29;

(b)	all Preference Shares which have been surrendered for conversion shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate on the conversion date, except that the right of the holders thereof to receive Conversion Shares in exchange therefor and payment of any dividends declared but unpaid thereon;

(c)	the Conversion Securities resulting from the conversion shall rank pari passu in all respects with the Conversion Securities of the same class then in issue (save as otherwise specifically provided);

(d)	the Company will not do any act or thing if, as a result, the exercise of conversion rights would involve the issue of Conversion Securities at a discount;

(e)	no fraction of a Conversion Security shall be issued upon conversion of the Preference Shares. Fractional entitlements to shares shall be disregarded;

(f)	on conversion the Preference Shares shall convert into such number of Conversion Securities as determined by the applicable conversion rate as necessary to maintain the capital of the Company;

(g)	conversion shall take effect on a conversion date at no cost to relevant holders and the shares to be converted shall be apportioned rateably (or as near thereto as may be practicable to avoid the apportionment of a fraction of a share) among the holders of shares of that class and the certificate of the Auditors as to the number of shares to be converted, the shares into which they convert and the apportionment of such shares among the relevant holders shall (in the absence of fraud or manifest error) be conclusive and binding on the Company and upon all holders of the applicable Preference Shares and holders of the Conversion Securities;

(h)	forthwith after the conversion date the Company shall issue to the persons entitled thereto certificates for the Conversion Securities resulting from the conversion; and

(i)	the relevant holders of the Preference Shares shall be bound to deliver the certificates therefore to the Company for cancellation.

ALTERATION OF CAPITAL

31.	Subject to the special rights of the holders of any particular class in the capital of the Company, the Company may from time to time by Ordinary Resolution:

(a)	consolidate and divide all or any of its capital into shares of larger amount than its existing shares;

(b)	cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its capital by the amount of the shares so cancelled; or

(c)	sub-divide its shares, or any of them, into shares of smaller amount than the existing shares in the capital of the Company (subject, nevertheless, to the Statutes), and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights over, or may have such deferred rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares.

32.	The Board may settle as it considers expedient any difficulty which arises in relation to any consolidation and division under Article 31(b) and in particular may issue fractional certificates or arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to their purchaser. Such purchaser will not be bound to see to the application of the purchase money nor will his title to the shares be affected by an irregularity or invalidity in the proceedings relating to the sale.

33.	The Company may from time to time by Special Resolution subject to any confirmation or consent required by law, reduce its issued share capital or any capital redemption reserve fund or any share premium account in any manner.

SHARE RIGHTS

34.	Subject to any special rights conferred on the holders of any shares or class of shares and the Statutes, any share in the Company (whether forming part of the present capital or not) may be issued with or have attached thereto such rights or restrictions as the Company may by Ordinary Resolution determine. The Company shall, if required in accordance with sections 555, 636 or 637 of the 2006 Act, within one month after allotting shares deliver to the Registrar of Companies a statement in the prescribed form containing particulars of special rights.

35.	Subject to the Statutes, the Company may purchase in any manner the Board considers appropriate any of its own shares of any class (including redeemable shares) at any price and any shares to be so purchased may be selected by the Board in any manner whatever provided that if there are in issue any securities of the Company which are listed on the Official List of the Stock Exchange and are convertible into equity share capital of the class proposed to be purchased the Company shall not exercise such powers without the sanction of a Special Resolution passed at a separate meeting of the holders of each class of securities unless the terms of issue of such securities include provisions permitting the Company to make such purchases.

36.	Save as expressly permitted by the Statutes the Company shall not give financial assistance, whether directly or indirectly, for the purposes of the acquisition of any shares in the Company or its holding company (if any) or for reducing or discharging any liability incurred for the purpose of any such acquisition.

MODIFICATION OF RIGHTS

37.	Subject to the Statutes and the special rights attaching to any class of shares, all or any of the special rights for the time being attached to any class of shares may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than three-fourths of the issued shares of that class (excluding any shares of that class held as Treasury Shares) or with the sanction of a Special Resolution passed at a separate meeting of the holders of such shares. To any such separate general meeting all the provisions of these Articles as to general meetings of the Company shall, mutatis mutandis, apply, but so that:

(a)	the necessary quorum (other than at an adjourned meeting) shall be two or more persons holding or representing by proxy not less than one-third of the issued shares of the class (excluding any shares of that class held as Treasury Shares) and at any adjourned meeting of such holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum and for the purposes of these Articles one holder present in person or by proxy may constitute a meeting;

(b)	every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him; and

(c)	any holder of shares of the class present in person or by proxy may demand a poll.

38.	The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith but in no respect in priority thereto or by any reduction of the capital paid up thereon or by any purchase by the Company of its own shares.

SHARES

39.	Any share may be issued in certificated or uncertificated form and converted from certificated form into uncertificated form and vice versa in accordance with the Statutes or any subordinated legislation made from time to time under the Statutes and the Directors shall have power to implement any arrangements they think fit in respect of shares in certificated form or uncertificated form and for the conversion of shares in certificated into uncertificated form and vice versa which accord with the Statutes or such subordinate legislation.

40.	The Directors may issue warrants in respect of fully paid up shares (hereinafter called “share warrants”) stating that the bearer is entitled to the shares therein specified and may provide by coupons or otherwise for the payment of future dividends on the shares included in such warrants. The Directors may determine and from time to time vary the conditions upon which share warrants shall be issued and upon which a new share warrant or coupon shall be issued in the place of one worn out defaced or destroyed but no new share warrant or coupon shall be issued to replace one that has been lost unless it is proved to have been destroyed. The Directors may also determine and from time to time vary the conditions upon which the bearer of a share warrant shall be entitled to receive notices of and attend and vote at general meetings or to join in requisitioning general meetings and upon which a share warrant may be surrendered and the name of the holder entered in the Register in respect of the shares therein specified. Subject to such conditions and to these Articles the bearer of a share warrant shall be a Member to the full extent. The holder of a share warrant shall hold such warrant subject to the conditions for the time being in force with regard to share warrants whether made before or after the issue of such warrant.

41.	The Company may in connection with the issue of any shares, exercise all powers of paying commission and brokerage conferred or permitted by the Statutes. Subject to the Statutes, the commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one and partly in the other.

42.	Unless ordered by a Court of competent jurisdiction or required by law, no person will be recognised by the Company as holding any share upon any trust and the Company will not be bound by or required in any way to recognise (even when having notice thereof) any interest in any share in or (except only as otherwise provided by these Articles or by law) any right in respect of any share except an absolute right to the entirety thereof in the registered holder.

43.	Subject to the Statutes and these Articles, the Board may at any time after the allotment of shares but before any person has been entered in the Register as the holder recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board considers fit to impose.

SHARE CERTIFICATES AND TITLE TO SHARES

44.	Title to any shares may be evidenced otherwise than by a definitive share certificate in accordance with the Statutes, the Regulations or any other subordinate legislation made from time to time under the Statutes and the Directors shall have power to implement such arrangements as they think fit for the evidencing of title to shares subject to compliance with the Statutes, the Regulations and such other subordinate legislation. The Company shall enter on the Register, in respect of all shares registered in the name of each holder, the number of such shares which are in certificated form and uncertificated form respectively.

45.	Every person whose name is entered as a holder of any shares of any class in certificated form in the Register is entitled, without payment, to receive one certificate for all such shares of any one class or several certificates each for one or more of such shares of such class upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the Board from time to time determines. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all. A Member who has transferred part of the shares is entitled to a certificate for the balance without charge.

46.	Every certificate will be:

(a)	issued (in the case of an issue of shares) within one month (or such longer period as the terms of the issue provide) after allotment or (in the case of a transfer of fully paid certificated shares) within five business days after lodgment of a transfer with the Company, not being a transfer which the Company is for the time being entitled to refuse to register and does not register; and

(b)	under the Seal or in such other manner as the Board may approve and will specify the number and class and distinguishing numbers (if any) of the shares to which it relates, and the amount paid up thereon. The Board may determine, either generally or in any particular case or cases, that any signatures on any such certificates need not be autographic but may be affixed to such certificate by some mechanical means or may be printed thereon or that such certificates need not be signed by any person.

47.	If a share certificate is worn out, defaced, lost or destroyed it shall be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in the case of defaced or worn out certificates, on delivery of the old certificate to the Company.

LIEN

48.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable in respect of such share. The Company’s lien on a share shall extend to all dividends or other moneys payable thereon or in respect thereof. The Board may at any time, generally or in any particular case waive any lien that has arisen or declare any share exempt in whole or in part, from the provisions of this Article.

49.	Subject to these Articles the Company may sell, in such manner as the Board determines any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen clear days after a notice in writing, stating and demanding payment of the sum presently payable, and giving notice of the intention to sell in default, has been served on the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

50.	The net proceeds of sale shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person entitled to the share at the time of the sale. For giving effect to any such sale the Board may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares so transferred and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings relating to the sale.

CALLS ON SHARES

51.	Subject to these Articles and to the terms of allotment the Board may make calls upon the Members in respect of any money unpaid on their shares (whether in respect of nominal amount or premium), and each Member shall (subject to being given at least fourteen clear days’ notice specifying when and where payment is to be made) pay to the Company as required by such notice the amount called on his shares. A call may be postponed or revoked in whole or in part as the Board determines.

52.	A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

53.	A person upon whom a call is made will remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

54.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom it is due shall pay interest on the amount unpaid from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding 15% per annum) as the Board may agree to accept together with all expenses that may have been incurred by the Company by reason of such non-payment, but the Board may waive payment of such interest and expenses wholly or in part.

55.	Any amount payable in respect of a share upon allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

56.	Subject to the terms of allotment, on the issue of shares the Board may differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

57.	The Board may receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon the shares held by him and upon all or any of the moneys so advanced (until the same would, but for such advance, become presently payable) pay interest at such rate, which (unless the Company by Ordinary Resolution otherwise directs) shall not exceed 12% per annum, as the Member paying such sum and the Board agree.

FORFEITURE OF SHARES

58.	If a call or any instalment of a call remains unpaid after it has become due and payable the Board may give to the person from whom it is due not less than fourteen clear days’ notice:

(a)	requiring payment of the amount unpaid together with any interest which may have accrued;

(b)	stating a place at which payment is to be made; and

(c)	stating that if the notice is not complied with the shares on which the call was made will be liable to be forfeited.

If the requirements of any such notice are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Board to that effect, and such forfeiture shall include all dividends before the forfeiture declared but not actually paid on the forfeited shares.

59.	When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share. No forfeiture shall be invalidated by any omission or neglect to give such notice.

60.	The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, reference in these Articles to forfeiture will include surrender.

61.	Until cancelled in accordance with the requirements of the Statutes, a forfeited share will be the property of the Company and may be sold, re-allotted or otherwise disposed of to such person, upon such terms and in such manner as the Board determines, and at any time before a sale, re-allotment or disposition the forfeiture may be annulled by the Board on such terms as the Board determines.

62.	A person whose share has been forfeited shall cease to be a Member in respect of such share but nevertheless shall remain liable to pay the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of his share, with interest thereon from the date of forfeiture until payment at such rate (not exceeding 15% per annum) as the Board determines. The Board may enforce payment without any allowance for the value of the forfeited share.

63.	A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share, and such declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share, and the person to whom the share is disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any), nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, or disposal of the share.

TRANSFER OF SHARES

64.	Shares in uncertificated form may be transferred otherwise than by a written instrument in accordance with the Statutes the Regulations or any other subordinate legislation made from time to time under the Statutes and the Directors shall have power to implement such arrangements as they see fit for the transfer of such shares in compliance with the Statutes, the Regulations or such other subordinate legislation.

65.	Subject to these Articles, any Member may transfer all or any of his shares which are in certificated form by an instrument of transfer in any usual form or in any other form approved by the Board.

66.	The instrument of transfer shall be executed by or on behalf of the transferor and, in the case of a partly paid share, by the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered on the Register in respect thereof.

67.	The Board may, in its absolute discretion, and without giving any reason therefor, refuse to register:

(a)	a transfer of any shares which are not fully paid shares, provided only that dealings in such shares are not prevented from taking place on an open and proper basis;

(b)	a transfer of a share on which the Company has a lien;

(c)	a transfer in favour of more than four persons jointly;

(d)	a transfer which relates to shares of more than one class;

(e)	a transfer which is not duly stamped, lodged at the Office, or at such other place as the Board may from time to time determine and accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

68.	If the Board refuses to register a transfer of a share, it shall within two months after the date on which the transfer was lodged with the Company, or, in the case of uncertificated shares, within two months after the date on which the relevant Operator-instruction (as defined in the Regulations) was received, send to the transferee notice of the refusal, as required by the Regulations or otherwise.

69.	The registration of transfers of shares or of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the Board may determine in its absolute discretion.

70.	No fee shall be charged for the registration of any transfer or other document or instruction relating to or affecting the title to any share, or for otherwise making any entry in the Register relating to any share.

71.	All registered transfers will be retained by the Company, but all others shall (except in any case of fraud) be returned to the person depositing them.

TRANSMISSION OF SHARES

72.	If a Member dies, the survivor or survivors, where the deceased was a joint holder, and his personal representatives, where he was a sole or only surviving holder, will be the only persons recognised by the Company as having any title to his interest in the shares; but nothing in this Article will release the estate of any deceased Member from any liability in respect of any share which had been jointly held by him.

73.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member may, upon such evidence as to his title being produced as may be required by the Board, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall notify the Company to that effect. If he elects to have another person registered he shall execute a transfer of the share in favour of that person.

74.	A person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall be entitled to receive and may give a discharge for all benefits arising or accruing on or in respect of the share, but he shall not be entitled in respect of that share to receive notices of or to attend or vote at meetings of the Company or, save as aforesaid, to exercise in respect of any share any of the rights or privileges of a Member until he shall have become a Member in respect of the share. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with.

UNTRACED MEMBERS

75.	The Company may sell at the best price reasonably obtainable the certificated shares of a Member or the shares to which a person is entitled by means of transmission if and provided that:

(a)	during a period of twelve years all warrants and cheques sent by the Company through the post in a prepaid letter addressed to the Member at his registered address or to the person so entitled at the address shown in the Register as his address have remained uncashed;

(b)	during such period of twelve years the Company has declared and paid at least three dividends to the Members in accordance with their rights and interests;

(c)	the Company shall, at the end of such period of twelve years, advertise both in a leading national daily newspaper and in a newspaper circulating in the area of the said address, giving notice of its intention to sell the said shares;

(d)	during such period of twelve years and the period of three months following such advertisements the Company has had indication that such Member or person cannot be traced; and

(e)	if applicable, the Company has first given notice in writing to the Quotations Department of the Stock Exchange of its intention to sell such shares.

To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such shares or any of them and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such shares. A statutory declaration in writing to the effect that the declarant is a Director or Secretary of the Company and that a share has been duly sold on the date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company shall account to the Member or other person entitled to such shares for the net proceeds of such sale and shall be deemed to be his debtor, and not a trustee for him in respect of the same. Any moneys not accounted for to the Member or other person entitled to such shares shall be carried to a separate account and shall be a permanent debt of the Company. Moneys carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company, if any) as the Board may from time to time determine.

DISCLOSURE OF INTERESTS IN SHARES

76.	Where any registered holder of any shares in the Company or any named person in respect of any shares in the Company fails to comply within fourteen days after service thereof with any notice (in this Article called a “statutory notice”) given by the Company under section 793 of the 2006 Act requiring him to give particulars of any interest in any such shares, the Company may give the registered holder of such shares a notice (in this Article called a “disenfranchisement notice”) stating or to the effect that such shares shall from the service of such disenfranchisement notice be subject to some or all of the following restrictions:

(a)	that such shares shall confer on such registered holder no right to attend or vote at any general meeting of the Company or at any separate general meeting of the holders of the shares of that class until the statutory notice has been complied with and such shares shall confer no right to attend or vote accordingly;

(b)	that the Directors may withhold payment of all or any part of any dividend (including shares issued in lieu of dividend) on such shares; and

(c)	that the Directors may decline to register a transfer of such shares or any of them unless such transfer is pursuant to an arm’s length sale of the entire interest in such shares being a sale on a recognised investment exchange or on acceptance of a takeover offer or pursuant to any other sale which is in the reasonable opinion of the Directors at arm’s length;

Provided that where such shares comprise less than 0.25% of the shares of any relevant class (excluding any shares in the Company held as Treasury Shares) in issue at the date of the disenfranchisement notice such notice shall only impose the restrictions set out in paragraph (a) above.

For the purposes of this Article a “named person” means a person named as having an interest in the shares concerned in any response to any statutory notice served on the registered holder or on a person previously so named. A disenfranchisement notice may be cancelled by the Board at any time.

77.	A disenfranchisement notice served pursuant to Article 76 shall cease to apply to any shares subject to such notice on the expiry of seven days from the earlier of:

(a)	receipt by the Company of notice that such shares have been sold to a third party pursuant to an arm’s length sale as specified in Article 76(c); and

(b)	due compliance, to the satisfaction of the Company, with the statutory notice given in respect of such shares.

78.	Any new shares issued in right of shares the subject of a disenfranchisement notice shall also be subject to such notice.

GENERAL MEETINGS

79.	The Directors shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Statutes.

80.	The Directors may convene any other general meeting whenever they think fit and at such time and place as the Directors may determine. On the requisition of Members pursuant to the provisions of the Statutes, the Directors shall convene a general meeting in accordance with the requirements of the Statutes.

NOTICE OF GENERAL MEETINGS

81.	An annual general meeting shall be called on 21 clear days’ notice at least, and any other general meeting (whether convened for the passing of an Ordinary Resolution or a Special Resolution) shall be called by at least 14 clear days’ notice. Subject to the provisions of the Statutes, a general meeting may be called by shorter notice if it is so agreed:

(a)	in the case of a meeting called as an annual general meeting by all the Members entitled to attend and vote thereat; and

(b)	in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving that right (excluding any shares in the Company held as Treasury Shares).

The notice shall specify the time and place of meeting, and the general nature of the business to be transacted. The notice convening an annual general meeting shall specify the meeting as such. Notice of every general meeting shall be given to all Members other than such as, under the provisions of these Articles, or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company, and to all persons entitled to a share in consequence of the death or bankruptcy of a Member and to the Directors and the Auditors.

82.	The accidental omission to give notice of a meeting or to send any notification required by the Statutes or these Articles in relation to the publication of a notice of meeting on a website or to send a form of proxy where required by the Statutes or these Articles, to any person entitled to receive it, or the non-receipt, of any such notice, notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

83.	No business shall be transacted at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the appointment, choice or election of a Chairman pursuant to Article 86 which shall not be treated as part of the business of the meeting. Save as provided in relation to an adjourned meeting, two Members entitled to vote at the meeting and present in person or by proxy or in the case of a corporation represented by a duly authorised officer shall be a quorum for all purposes.

84.	If, within thirty minutes (or such longer time not exceeding one hour as the Chairman of the meeting may determine to wait), after the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the Board may determine. If, at the adjourned meeting, a quorum is not present within fifteen minutes from the time appointed for the meeting one person entitled to be counted in a quorum present at the meeting shall be a quorum.

85.	Notwithstanding that he is not a Member, each Director may attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

86.	The Chairman (if any) of the Board or, in his absence, a deputy Chairman (if any) shall preside as Chairman at every general meeting. If there is no such Chairman or deputy Chairman or, if at any meeting neither the Chairman nor a deputy Chairman is present within fifteen minutes after the time appointed for holding the meeting, or if neither of them is willing to act as Chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as Chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the Secretary, if present, shall preside as Chairman if willing to act. If the Secretary is not present, or if the Secretary is present but declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be Chairman.

87.	The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than business which might lawfully have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen days or more, at least seven clear days’ notice of the adjourned meeting shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise, it shall be unnecessary to give notice of an adjournment.

88.	(a) In the case of any general meeting the Directors may, notwithstanding the specification in the notice of the place of the general meeting (the “principal place”) at which the Chairman of the meeting shall preside, make arrangements for simultaneous attendance and participation at other places by Members and proxies entitled to attend the general meeting but excluded from the principal place under the provisions of this Article.

(b)	Such arrangements for simultaneous attendance at the meeting may include arrangements regarding the level of attendance at places other than the principal place provided that they shall operate so that any Member and proxy excluded from attendance at the principal place is entitled to attend at one of the other places. For the purposes of all other provisions of these Articles any such meeting shall be treated as being held and taking place at the principal place.

(c)	The Directors may, for the purpose of facilitating the organisation and administration of any general meeting to which such arrangements apply, from time to time make arrangements, whether involving the issue of tickets (on a basis intended to afford to all Members and proxies entitled to attend the meeting an equal opportunity of being admitted to the principal place) or the imposition of some random means of selection or otherwise as they shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in their place and the entitlement of any Member or proxy to attend a general meeting at the principal place shall be the subject to such arrangements as may be for the time being in force whether stated in the notice convening the meeting to apply to that meeting or notified to the Members concerned subsequent to the notice convening the meeting.

89.	The Directors may direct that Members or proxies wishing to attend any general meeting should submit to such searches or other security arrangements or restrictions as the Directors shall consider appropriate in the circumstances and shall be entitled in their absolute discretion to refuse entry to such general meeting to any Member or proxy who fails to submit to such searches or otherwise to comply with such security arrangements or restrictions.

90.	If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the Chairman of the meeting, the proceedings on the substantive resolutions shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special Resolution no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

VOTING

91.	Subject to any special rights or restrictions as to voting for the time being attached to any shares by, pursuant to or in accordance with these Articles or the terms of issue of any shares, on a show of hands every Member present in person or by proxy shall have one vote and on a poll every Member present in person or by proxy shall have one vote for every share of which he is the holder. No Member shall have more than one vote on a show of hands notwithstanding that he may have appointed more than one proxy to vote on his behalf. A resolution put to the vote of a meeting shall be decided on a show of hands unless (before or immediately following the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded:

(a)	by the Chairman; or

(b)	by at least two Members entitled to vote at the meeting; or

(c)	by a Member or Members representing not less than one-tenth of the total voting rights of all Members having the right to vote at the meeting (excluding any voting rights attached to shares in the Company held as Treasury Shares); or

(d)	by a Member or Members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right (excluding any shares in the Company conferring a right to vote at the meeting which are held as Treasury Shares); and a demand by a person as proxy for a Member shall be the same as a demand by a Member.

92.	Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the Chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or not carried by a particular majority or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.

93.	If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

94.	A poll demanded on the election of a Chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than thirty days after the date of the demand) and place as the Chairman directs. It shall not be necessary (unless the Chairman otherwise directs) for notice to be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven days notice shall be given specifying the time and place at which the poll is to be taken.

95.	The demand for a poll shall not prevent the continuance of a meeting or the transaction of any business other than the question on which the poll has been demanded and, with the consent of the Chairman, it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earliest.

96.	On a poll votes may be given either personally or by proxy.

97.	A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

98.	In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of such meeting shall be entitled to a casting vote in addition to any other vote he may have.

99.	In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holder, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

100.	A Member who is a patient for any purpose of any statute relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court, and such receiver, committee, curator bonis or other person may vote on a poll by proxy and may otherwise act and be treated as such Member for the purposes of general meetings.

101.	No Member shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

102.	If:

(a)	any objection shall be raised to the qualification of any voter; or

(b)	any votes have been counted which ought not to have been counted or which might have been rejected; or

(c)	any votes are not counted which ought to have been counted

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chairman of the meeting and only vitiate the decision of the meeting on any resolution if the Chairman decides that the same may have affected the decision of the meeting. The decision of the Chairman on such matters shall be final and conclusive.

PROXIES AND CORPORATE REPRESENTATIVES

103.	An appointment of a proxy shall be in writing in any usual or common form or in any other form which the Directors may approve. Subject thereto, the appointment of a proxy may be:

(a)	in hard copy; or

(b)	in electronic form.

The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed or authenticated in such manner as may be approved by or on behalf of the Company from time to time.

104.	A proxy need not be a Member. A Member may appoint more than one proxy in respect of the same meeting or poll provided that the appointment of the proxy shall specify the number of shares in respect of which the proxy is appointed and only one proxy shall be appointed in respect of any one share. When two or more valid but differing appointments of proxies are delivered or received in respect of the same share for use at the same meeting, the one which is last delivered or received shall be treated as replacing or revoking the others as regards that share. Subject to the Statutes, the Directors may determine in their discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles. If the Company is unable to determine which was last delivered or received none of them shall be treated as valid in respect of that share.

105.1	The Directors may, if they think fit (but subject to the provisions of the Statutes), at the Company’s expense send forms of proxy in hard copy form for use at the meeting and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the Directors.

105.2	The appointment of a proxy shall not preclude a Member from attending and voting in person at the meeting or on the poll concerned.

105.3	The appointment of a proxy shall:

(a)	if in hard copy form, be delivered by hand or by post to the Office or such other place as may be specified by or on behalf of the Company for that purpose:

(i)	in the notice convening the meeting; or

(ii)	in any form of proxy sent by or on behalf of the Company in relation to the meeting,

not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(b)	if in electronic form, be received at any address to which the appointment of a proxy may be sent by electronic means pursuant to a provision of the Statutes or to any other address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form in:

(i)	the notice convening the meeting; or

(ii)	any form of proxy sent by or on behalf of the Company in relation to the meeting; or

(iii)	any invitation to appoint a proxy issued by the Company in relation to the meeting,

not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(c)	in either case, where a poll is taken more than 48 hours after it is demanded, be delivered or received as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(d)	if in hard copy form, where a poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered to the chairman of the meeting at which the poll was demanded.

In calculating the periods mentioned in this Article 105.3, no account shall be taken of any part of a day that is not a working day in relation to the Company within the meaning of section 1173 of the 2006 Act.

A proxy appointment which is not delivered or received in accordance with this Article 105.3 shall be invalid.

105.4	Where the appointment of a proxy is expressed to have been or purports to have been made, sent or supplied by a person on behalf of the holder of a share:

(a)	the Company may treat the appointment as sufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder;

(b)	that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of any written authority under which the appointment has been made, sent or supplied, or a copy of such authority certified notarially or in some other way approved by the Directors, to such address and by such time as may be specified in the request (or such address as the Company may be deemed by the Statutes to have agreed) and, if the request is not complied with in any respect, the appointment may be treated as invalid; and

(c)	whether or not a request under Article 105.4(b) has been made or complied with, the Company may determine that it has insufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder and may treat the appointment as invalid.

105.5	The appointment of a proxy to vote on a matter at a meeting confers on the proxy authority to demand, or join in demanding, a poll on that matter. The appointment of a proxy shall also, unless it provides to the contrary, be deemed to confer authority on the proxy to vote or abstain from voting as the proxy thinks fit on any amendment of a resolution and on any procedural motion or resolution put to the meeting to which it relates and on any other business not referred to in the notice of meeting which may properly come before the meeting to which it relates. The appointment of a proxy shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

106.	A vote given or poll demanded in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith) one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

107.1	Any Member which is a corporation may, by resolution of its directors or other governing body, authorise a person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of shares. Subject to the provisions of the Statutes, a person so authorised and present at any such meeting shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member personally present, save that a Director, the Secretary or other person authorised for the purpose by the Secretary may require such person to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers. A corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised by it is present at the meeting.

107.2.	A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding the poll unless notice of the determination was either delivered or received as mentioned in the following sentence at least three hours before the start of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of determination shall be either by means of a document in hard copy form delivered to the Office or to such other place as may be specified by or on behalf of the Company in accordance with Article 105.3(a) or in electronic form received at the address (if any) specified by or on behalf of the Company in accordance with Article 105.3(b) (or such address as the Company may be deemed by the Statutes to have agreed), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.

NUMBER OF DIRECTORS

108.	Unless and until otherwise determined by Ordinary Resolution, the number of Directors (other than alternate directors) will not be less than two nor more than fifteen in number.

APPOINTMENT AND RETIREMENT OF DIRECTORS

109.	A Director will not require a share qualification.

110.	Subject to these Articles and the rights attached to any particular series of Preference Shares in accordance with these Articles, the Company may by Ordinary Resolution elect any person to be a Director, either to fill a casual vacancy or as an addition to the existing Board but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these Articles.

111.	Without prejudice to the power of the Company in general meeting in pursuance of any of these Articles to appoint any person to be a Director, the Board may at any time and from time to time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Board but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these Articles. Any Director so appointed by the Board shall hold office only until the next following annual general meeting and shall then be eligible for re-election, but shall not be taken into account in determining the Directors or the number of Directors who are to retire by rotation at such meeting.

112.	The Company may by Special Resolution, or by Ordinary Resolution of which special notice has been given in accordance with the Statutes, remove any Director before the expiration of his period of office and may (subject to these Articles and the rights attached to any particular series of Preference Shares in accordance with these Articles) by Ordinary Resolution appoint another person in his place. Any person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected as a Director.

113.	No person other than a Director retiring at the meeting shall, unless recommended by the Board, be eligible for election to the office of Director at any general meeting unless, not less than seven and not more than forty-two clear days before the day appointed for the meeting, there has been given to the Secretary notice in writing by some Member (not being the person to be proposed) entitled to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected.

DISQUALIFICATION OF DIRECTORS

114.	The office of a Director shall be vacated if:

(a)	he resigns his office by notice in writing delivered to the Office or tendered at a meeting of the Board;

(b)	he is, or may be, suffering from mental disorder and either:

(i)	he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960; or

(ii)	an order is made by a Court having jurisdiction in the matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

(c)	without leave, he is absent from Board Meetings (whether or not an alternate Director appointed by him attends) for six consecutive months, and the Board resolve that his office be vacated; or

(d)	he becomes bankrupt or makes any arrangement or composition with his creditors; or

(e)	he is prohibited by law from being a Director; or

(f)	if, when there are at least three Directors, he shall be requested in writing by not less than three quarters of his co-Directors, or, if their number is not a multiple of four, then the number nearest to but not less than three quarters, to resign; or

(g)	he ceases to be a Director by virtue of the Statutes or is removed from office pursuant to these Articles or the rights attached to any particular series of Preference Shares.

115.	No person shall be disqualified from being appointed a Director and no Director shall be required to vacate that office by reason only of the fact that he has attained any certain age.

ROTATION OF DIRECTORS

116.	At every annual general meeting one-third of the Directors for the time being or, if their number is not a multiple of three, then the number nearest to but not exceeding one-third shall retire from office. A Director retiring at a meeting shall retain office until the close of the meeting.

117.	The Directors to retire on each occasion include, so far as necessary to obtain the number required, any Director who wishes to retire and not offer himself for re-election and any further Directors to retire shall be those who have been longest in office since their last election. As between persons who became or were re-elected Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Board at the date of the notice convening the annual general meeting, and no Director shall be required to retire or be relieved from retiring by reason of any change in the number or identity of the Directors after the date of such notice but before the close of the meeting.

118.	A retiring Director shall be eligible for re-election.

119.	Subject to these Articles, the Company at the meeting at which a Director retires in manner aforesaid may fill the vacated office by electing a person thereto and in default the retiring Director shall, if willing to continue to act, be deemed to have been re-elected unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such Director shall have been put to the meeting and lost.

EXECUTIVE DIRECTORS

120.	The Board may from time to time appoint one or more of its body to be a Managing Director, Joint Managing Director or Assistant Managing Director or to hold any other employment or executive office with the Company for such period (subject to the Statutes) and upon such terms as the Board may determine and may revoke or terminate any of such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company, or the Company may have against such Director, for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.

121.	Any Executive Director shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board or, where there is a committee constituted for the purpose, such committee, may determine, and either in addition to or in lieu of his remuneration as a Director.

ALTERNATE DIRECTORS

122.	Any Director (other than an Alternate Director) may appoint any person to be his Alternate Director and may at his discretion remove such Alternate Director. If such Alternate Director is not another Director, such appointment unless previously approved by the Board, shall have effect only upon and subject to it being so approved. Any appointment or removal of an Alternate Director shall be effected by notice in hard copy signed by the appointor and delivered to the Office or tendered at a Board Meeting or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose or, in default of such specification, to the Office. An Alternate Director shall, if his appointor so requests, be entitled to receive notices of Board Meetings or meetings of committees of the Board to the same extent as, but in lieu of, the Director appointing him and shall be entitled to such extent to attend and vote as a Director at any such Board Meeting at which the Director appointing him is not personally present and generally at such Board Meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director for the purposes of the proceedings at such Board Meeting the provisions of these Articles shall apply as if he were a Director.

123.

Every person acting as an Alternate Director shall (except as regards power to appoint an Alternate Director and remuneration) be subject in all respects to the provisions of these Articles relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the Director appointing him. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director but shall not be entitled to receive from the Company any fee in his capacity as Alternate Director.

124.	Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as Alternate Director (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor.

125.	An Alternate Director shall ipso facto cease to be an Alternate Director if his appointor ceases for any reason to be a Director provided that, if at any Board Meeting any Director retires by rotation or otherwise but is re-elected at the same Board Meeting, any appointment made by him pursuant to this Article which was in force immediately before his retirement shall remain in force as though he had not retired.

DIRECTORS’ FEES AND EXPENSES

126.	Each of the Directors will be paid a fee at such rate as may from time to time be determined by the Board provided that the aggregate of all such fees so paid to Directors (excluding amounts payable under any other Article) will not exceed £500,000 per annum (excluding any amounts attributable to share options under any stock or share option plans of the Company) or such higher amount as may from time to time be determined by Ordinary Resolution.

127.	Each Director may be paid all travelling, hotel and incidental expenses properly incurred by him in attending Board Meetings or meetings of committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board goes beyond the ordinary duties of a Director may be paid such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

DIRECTORS’ INTERESTS

128.	A Director may:

(a)	hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and subject to section 188 of the 2006 Act upon such terms as the Board may determine. Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other Article;

(b)	act by himself or his firm in a professional capacity for the Company (otherwise than as auditor or an auditor of a subsidiary company) and he or his firm may be remunerated for professional services as if he were not a Director;

(c)	be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested, and shall not be liable to account to the Company or the Members for any remuneration, profit or other benefit received by him as a Director or officer of or from his interests in such other company. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be Directors or officers of such other company, or voting or providing for the payment of remuneration to the Directors or officers or such other company.

129.	A Director shall not vote or be counted in the quorum on any resolution of the Board concerning his own appointment as the holder of any office or place of profit with the Company or any other company in which the Company is interested (including the arrangement or variation of the terms thereof, or the termination thereof).

130.	Where arrangements are under consideration concerning the appointment (including the arrangement or variation of the terms thereof, or the termination thereof) of two or more Directors to offices or places of profit with the Company or any other company in which the Company is interested, a separate resolution may be put in relation to each Director and in such case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment (or the arrangement or variation of the terms thereof, or the termination thereof) and except (in the case of an office or place of profit with any such other company as aforesaid) where the other company is a company in which the Director owns 1% or more.

131.	Subject to the Statutes and to these Articles, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

132.	A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the Board Meeting at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first Board Meeting after he knows that he is or has become so interested.

133.	Save as otherwise provided by these Articles, a Director shall not vote (nor be counted in the quorum) on any resolution of the Board or of a committee of the Board in respect of any contract or arrangement in which he has a material interest (together with any interest of any person connected with him within the meaning of section 252 of the 2006 Act) otherwise than by virtue of his interest in shares or debentures or other securities of, or otherwise in or through, the Company and if he shall do so his vote shall not be counted, but this prohibition shall not apply to any of the following matters, namely:

(a)	any contract or arrangement for giving to such Director any security or indemnity in respect of money lent by him or any other person or obligations undertaken by him or any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(b)	any contract or arrangement for the giving by the Company or any of its subsidiary undertakings of any security to a third party in respect of a debt or obligation of the Company or any of its subsidiary undertakings which the Director has himself guaranteed or secured in whole or in part;

(c)	any contract or arrangement by a Director to subscribe for shares, debentures or other securities of the Company or any of its subsidiary undertakings issued or to be issued pursuant to any offer or invitation to Members or debenture holders of the Company or any of its subsidiary undertakings or any class thereof, or to underwrite or sub-underwrite any shares, debentures or other securities of the Company or any of its subsidiary undertakings;

(d)	any contract or arrangement in which he is interested by virtue of his interest in shares or debentures or other securities of the Company or by reason of any other interest in or through the Company;

(e)	any contract or arrangement concerning any other company (not being a company in which the Director owns 1% or more) in which he is interested directly or indirectly whether as an officer, shareholder, creditor or otherwise howsoever;

(f)	any proposal concerning the adoption, modification or operation of a pension fund or retirement, death or disability benefits scheme which relates both to directors and employees of the Company or of any of its subsidiary undertakings and does not provide in respect of any Director as such any privilege or advantage not accorded to the employees to which such scheme or fund relates;

(g)	any arrangement for the benefit of employees of the Company or of any of its subsidiary undertakings under which the Director benefits in a similar manner as the employees and which does not accord to any Director as such any privilege or advantage not accorded to the employees to whom such arrangement relates; or

(h)	insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons including Directors.

134.	For the purposes of Articles 128 to 133 inclusive:

(a)	a company shall be deemed to be a company in which a Director owns 1% or more if and so long as (but only if and so long as) he is (either directly or indirectly) the holder of or beneficially interested in or he and any person with whom he is connected within section 252 of the 2006 Act hold an interest (as such term is used in sections 820 to 825 of the 2006 Act) in 1% or more of any class of the equity share capital of such company or of the voting rights available to members of such company. For the purpose of this Article there shall be disregarded any shares held by a Director as bare or custodian trustee and in which he has no beneficial interest, and shares comprised in a trust in which the Director’s interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust scheme in which the Director is interested only as a unit holder;

(b)	where a company in which a Director holds 1% or more is materially interested in a transaction, then that Director shall also be deemed materially interested in such transaction;

(c)	if any question shall arise at any Board Meeting as to the materiality of the interest of a Director (other than the Chairman of the meeting) or as to the entitlement of any Director (other than such Chairman) to vote or be counted in the quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, such question shall be referred to the Chairman of the meeting and his ruling in relation to such other Director shall be final and conclusive except in a case where the nature or extent of the interest of the Director concerned as known to such Director has not been fairly disclosed to the Board. If any question as aforesaid shall arise at any meeting as to the materiality of an interest of the Chairman of the meeting, or as to the entitlement of the Chairman to vote or be counted in the quorum, and such question is not resolved by the Chairman voluntarily agreeing to abstain from voting or not to be counted in the quorum, such question shall be decided by a resolution of the Board (for which purpose such Chairman shall be counted in the quorum but shall not vote thereon) and such resolution shall be final and conclusive except in a case where the nature or extent of the interest of such Chairman as known to such Chairman has not been fairly disclosed to the Board.

CONFLICTS OF INTEREST

134.1	For the purposes of section 175 of the 2006 Act, the Board may authorise any matter proposed to it in accordance with these Articles which would otherwise involve a breach of duty by a Director under that section, including without limitation, any matter which relates to a situation in which a Director has, or can have, a direct or indirect interest which conflicts, or possibly may conflict, with the interests of the Company.

134.2	Any such authorisation will be effective only if:

(a)	the matter has been proposed in writing for consideration at a Board Meeting, in accordance with the Board’s normal procedure or in such other manner as the Board may from time to time require;

(b)	any requirement as to quorum at the meeting at which the matter is considered, is met without counting the Director in question or any other interested Director; and

(c)	the matter was agreed to without the Director in question or any other interested Director voting or would have been agreed to if their votes had not been counted.

134.3	The Board may make any such authorisation subject to any limits or conditions (whether at the time of the giving of the authorisation or afterwards) and may at any time vary or terminate such authorisation.

134.4	For the purposes of these Articles, a conflict of interest includes a conflict of interest and duty and a conflict of duties.

134.5	A Director shall not, by reason of his office, be liable to account to the Company for any profit, remuneration or other benefit derived by him (or a person connected with him) as a result of any matter authorised by the Board in accordance with the terms of these Articles and no contract, arrangement or transaction entered into by the Director in relation to such matter shall be avoided on the grounds of any such profit, remuneration or other benefit.

134.6	Where a Director’s relationship with another person, firm or body corporate (the “Third Party”) has been approved by the Board in accordance with the terms of this Article and, subject to the provisions of the Statutes, for so long as such relationship gives rise to a conflict, or possible conflict, of interest, the Director shall not be required to:

(a)	disclose to the Board (or to any Director, officer or employee of the Company) any information obtained, otherwise than in his capacity as a Director, as a result of his relationship with the Third Party in circumstances where he owes a duty of confidentiality to the Third Party; or

(b)	use such information in the performance of his duties as a Director; or

(c)	attend meetings of the Board at which any matter relating to the conflict, or possible conflict, of interest is to be discussed (or otherwise discuss such matter).

GENERAL POWERS OF THE DIRECTORS

135.	The business of the Company shall be managed by the Board, which may pay all expenses incurred in forming and registering the Company and may exercise all powers of the Company (whether relating to the management of the business of the Company or otherwise) which are not by the Statutes or these Articles required to be exercised by the Company in general meeting, subject nevertheless to the provisions of the Statutes and of these Articles and to such regulations, being not inconsistent with such provisions, as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

136.	The Board may establish local boards or agencies for managing any of the affairs of the Company, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration. The Board may delegate to any local board, manager or agent, any of the powers, authorities and discretions vested in or exercisable by the Board, with power to sub-delegate, and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

137.

The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. The Directors may revoke or vary the appointment but no person dealing in good faith with the Company and without notice of the revocation or variation shall be affected by it.

138.	The Board may entrust to and confer upon any Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

139.	Subject to the Statutes, the Company may keep an overseas or local register in any place, and the Board may make and vary such regulations as it determines respecting the keeping of any such register.

140.	All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

PENSIONS

141.	On behalf of the Company the Board may exercise all the powers of the Company to grant pensions, annuities or other allowances and benefits in favour of any person including any Director or former Director or the relations, connections or dependants of any Director or former Director provided that no pension, annuity or other allowance or benefit (except such as may be provided for by any other Article) shall be granted to a Director or former Director who has not been an Executive Director or held any other office or place of profit under the Company or any of its subsidiaries or to a person who has no claim on the Company except as a relation, connection or dependant of such a Director or former Director without the approval of an Ordinary Resolution. A Director or former Director shall not be accountable to the Company or the Members for any benefit of any kind conferred under or pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

142.	The Board may by resolution or the Company may in general meeting exercise any power conferred by the Statutes to make provision for the benefit of persons employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or any part of the undertaking of the Company or that subsidiary.

BORROWING POWERS

143.	The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Statutes, to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

144.	If any uncalled capital of the Company is included in or charged by any mortgage or other security, the Directors may delegate to the person in whose favour such mortgage or security is executed, or to any other person in trust for him, the power to make calls on the Members in respect of such uncalled capital, and to sue in the name of the Company or otherwise for the recovery of moneys becoming due in respect of calls so made and to give valid receipts for such moneys and the power so delegated shall subsist assignable during the continuance of the mortgage or security, notwithstanding any change of Directors, and shall be assignable if expressed so to be.

PROCEEDINGS OF THE DIRECTORS

145.	The Board may meet for the dispatch of business, adjourn or otherwise regulate its Board Meetings as it considers appropriate. Questions arising at any Board Meeting shall be determined by a majority of votes. In the case of any equality of votes the Chairman of the meeting shall have an additional or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board Meeting.

146.	Attendance at Board Meetings may be by means of conference telephone calls or other means of remote communication provided always that all participants can freely hear and speak to each other.

147.	Notice of a Board Meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in hard copy form to him at his last known address or any other address given by him to the Company for this purpose, or, at the Company’s sole discretion sent in electronic form to the address notified by him to the Company for this purpose. A Director may waive notice of any Board Meeting either prospectively or retrospectively.

148.	The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two. Any Director who ceases to be a Director at a Board Meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board Meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

149.	The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in the Board but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles as the quorum or that there is only one continuing Director may act for the purpose of filling vacancies in the Board or of summoning general meetings of the Company but not for any other purpose.

150.	The Board may elect a Chairman and one or more deputy chairmen of its meetings and determine the period for which they are respectively to hold such office. If no Chairman is elected, or if at any meeting neither the Chairman or any deputy Chairman is present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

151.	A Board Meeting at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

152.	The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit provided that less than one half of the members of the committee comprise co-opted members who are not Directors of the Company. A resolution of a committee shall not be effective unless a majority of the members of the committee present at the committee meeting and voting are Directors of the Company. Save as aforesaid, any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board.

153.	The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under the last preceding Article.

154.

A resolution in writing signed by all the Directors for the time being entitled to receive notice of a Board Meeting or by all the members of a committee for the time being entitled to receive notice of a committee meeting shall be as valid and effectual as a resolution passed at a Board Meeting or, as the case may be, a meeting of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in like form (whether in hard copy form or electronic form) each signed or authenticated by one or more of the Directors or members of the committee concerned in the manner specified in Section 1146 of the 2006 Act for a document in that form. References in this Article to

“writing”, “signatures” and “documents” (or any similar expressions) are to be construed so as to include the electronic form of such expressions subject to such terms and conditions as the Directors may decide.

155.	All acts done by the Board or by any committee or by any person acting as a Director or member of a committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of such committee.

MINUTES

156.	The Board shall cause minutes to be made:

(a)	of all appointments of officers made by the Board;

(b)	of the names of the Directors present at each Board Meeting or meeting of a committee of the Board; and

(c)	of all resolutions and proceedings at all meetings of the Company, of the Board and of any committee of the Board.

Any such minute as aforesaid, if purporting to be signed by the Chairman of the meeting at which the proceedings were held, or by the Chairman of the next succeeding meeting shall be receivable as prima facie evidence of the matters stated in such minute without further proof.

SECRETARY

157.	The Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it determines, and any Secretary so appointed may be removed by the Board.

158.	A provision of the Statutes or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being one by or to the same person acting both as director and as, or in place of the Secretary.

SEAL

159.	The Board shall provide for the custody of every seal. A seal shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf. Subject as otherwise provided in these Articles, any instrument to which the common seal is affixed shall be signed by one or more Directors and the Secretary or by two or more Directors, and any instrument to which an official seal is affixed need not, unless the Board for the time being otherwise determines or the law otherwise requires, be signed by any person.

160.	The Company may exercise all the powers conferred by the Statutes with regard to having official seals, and such powers shall be vested in the Board.

161.	The Board may, as it thinks fit, dispense with the use of any seal from time to time and references in these Articles to the affixing of the Seal or any seal shall include execution without the affixation of the Seal or any seal in accordance with the Statutes.

AUTHENTICATION OF DOCUMENTS

162.

Any Director or the Secretary or any person appointed by the Board for the purpose may authenticate any document affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the

Company, and to certify copies thereof or extracts therefrom as true copies or extracts, and if any books, records, documents and accounts are elsewhere than at the office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person so appointed by the Board. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS AND OTHER PAYMENTS

163.	The Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the Members but no dividend shall exceed the amount recommended by the Directors.

164.	Except insofar as the rights attaching to, or the terms of issue of, any shares otherwise provide:

(a)	all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid on the share; and

(b)	all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

165.	The Board may from time to time pay to the Members such interim dividends as appear to the Board to be justified by the position of the Company and may also pay any fixed dividend which is payable on any shares of the Company half-yearly or on any other dates whenever such position, in the opinion of the Board, justifies such payment.

166.	The Board may deduct from any dividend or other moneys payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

167.	No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

168.  (a)    The Company may pay any dividend, interest or other moneys payable in cash in respect of shares, by direct debit, bank transfer, cheque dividend warrant or money order. In respect of shares in uncertificated form, where the Company is authorised to do so by or on behalf of the holder or joint holders in such manner as the Company shall from time to time consider sufficient, the Company may also pay any such dividend, interest or other moneys by means of the relevant system concerned (subject always to the facilities and requirements of that relevant system).

(b)	Every such cheque, warrant or order may be remitted by post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the joint holder whose name stands first in the Register, or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque, warrant or order shall be made payable to or to the order of the person to whom it is sent, or to such other person as the holder or joint holders may in writing direct.

(c)	Every such payment made by direct debit or bank transfer shall be made to the holder or joint holders or to or through such other person as the holder or joint holders may in writing direct. In respect of shares in uncertificated form, every such payment made by such other method as is referred to in paragraph (a) of this Article shall be made in such manner as may be consistent with the facilities and requirements of the relevant system concerned. Without prejudice to the generality of the foregoing, in respect of shares in uncertificated form, such payment may include the sending by the Company or by any person on its behalf of any instruction to the Operator of the relevant system to credit the cash memorandum account (being an account so designated by such Operator) of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may in writing direct.

(d)	The Company shall not be responsible for any loss of any such cheque, warrant or order and any payment made by direct debit, bank transfer or such other method shall be at the sole risk of the holder or joint holders. Without prejudice to the generality of the foregoing, if any such cheque, warrant or order has or shall be alleged to have been lost, stolen or destroyed, the Directors may, on request of the person entitled thereto, issue a replacement cheque, warrant or order subject to compliance with such conditions as to evidence and indemnity and the payment of such out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

(e)	Payment of such cheque, warrant or order: the collection of funds from or transfer of funds by a bank in accordance with such direct debit or bank transfer or, in respect of shares in uncertificated form, the making of payment in accordance with the facilities and requirements of the relevant system concerned, shall be a good discharge to the Company.

169.	If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder, any one of them may give effectual receipts for any dividend or other monies payable or property distributable on or in respect of the share.

170.	The Company may cease to send any cheque or warrant through the post for any dividend or other monies payable on or in respect of any share if, in respect of at least two consecutive dividends payable on those shares, the cheques or warrants have been returned undelivered or remain uncashed, or the cheque or warrant in respect of any one dividend has been returned undelivered or remains uncashed and reasonable enquiries have failed to establish any new address of the holder, but may recommence sending cheques or warrants in respect of dividends payable on those shares if the holder or person entitled thereto requests such recommencement in writing.

171.	Any dividend unclaimed after a period of twelve years from the date of declaration of such dividend shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, interest or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

172.	Any general meeting declaring a dividend may by Ordinary Resolution upon the recommendation of the Board, direct payment or satisfaction of such dividend wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company, and the Board shall give effect to such direction, and where any difficulty arises in regard to such distribution the Board may settle it as it thinks expedient, and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of any such specific assets and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to secure equality of distribution and may vest such specific assets in trustees as may seem expedient to the Board.

173.	The Board may, with the sanction of an Ordinary Resolution, offer Members the right to elect to receive shares credited as fully paid, in whole or in part, instead of cash in respect of such dividend or dividends as may be specified by the resolution. The following provisions shall apply:

(a)	The said resolution may specify a particular dividend in respect of which such right to elect is to be available, or may specify that all or any dividends declared or to be declared or paid in respect of a specified period, but such period may not end later than the fifth anniversary of the date of the meeting at which the Ordinary Resolution is passed, or for payment not later than the beginning of the annual general meeting next following the passing of such resolution shall be subject to such right.

(b)

The basis of allotment of shares shall be that the Relevant Value for each Member shall be as nearly as possible equal to (but not more than) the cash amount (exclusive of any imputed tax credit) that such Member would have received by way of the dividend foregone. For the purpose of this clause “Relevant Value” shall be calculated by reference to the market value of the shares to be allotted to be deemed to be the mid-market average of Ordinary Shares of the Company or American Depository Shares representing such shares over the three business days proceeding the date of the notice convening the meeting at which approval is sought on NASDAQ or any other Stock Exchange where Ordinary Shares or American Depository Shares of the Company are for the time being traded as the Directors may select.

(c)	The Board, after determining the basis of allotment, shall notify the Members in writing of any right of election offered to them, and shall send forms of election with or following such notification and specify the procedure to be followed and the place at which, and the latest time or date by which, duly completed forms of election must be lodged in order to be effective.

(d)	The dividend (or that part of the dividend for which a right of election has been given) shall never become payable on shares for which the election has been duly effected (“Elected Shares”) and additional shares shall instead be allotted to the holders of the Elected Shares on the basis of allotment determined as aforesaid. For such purpose the Board shall appropriate, as they see fit, out of such of the sums standing to the credit of any reserve or fund (including the profit and loss account), whether or not the same is available for distribution, as the Board may determine, a sum equal to the aggregate nominal amount of the additional shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holders of the Elected Shares on such basis.

(e)	The additional shares so allotted shall rank pari passu in all respects with the fully paid shares then in issue save only as regards participation in the dividend in place of which they were allotted.

(f)	The Board may do all acts and things considered necessary or expedient to give effect to the allotment and issue of any shares in accordance with the provisions of this Article and may authorise any person to enter, on behalf of all the Members concerned, into an agreement with the Company providing for such allotment and incidental matters and any agreement so made under such authority shall be binding on all such Members.

(g)	The Board may on any occasion decide that rights of election shall not be made available to any category of shareholders or to any shareholders in any territory where, in the absence of a registration statement or other special formalities or for any other reason, the circulation of any offer of rights of election to such shareholders or in such territory would or might be unlawful or where, in the opinion of the Board, compliance with local laws and/or regulations would be unduly onerous and in such case the provisions of this Article shall be subject to such decision.

(h)	Every duly effected election shall be binding on every successor in title to the Elected Shares (or any of them) of the Member(s) who have effected the same.

RESERVES

174.	Before recommending any dividend, the Board may set aside out of the profits of the Company such sums as it determines as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also, without placing the same to reserve, carry forward any profits which it may think it prudent not to distribute.

CAPITALISATION

175.

The Company may, upon recommendation of the Board, at any time and from time to time pass an Ordinary Resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution and accordingly that such amount be set free for distribution among the Members or any class of Members who would be entitled thereto if it were distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up the amounts for the time being on any shares in the Company held by such Members respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid up among such Members, or partly in one way and partly in the other, and the Board shall give effect to such resolution provided that, for the purposes of this Article, a share premium account and a capital redemption reserve, and any reserve or fund representing unrealised profits, may be applied only in paying up in full unissued shares of the Company to be allotted to such Members credited as fully paid.

176.	The Board may settle, as it considers appropriate, any difficulty arising in regard to any distribution under Article 175 and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may resolve that the distribution shall be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

RECORD DATES

177.	Notwithstanding any other provision of these Articles the Company or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made.

ACCOUNTING RECORDS

178.	The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, in accordance with the Statutes.

179.	The accounting records shall be kept at the Office or, subject to the Statutes, at such other place or places as the Board decides and shall always be open to inspection by the officers of the Company. No Member (other than an officer of the Company) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorised by the Board.

180.	A copy of every balance sheet and profit and loss account, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors’ report shall be sent to each person entitled thereto in accordance with the requirements of the Statutes and copies shall, if required, also be sent in appropriate numbers to The Stock Exchange in accordance with its regulations and practice.

AUDITORS

181.	Auditors shall be appointed and their duties regulated in accordance with the Statutes.

NOTICES

182.	Any notice or other document (including a share certificate) may be served on or delivered to any Member by the Company either personally or by sending it through the post in a prepaid letter addressed to such Member at his registered address as appearing in the Register or by delivering it to or leaving it at such registered address as aforesaid or, in the Company’s sole discretion by giving it in electronic form to an address for that purpose for the time being notified to the Company by the Member. In the case of joint holders of a share, service or delivery of any notice or other document to the person who is first named on the Register shall for the purposes be deemed a sufficient service on or delivery to all the joint holders.

183.	Any Member who gives to the Company an address for the purposes of communications in electronic form may, at the absolute discretion of the Board, have notices served upon him at that address. The Directors may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means for the sending of notices, other documents and proxy appointments by the Company to Members, or persons entitled by transmission, and by Members, or persons entitled by transmission, to the Company.

184.	Where a notice or other document is sent by post, service shall be deemed to be effected at the expiration of 24 hours (or, where second class mail is employed, 48 hours) after the time when the letter containing the same is posted or, in the case of a notice or other document contained in electronic form, at the expiration of 24 hours after the time it was sent. In proving that a notice or document was posted it shall be sufficient to prove that such letter was properly addressed, stamped and posted. A document or information sent or supplied to a Member in electronic form shall be deemed to be received by the Member 24 hours after it was sent notwithstanding that the Company becomes aware that the Member has failed to receive the relevant document for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the Member.

184.1	A document or information sent by the Company to a Member by means of a website shall be deemed to have been received by the Member:

(a)	when the document or information was first made available on the website; or

(b)	if later, when the Member is deemed by Article 184 to have received notice of the fact that the document or information was available on the website. Such a document or information shall be deemed received by the Member on that day notwithstanding that the Company becomes aware that the Member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the Member.

185.	Any notice or other document delivered or sent by post to or left at the registered address of any Member or in electronic form to an address for the time being notified to the Company for that purpose by a Member in pursuance of these Articles shall, notwithstanding that such Member is then dead or bankrupt, or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with, or as claiming through or under him) in the share.

186.	A notice exhibited at the Office shall be deemed to have been duly given to any Member who has not given to the Company an address for service of such notices.

187.	Except as otherwise expressly provided in these Articles, any notice required to be given by the Company to a Member shall be sufficiently given if given by advertisement. Any notice required to be, or which may be given, by advertisement shall be advertised once in a leading daily national newspaper.

188.	If at any time the Company is unable effectively to convene a general meeting by notices sent through the post in the United Kingdom because the relevant postal services are suspended or curtailed, then a general meeting may be convened by notice advertised in at least two leading national daily newspapers with appropriate circulation. If it becomes possible to give notice by post at least 48 hours before the meeting then the Company shall send a duplicate notice by post.

189.	Any document to be served on a Member, other than a notice, may be served in the same manner as for a notice and, in a case where notice might be given by exhibition at the Office or by advertisement in a newspaper, such document shall be deemed to be duly served if it is available for him at the Office and a notice to that effect is exhibited at the Office or advertised in a newspaper as required by these Articles.

DESTRUCTION OF DOCUMENTS

190.	The Company may destroy:

(a)	any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

(b)	any dividend mandate or any variation or cancellation thereof, or any notification of change of name or address at any time after the expiry of two years from the date such mandate variation, cancellation or notification was recorded by the Company;

(c)	any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration; and

(d)	any other document on the basis of which any entry in the Register is made at any time after the expiry of six years from the date an entry in the Register was first made in respect of it;

and it shall be conclusively presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

(i)	the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(ii)	nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of Article 190(a) to (d) above are not fulfilled; and

(iii)	references in this Article to the destruction of any document include references to its disposal in any manner.

WINDING UP

191.	If the Company is wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statutes and subject to any provisions sanctioned by Ordinary Resolution of the Company under section 247 of the 2006 Act (without prejudice to section 187 of the Insolvency Act 1986), divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) subject to the rights of any class of shares which then exists (including the rights of any Preference Shares of any particular series) and may, for such purpose set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets upon such trustees for the benefit of the contributories as the liquidator, with the like sanction, thinks fit, but so that no Member shall be compelled to accept any shares or other assets upon which there is any liability. Without prejudice to section 187 of the Insolvency Act 1986, the liquidator may make any provision referred to in and sanctioned in accordance with section 247 of the 2006 Act.

INDEMNITY AND INSURANCE

192.	Subject to the provisions of, and so far as may be permitted by and consistent with, the Statutes but without prejudice to any indemnity to which he may otherwise be entitled, every Director, Secretary and officer of the Company and every director, secretary and officer of each Associated Company shall be indemnified out of the assets of the Company against:

(a)	any liability incurred by or attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company other than:

(i)	any liability to the Company or any Associated Company; and

(ii)	any liability incurred by him to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); and

(iii)	any liability incurred by him:

(A)	in defending criminal proceedings in which he is convicted;

(B)	in defending any civil proceedings brought by the Company, or an Associated Company in which judgement is given against him;

(C)	in connection with the application made under sections 661(3) or (4) or section 1157 of the 2006 Act in which the court refuses to grant him relief,

where, in any case, the conviction, judgement or refusal of relief (as the case may be) has become final, and

(b)	any other liability incurred by or attaching to him in the actual or purported performance and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office.

192.1	Subject to the provisions of, and so far as may be permitted by and consistent with, the Statutes, the Company may:

(a)	provide a Director of the Company or a director of an Associated Company with funds to meet expenditure incurred or to be incurred by him:

(i)	in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or an Associated Company; or

(ii)	in connection with an application for relief under the provisions referred to in sections 661(3) or (4) or section 1157 of the 2006 Act; and

(b)	do anything to enable him to avoid incurring such expenditure,

provided always that any loan made or liability incurred under any transaction connected with anything done pursuant to this Article 192.1 shall be repaid or (as the case may be) discharged in the event of such director being convicted or judgement being given against him in the proceedings or the court refusing to grant him relief on the application and by not later than the date:

(i)	when the conviction becomes final; or

(ii)	the date when the judgement becomes final; or

(iii)	the date when the refusal of relief becomes final.

192.2	Subject to the provisions of, and far as may be permitted by and consistent with, the Statutes, the Company may:

(a)	provide a Director of the Company or a director of an Associated Company with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company; and

(b)	do anything to enable him to avoid incurring such expenditure.

192.3	Subject to the provisions of, and so far as may be permitted by and consistent with, the Statutes but without prejudice to any indemnity to which he may otherwise be entitled, every director of any Trustee Company shall be indemnified out of the assets of the Company against any liability incurred in connection with the activities of the Trustee Company as a trustee of any occupational pension scheme of which it is a trustee other than any liability of the kind referred to in section 235(3) of the 2006 Act. For the purposes of this Article 192.3:

(a)	“Trustee Company” means a company (being the Company or an Associated Company) that is a trustee of an occupational pension scheme; and

(b)	“occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 that is established under a trust.

192.4	For the purposes of Article 192:

(a)	“Associated Company” means a company which is associated with the Company within the meaning of section 256 of the 2006 Act;

(b)	where a director is indemnified against any liability, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto;

(c)	a conviction, judgement, or refusal of relief becomes final if:

(i)	not appealed against, at the end of the period for bringing an appeal; or

(ii)	if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(d)	an appeal is disposed of if:

(i)	it is determined and the period for brining any further appeal has ended; or

(ii)	if it is abandoned or otherwise ceases to have effect.

193.	Subject to the provisions of the Statutes, the Directors shall have power to purchase and maintain at the expense of the Company insurance for or for the benefit of any person who is or was at any time a director or other officer or employee of a Relevant Company (as defined in Article 194) or any person who is or was at any time a trustee of any pension fund or employee benefits trust in which any employee of any Relevant Company is or has been interested including (without prejudice to the generality of the foregoing) insurance against any liability incurred by or attaching to such person in respect of any act or omission in the actual or purported execution and/or discharge of his duties and/or in the exercise or purported exercise of his powers and/or otherwise in relation to his duties, powers or offices in relation to any Relevant Company or any such pension fund or employee benefits trust (and all costs, charges, losses, expenses and liabilities incurred by such person in relation thereto)

194.	For the purpose of Article 193 “Relevant Company” shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body.

PROXY FORM

AMARIN CORPORATION PLC

For use at the Annual General Meeting to be held at The Shelbourne Hotel, 27 St. Stephen’s Green,

Dublin 2, Ireland at 8 a.m. on Tuesday, 9 July 2013.

I/We

(Name in full block capitals please)

of

being (a) member(s) of Amarin Corporation plc (the “Company”) hereby appoint the Chairman of the meeting or (see note 6 below)

as my/our proxy to attend, speak and vote for me/us and on my/our behalf as identified by an “X” in the appropriate box below at the annual general meeting of the Company to be held at 8 a.m. on Tuesday, 9 July 2013 and at any adjournment of the meeting. This form of proxy relates to the resolutions referred to below.

I/We instruct my/our proxy to vote as follows:

	Resolutions	For	Against	Abstain (see note 2)	Discretionary (see note 3)

1.	Ordinary resolution to re-elect Mr. Joseph Zakrzewski as a director.

2.	Ordinary resolution to re-elect Ms. Kristine Peterson as a director.

3.	Ordinary resolution to elect Mr. David Stack as a director.

4.	Ordinary resolution (advisory, non-binding vote) to approve the compensation of the Company’s “named executive officers.”

5.	Ordinary resolution (advisory, non-binding vote) on the directors’ remuneration report for the fiscal year ended December 31, 2012

6.	Ordinary resolution to re-appoint Deloitte & Touche LLP as auditors of the Company and to authorise the audit committee of the board of directors of the Company to fix their remuneration.

7.	Special Resolution to amend the Company’s Articles of Association to remove a borrowing limitation on the Company by deleting Articles 143(b) to (e) (inclusive).

Dated this 2013

Signature(s)

Notes:

1.	Please indicate with an “X” in the appropriate box how you wish the proxy to vote. In the absence of any indication, the proxy will exercise his/her discretion as to whether and how he/she votes. The proxy may also vote or abstain from voting as he/she thinks fit on any other business which may properly come before the meeting.

2.	If you mark the box “abstain”, it will mean that your proxy will abstain from voting and, accordingly, your vote will not be counted either for or against the relevant resolution.

3.	If you mark the box “discretionary”, the proxy can vote as it chooses or can decide not to vote at all.

4.	The form of proxy should be signed and dated by the member or his attorney duly authorised in writing. If the appointer is a corporation this proxy should be under seal or under the hand of an officer or attorney duly authorised. Any alteration made to the form of proxy should be initialled.

5.	To be valid, this form of proxy, together with a duly signed and dated power of attorney or any other authority (if any) under which it is executed (or a notarially certified copy of such power of attorney or other authority) must be signed and dated and lodged at the Company’s registrars at the address below, so as to be received by 8:00 a.m. on Sunday, 7 July 2013.

6.	A proxy need not be a member of the Company. A member may appoint a proxy of his/her own choice. If you wish to appoint someone else, please delete the words “the Chairman of the meeting” and insert the name of the person whom you wish to appoint in the space provided. The Chairman of the meeting will act as your proxy, whether or not such deletion is made, if no other name is inserted. A member may appoint more than one proxy in relation to the meeting provided that each proxy is appointed to exercise rights attached to different shares.

7.	In the case of joint holders, signature of any one holder will be sufficient, but the names of all the joint holders should be stated. The vote of the senior holder (according to the order in which the names stand in the register of members in respect of the holding) who tenders a vote in person or by proxy will be accepted to the exclusion of the vote(s) of the other joint holder(s).

8.	Completion and return of a form of proxy will not preclude a member from attending the meeting and voting in person. If you have appointed a proxy and attend the meeting in person, your proxy appointment will automatically be terminated.

Address for lodgment of Proxies:

Equiniti

Aspect House

Spencer Road

Lancing

West Sussex

United Kingdom

BN99 6DA